Exhibit 10.84

                                                                  Execution Copy





                                CREDIT AGREEMENT


                           DATED AS OF MARCH 31, 2004



                                      AMONG



                             HEADWATERS INCORPORATED



                  THE LENDERS FROM TIME TO TIME PARTIES HERETO


                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                             AS ADMINISTRATIVE AGENT




   ___________________________________________________________________________

                         BANC ONE CAPITAL MARKETS, INC.,
                      as Lead Arranger and Sole Book Runner
  _____________________________________________________________________________


                         SIDLEY AUSTIN BROWN & WOOD LLP
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603

                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS..........................................................1

         1.1.     Certain Defined Terms........................................1
         1.2.     Plural Forms................................................22

ARTICLE II THE CREDITS........................................................22

         2.1.     Revolving Loan Commitments and Term Loan Commitments........22
         2.2.     Required Payments; Termination..............................22
         2.3.     Ratable Loans; Types of Advances............................24
         2.4.     Swing Line Loans............................................24
         2.5.     Commitment Fee; Aggregate Revolving Loan Commitment.........26
         2.6.     Minimum Amount of Each Advance..............................26
         2.7.     Optional Principal Payments.................................27
         2.8.     Method of Selecting Types and Interest Periods
                  for New Advances............................................27
         2.9.     Conversion and Continuation of Outstanding Advances;
                  No Conversion or Continuation of Eurodollar Advances
                  After Default...............................................27
         2.10.    Changes in Interest Rate, etc...............................28
         2.11.    Rates Applicable After Default..............................28
         2.12.    Method of Payment...........................................29
         2.13.    Noteless Agreement; Evidence of Indebtedness................29
         2.14.    Telephonic Notices..........................................30
         2.15.    Interest Payment Dates; Interest and Fee Basis..............30
         2.16.    Notification of Advances, Interest Rates, Prepayments
                  and Revolving Loan Commitment Reductions; Availability
                  of Loans....................................................31
         2.17.    Lending Installations.......................................31
         2.18.    Non-Receipt of Funds by the Administrative Agent............31
         2.19.    Replacement of Lender.......................................32
         2.20.    Facility LCs................................................32

ARTICLE III YIELD PROTECTION; TAXES...........................................37

         3.1.     Yield Protection............................................37
         3.2.     Changes in Capital Adequacy Regulations.....................38
         3.3.     Availability of Types of Advances...........................39
         3.4.     Funding Indemnification.....................................39
         3.5.     Taxes.......................................................39
         3.6.     Lender Statements; Survival of Indemnity....................41
         3.7.     Alternative Lending Installation............................42

ARTICLE IV CONDITIONS PRECEDENT...............................................42

         4.1.     Initial Credit Extension....................................42
         4.2.     Each Credit Extension.......................................44

ARTICLE V REPRESENTATIONS AND WARRANTIES......................................44

         5.1.     Existence and Standing......................................44
         5.2.     Authorization and Validity..................................44
         5.3.     No Conflict; Government Consent.............................45
         5.4.     Financial Statements........................................45
         5.5.     Material Adverse Change.....................................45
         5.6.     Taxes.......................................................45
         5.7.     Litigation and Contingent Obligations.......................46
         5.8.     Subsidiaries................................................46
         5.9.     ERISA.......................................................46

         5.10.    Accuracy of Information.....................................46
         5.11.    Regulation U................................................46
         5.12.    Material Agreements.........................................46
         5.13.    Compliance With Laws........................................47
         5.14.    Ownership of Properties.....................................47
         5.15.    Plan Assets; Prohibited Transactions........................47
         5.16.    Environmental Matters.......................................47
         5.17.    Investment Company Act......................................47
         5.18.    Public Utility Holding Company Act..........................47
         5.19.    Insurance...................................................47
         5.20.    No Default or Unmatured Default.............................48
         5.21.    SDN List Designation........................................48

ARTICLE VI COVENANTS..........................................................48

         6.1.     Financial Reporting.........................................48
         6.2.     Use of Proceeds.............................................50
         6.3.     Notice of Default...........................................50
         6.4.     Conduct of Business.........................................50
         6.5.     Taxes.......................................................50
         6.6.     Insurance...................................................50
         6.7.     Compliance with Laws........................................51
         6.8.     Maintenance of Properties...................................51
         6.9.     Inspection; Keeping of Books and Records....................51
         6.10.    Restricted Payments.........................................51
         6.11.    Merger or Dissolution.......................................52
         6.12.    Sale of Assets..............................................52
         6.13.    Investments and Acquisitions................................53
         6.14.    Indebtedness................................................54
         6.15.    Liens.......................................................56
         6.16.    Affiliates..................................................57
         6.17.    Financial Contracts.........................................57
         6.18.    Subsidiary Covenants........................................57
         6.19.    Contingent Obligations......................................58
         6.20.    Subordinated Indebtedness and Amendments to
                  Subordinated Note Documents.................................58
         6.21.    Leverage Ratios.............................................59
         6.22.    Fixed Charge Coverage Ratio.................................59
         6.23.    Minimum Consolidated Net Worth..............................59
         6.24.    Capital Expenditures........................................59
         6.25.    Rentals.....................................................59
         6.26.    Guarantors..................................................60
         6.27.    Collateral..................................................60
         6.28.    Sale and Leaseback Transactions.............................61
         6.29.    Sale of Receivables.........................................61
         6.30.    Insurance and Condemnation Proceeds.........................61

ARTICLE VII DEFAULTS..........................................................61


ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES...................64

         8.1.     Acceleration................................................64
         8.2.     Amendments..................................................65
         8.3.     Preservation of Rights......................................66

ARTICLE IX GENERAL PROVISIONS.................................................67

         9.1.     Survival of Representations.................................67
         9.2.     Governmental Regulation.....................................67
         9.3.     Headings....................................................67
         9.4.     Entire Agreement............................................67
         9.5.     Several Obligations; Benefits of this Agreement.............67

         9.6.     Expenses; Indemnification...................................67
         9.7.     Numbers of Documents........................................68
         9.8.     Accounting..................................................68
         9.9.     Severability of Provisions..................................69
         9.10.    Nonliability of Lenders.....................................69
         9.11.    Confidentiality.............................................69
         9.12.    Lenders Not Utilizing Plan Assets...........................70
         9.13.    Nonreliance.................................................70
         9.14.    Disclosure..................................................70
         9.15.    Performance of Obligations..................................70
         9.16.    USA Patriot Act Notification................................71

ARTICLE X THE ADMINISTRATIVE AGENT............................................71

         10.1.    Appointment; Nature of Relationship.........................71
         10.2.    Powers......................................................72
         10.3.    General Immunity............................................72
         10.4.    No Responsibility for Loans, Recitals, etc..................72
         10.5.    Action on Instructions of Lenders...........................72
         10.6.    Employment of Agents and Counsel............................73
         10.7.    Reliance on Documents; Counsel..............................73
         10.8.    Administrative Agent's Reimbursement and Indemnification....73
         10.9.    Notice of Default...........................................74
         10.10.   Rights as a Lender..........................................74
         10.11.   Lender Credit Decision......................................74
         10.12.   Successor Administrative Agent..............................74
         10.13.   Administrative Agent and Arranger Fees......................75
         10.14.   Delegation to Affiliates....................................75
         10.15.   Co-Agents, Documentation Agent, Syndication Agent, etc......75
         10.16.   Collateral Documents........................................75

ARTICLE XI SETOFF; RATABLE PAYMENTS...........................................76

         11.1.    Setoff......................................................76
         11.2.    Ratable Payments............................................77

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.................77

         12.1.    Successors and Assigns......................................77
         12.2.    Participations..............................................78
         12.3.    Assignments.................................................79
         12.4.    Dissemination of Information................................80
         12.5.    Tax Treatment...............................................81

ARTICLE XIII NOTICES..........................................................81

         13.1.    Notices; Effectiveness; Electronic Communication............81
         13.2.    Change of Address, Etc......................................82

ARTICLE XIV COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION....82

         14.1.    Counterparts; Effectiveness.................................82
         14.2.    Electronic Execution of Assignments.........................82

ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.......83

                                    SCHEDULES

Commitment Schedule

Pricing Schedule

Schedule 1.1(A)-..Excess Cash Flow Adjustments

Schedule 1.1(B)-..Initial Acquisitions

Schedule 1.1(C)-..Subordination Terms re. Permitted Subordinated Indebtedness

Schedule 1.1(D)-..Specified Acquisitions

Schedule 2.20-....Existing Letters of Credit

Schedule 5.7......-Litigation

Schedule 5.8......-Subsidiaries

Schedule 6.10.....-Permitted Restricted Payments

Schedule 6.13(A)-.Existing Investments

Schedule 6.13(B)-.Non-Subsidiary Investments

Schedule 6.14(A)-.Existing Indebtedness

Schedule 6.14(B)-.Subordination Terms re. Intercompany Indebtedness

Schedule 6.15.....-Existing Liens

Schedule 6.27.....-Mortgaged Properties


                                    EXHIBITS

Exhibit A.........-Form of Borrower's Counsel's Opinion

Exhibit B.........-Form of Compliance Certificate

Exhibit C.........-Form of Assignment and Assumption Agreement

Exhibit D.........-Form of Loan/Credit Related Money Transfer Instruction

Exhibit E-1.......-Form of Promissory Note for Revolving Loan (if requested)

Exhibit E-2.......-Form of Promissory Note for Term Loan (if requested)

Exhibit F.........-Form of Officer's Certificate

Exhibit G.........-List of Closing Documents

                                CREDIT AGREEMENT

         This Credit Agreement, dated as of March 31, 2004, is entered into by and among Headwaters Incorporated, a Delaware corporation, the Lenders, the LC Issuer and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Administrative Agent. The parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1. Certain Defined Terms. As used in this Agreement:

         "Accounting Changes" is defined in Section 9.8 hereof.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or
(ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company of any Person.

         "Administrative Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, as Administrative Agent, and any successor Administrative Agent appointed pursuant to Article X.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of several Revolving Loans or Term Loans, as the case may be (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period. The term "Advance" shall include Swing Line Loans unless otherwise expressly provided.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

         "Aggregate Outstanding Revolving Credit Exposure" means, at any time, the aggregate of the Outstanding Revolving Credit Exposure of all the Lenders.

         "Aggregate Revolving Loan Commitment" means the aggregate of the Revolving Loan Commitments of all the Lenders, as may be increased or reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is Fifty Million and 00/100 Dollars ($50,000,000).

         "Aggregate Term Loan Commitment" means the aggregate of the Term Loan Commitments of all the Lenders, as may be reduced from time to time pursuant hereto. The initial Aggregate Term Loan Commitment is Fifty Million and 00/100 Dollars ($50,000,000).

         "Agreement" means this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.4.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Fee Rate" means, with respect to the Commitment Fee at any time, the percentage rate per annum which is applicable at such time with respect to such fee as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Applicable Pledge Percentage" means 100%, but 65% in the case of a pledge of Capital Stock of a Foreign Subsidiary to the extent a 100% pledge would cause a Deemed Dividend Problem or a Financial Assistance Problem.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Asset Sale" means, with respect to the Borrower or any Subsidiary, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction, and including the sale or other transfer of any of the capital stock or other equity interests of such Person or any Subsidiary of such Person) to any Person other than the Borrower or any of its wholly-owned Subsidiaries other than (i) the sale of Property in the ordinary course of business, including, without limitation, the sale or other disposition of any obsolete, excess, damaged or worn-out Property,
(ii) leases of assets in the ordinary course of business reasonably determined by the Borrower or its Subsidiaries to be in the best interests of the Borrower or its Subsidiaries, as applicable, (iii) sales or dispositions of Property with an aggregate fair market value not to exceed, during any fiscal year of the Borrower, one percent (1%) of Consolidated Total Assets, (iv) to the extent consummated as Tax-Free Exchange Transactions, sales or dispositions of real Property with an aggregate fair market value not to exceed, in any fiscal year of the Borrower, $10,000,000, and (v) any transactions involving one or more of the Borrower or its Subsidiaries, so long as the transferee of the Property has granted the Administrative Agent a first-priority, fully-perfected Lien for the benefit of the Holders of Secured Obligations on all of the transferee's Property as security for the Secured Obligations.

         "Assignment Agreement" is defined in Section 12.3.1.

         "Authorized Officer" means any of the Chief Executive Officer, Chief Financial Officer, Treasurer or General Counsel of the Borrower, or such other officer of the Borrower as may be designated by the Borrower in writing to the Administrative Agent from time to time, acting singly.

         "Available Aggregate Revolving Loan Commitment" means, at any time, the Aggregate Revolving Loan Commitment then in effect minus the Aggregate Outstanding Revolving Credit Exposure at such time.

         "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

         "Borrower" means Headwaters Incorporated, a Delaware corporation, and its permitted successors and assigns (including, without limitation, a debtor in possession on its behalf).

         "Borrower Incentive Plans" means the Borrower's 1995 Stock Option Plan, the 2000 Employee Stock Purchase Plan, the 2002 Stock Incentive Plan, the 2003 Stock Incentive Plan and any similar or successor incentive plans as shall from time to time be in effect with respect to the Borrower or any Subsidiary.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Salt Lake City, Utah for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Salt Lake City, Utah for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles, but excluding, solely for the fiscal year in which each Acquisition is consummated, any such expenditures of any Person or business acquired pursuant to such Acquisition. For the purpose of this definition, the purchase price of Property which is acquired simultaneously with the trade-in of existing Property owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such Property being traded in at such time or the amount of such proceeds, as the case may be.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "Change of Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of voting stock of the Borrower; (ii) other than pursuant to a transaction permitted hereunder, the Borrower shall cease to own, directly or indirectly and free and clear of all Liens or other encumbrances, a majority of the outstanding shares of voting stock of the Guarantors on a fully diluted basis; or (iii) the majority of the Board of Directors of the Borrower fails to consist of Continuing Directors.

         "Closing Date" means March 31, 2004.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

         "Collateral" means all Property and interests in Property now owned or hereafter acquired by the Borrower or any of its Subsidiaries in or upon which a security interest, lien or mortgage is granted to the Administrative Agent, for the benefit of the Holders of Secured Obligations, whether under the Pledge and Security Agreement, under any of the other Collateral Documents or under any of the other Loan Documents.

         "Collateral Documents" means all agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Secured Obligations, including, without limitation, the Pledge and Security Agreement, the Intellectual Property Security Agreements, the Mortgages and all other security agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Borrower or any of its Subsidiaries and delivered to the Administrative Agent.

         "Collateral Shortfall Amount" is defined in Section 8.1.

         "Commitment Fee" is defined in Section 2.5.1.

         "Commitment Schedule" means the Schedule identifying each Lender's Revolving Loan Commitment and Term Loan Commitment as of the Closing Date attached hereto and identified as such.

         "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation,
(iv) amortization, (v) non-cash charges for impairments of goodwill and intangible assets and (vi) an amount equal to the tax credits under Section 29 of the Code during such period as a result of Permitted Alternative Fuel Investments up to an amount not to exceed $15,000,000 in Borrower's fiscal year 2004, or $20,000,000 in any fiscal year thereafter minus, to the extent included in Consolidated Net Income, interest income, all calculated for the Borrower and its Subsidiaries on a consolidated basis. Notwithstanding anything herein, in any financial statements of the Borrower or in Agreement Accounting Principles to the contrary, for purposes of calculating and determining Consolidated EBITDA, any Acquisition made by the Borrower or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the period for which such Consolidated EBITDA was calculated shall be deemed to have occurred on the first day of the relevant period for which such Consolidated EBITDA was calculated on a pro forma basis reasonably acceptable to the Administrative Agent, but without giving effect to any projected synergies resulting from such Acquisition.

         "Consolidated EBITDAR" means Consolidated EBITDA plus Rentals.

         "Consolidated Funded Indebtedness" means, at any time, with respect to any Person, the sum of, without duplication, (i) the aggregate Dollar amount of Consolidated Indebtedness owing by such Person or for which such Person is liable which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time, plus (ii) the aggregate stated or face amount of all Letters of Credit at such time for which such Person is the account party or is otherwise liable, plus (iii) the aggregate amount of Capitalized Lease Obligations owing by such Person or for which such Person is otherwise liable, plus (iv) Contingent Obligations of any of the Indebtedness described in the foregoing clauses (i), (ii) and (iii).

         "Consolidated Indebtedness" means at any time, with respect to any Person, the Indebtedness of such Person and its Subsidiaries calculated on a consolidated basis as of such time.

         "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period, in accordance with Agreement Accounting Principles, including without limitation, any Off-Balance Sheet Liability that would constitute interest if the transaction giving rise to such Off-Balance Sheet Liability were re-characterized as a loan transaction.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

         "Consolidated Net Worth" means at any time, with respect to any Person, the consolidated stockholders' equity of such Person and its Subsidiaries calculated on a consolidated basis in accordance with Agreement Accounting Principles.

         "Consolidated Previous Maturities" means, with reference to any period, all payments of principal and interest paid within twelve (12) calendar months on and before the last day of such period with respect to all Consolidated Indebtedness of the Borrower and its Subsidiaries.

         "Consolidated Rentals" means, with reference to any period, the Rentals of the Borrower and its Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

         "Consolidated Tangible Assets" means Consolidated Total Assets minus any assets treated as intangible assets under Agreement Accounting Principles.

         "Consolidated Total Assets" means the total assets of the Borrower and its Subsidiaries calculated on a consolidated basis in accordance with Agreement Accounting Principles.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses (other than for collection or deposit in the ordinary course of business), contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Continuing Director" means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (i) was a member of such board of directors on the Closing Date, or (ii) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; provided that any individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         "Credit Party" means, at any time, any of the Borrower and any Person which is a Guarantor at such time.

         "Deemed Dividend Problem" means, with respect to any Foreign Subsidiary, such Foreign Subsidiary's accumulated and undistributed earnings and profits being deemed to be repatriated to the Borrower or the applicable parent Domestic Subsidiary for U.S. federal income tax purposes and the effect of such repatriation causing adverse tax consequences to the Borrower or such parent Domestic Subsidiary, in each case as determined by the Borrower in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

         "Default" means an event described in Article VII.

         "Disqualified Stock" means any capital stock or other equity interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the later of the (i) the Revolving Loan Termination Date and (ii) the Term Loan Maturity Date.

         "Dollar", "dollar" and "$" means the lawful currency of the United States of America.

         "Domestic Subsidiary" means any Subsidiary of any Person organized under the laws of a jurisdiction located in the United States of America.

         "Equipment" means all of the Borrower's and each Subsidiary's present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations promulgated thereunder.

         "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in Dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One or one of its affiliate banks offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Loan" means a Revolving Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin then in effect, changing as and when the Applicable Margin changes.

         "Event of Loss" means, with respect to any Property, any of the following: (i) any loss, destruction or damage of such Property or (ii) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property by any Governmental Authority.

         "Excess Cash Flow" means, without duplication, for any fiscal year, an amount equal to:

                           (i) Consolidated EBITDA for such period (less any extraordinary, unusual or other non-recurring gains or other income, non-cash income, or income from the matters listed on Schedule 1.1(A), all calculated for the Borrower and its Subsidiaries on a consolidated basis);

         Minus             (ii)     taxes paid in cash during such period;

         Minus(Plus)       (iii)    the net increase (decrease), if any, in
                                    Working Capital during such period;

         Minus             (iv)     Consolidated Capital Expenditures during
                                    such period;

         Minus             (v)      payments of principal on the Term Loans, Net
                                    Revolver Payments and payments of principal on all other Indebtedness (excluding payments of principal on the Loans pursuant to Section 2.2(d)) of the Borrower and its Subsidiaries during such period.

         "Exempt Property" means (i) in the case of real Property, all such real Property other than the Mortgaged Properties, (ii) all vehicles and other Collateral subject to state certificate of title statutes, and (iii) all Deposit Accounts (as defined in the New York Uniform Commercial Code) not maintained with the Administrative Agent and with respect to which the Administrative Agent has not exercised the rights granted it pursuant to Section 4.7 of the Pledge and Security Agreement.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or any political combination or subdivision or taxing authority thereof or (ii) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Existing Credit Agreement" means that certain Credit Agreement dated as of September 19, 2002 between the Borrower, certain of its subsidiaries, the lenders party thereto and General Electric Capital Corporation as administrative agent, as the same has been amended or supplemented prior to the Closing Date.

         "Existing Letters of Credit" means those Letters of Credit identified in Schedule 2.20.

         "Facility LC" is defined in Section 2.20.1.

         "Facility LC Application" is defined in Section 2.20.3.

         "Facility LC Collateral Account" means a special collateral account maintained with, and pursuant to arrangements satisfactory to, the Administrative Agent; such account to be in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no control other than as set forth in Section 8.1.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Salt Lake City, Utah time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any Rate Management Transaction.

         "Financial Assistance Problem" means, with respect to any Foreign Subsidiary, the inability of such Foreign Subsidiary to become a Subsidiary Guarantor or to permit its Capital Stock from being pledged pursuant to a pledge agreement on account of legal or financial limitations imposed by the jurisdiction of organization of such Foreign Subsidiary or other relevant jurisdictions having authority over such Foreign Subsidiary, in each case as determined by the Borrower in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors

         "Financing" means, with respect to any Person, (i) the issuance or sale by such Person of any equity interests (including, without limitation, common stock, preferred stock, warrants and any other equity interests) in such Person for cash, other than the issuance of equity interests, or options, warrants or other rights to acquire such equity interests (or equity interests issuable upon the exercise of any such options, warrants, or rights) to then current officers, directors, employees and consultants pursuant to any of the Borrower Incentive Plans or (ii) the issuance or sale by such Person of any Subordinated Indebtedness, other than Permitted Subordinated Indebtedness or any equity securities issued upon the conversion thereof.

         "First Tier Foreign Subsidiary" means each Foreign Subsidiary with respect to which any one or more of the Borrower and its Domestic Subsidiaries directly owns or controls more than 50% of such Foreign Subsidiary's issued and outstanding equity interests.

         "Fixed Charge Coverage Ratio" is defined in Section 6.22.

         "Floating Rate" means, for any day, a rate per annum equal to the sum of (i) the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes plus (ii) the Applicable Margin then in effect, changing as and when the Applicable Margin changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Foreign Subsidiary" means any Subsidiary of any which is not a Domestic Subsidiary of such Person.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "Governmental Authority" means any nation or government, any foreign, federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantor" means each Subsidiary of the Borrower which is a party to the Guaranty Agreement, including each Subsidiary of the Borrower which becomes a party to the Guaranty Agreement pursuant to a joinder or other supplement thereto.

         "Guaranty Agreement" means the Guaranty Agreement, dated as of the Closing Date, made by the Guarantors in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Holders of Secured Obligations" means the holders of the Secured Obligations from time to time and shall refer to (i) each Lender in respect of its Loans, (ii) the LC Issuer in respect of Reimbursement Obligations, (iii) the Administrative Agent, the Lenders and the LC Issuer in respect of all other present and future obligations and liabilities of the Borrower or any of its Domestic Subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender (or affiliate thereof), in respect of all Rate Management Obligations of the Borrower to such Lender (or such affiliate) as exchange party or counterparty under any Rate Management Transaction, and (iv) their respective successors, transferees and assigns.

         "Indebtedness" of a Person means, at any time, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than current accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), if the deferred purchase price is due more than six (6) months after the date the obligation is incurred or is evidenced by a note or similar written instrument, (iii) obligations which are evidenced by notes, bonds, debentures, acceptances, or other instruments representing extensions of credit, (iv) Capitalized Lease Obligations, (v) Contingent Obligations of such Person, (vi) reimbursement obligations under Letters of Credit, bankers' acceptances, surety bonds and similar instruments (vii) Off-Balance Sheet Liabilities, (viii) obligations under Sale and Leaseback Transactions, (ix) Net Mark-to-Market Exposure under Rate Management Transactions and other Financial Contracts, (x) Operating Lease Obligations,
(xi) Rate Management Obligations and (xii) any other obligation for borrowed money which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

         "Initial Acquisitions" means the Specified Acquisitions and the proposed Acquisitions described in Schedule 1.1(B).

         "Intellectual Property Security Agreements" means the intellectual property security agreements as any Credit Party may from time to time make in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on but exclude the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers, employees made in the ordinary course of business), extension of credit (other than Receivables arising in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "LC Fee" is defined in Section 2.20.4.

         "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

         "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC Payment Date" is defined in Section 2.20.5.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term "Lenders" includes the Swing Line Lender and the LC Issuer.

         "Lending Installation" means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on the administrative information sheets provided to the Administrative Agent in connection herewith or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.17.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, security interest, encumbrance, lien, charge or deposit arrangement or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement.

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof), whether constituting a Term Loan, Revolving Loan or a Swing Line Loan.

         "Loan Documents" means this Agreement, the Facility LC Applications, the Collateral Documents, the Guaranty Agreement and all other documents, instruments, notes (including any Notes issued pursuant to Section 2.13 (if requested)) and agreements executed in connection herewith or therewith or contemplated hereby or thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

         "Margin Activities" means advances by one or more securities/broker-dealer firms for a period not exceeding twelve (12) months for general corporate purposes, secured by securities entitlements and the securities accounts held with such firms, so long (i) as the aggregate outstanding principal amount of such advances does not exceed $45,000,000 at any time and (ii) the securities held in such accounts are rated at least P-1 by Moody's and A-1 by S&P or Aaa by Moody's and AAA by S&P.

         "Material Adverse Change" means any material adverse change (i) in the business, condition (financial or otherwise), performance, operations or results of operations or properties of the Borrower and its Subsidiaries taken as a whole or (ii) in the ability of the Borrower and its Subsidiaries (taken as a whole) to repay the Obligations or to perform their obligations under the Loan Documents.

         "Material Indebtedness" means any Indebtedness in an outstanding principal amount of $5,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

         "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

         "Modify" and "Modification" are defined in Section 2.20.1.

         "Moody's" means Moody's Investors Services, Inc. and any successor thereto.

         "Mortgage" means each of those certain mortgages and deeds of trust dated as of the Closing Date and such other mortgages and deeds of trust as are entered into by the Credit Parties pursuant hereto or in connection herewith, in each case as amended, restated, supplemented or otherwise modified from time to time.

         "Mortgage Instruments" means such title reports, title insurance, opinions of counsel, surveys, appraisals and environmental reports as are requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time.

         "Mortgaged Properties" means the real Property identified and described on Schedule 6.27 and any other real Property acquired after the Closing Date with a net book value in excess of $500,000.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which the Borrower or any member of the Controlled Group is obligated to make contributions.

         "Net Cash Proceeds" means, (1) with respect to any Asset Sale or any Financing by any Person, (a) cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale) or such Financing, after (i) provision for all income or other taxes measured by or resulting from such sale of Property, (ii) payment of all commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable in connection therewith (including, without limitation, attorneys' fees, investment banking fees, underwriting fees, and accounting fees) which are on an arms-length basis, and (iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such Asset Sale which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness) or Financing and (2) with respect to an Event of Loss of a Person, cash (freely convertible in Dollars) received by or for such Person's account, net of (i) reasonable direct costs or expenses incurred in connection with such Event of Loss incurred in investigating or recovering such cash and reasonable reserves associated therewith in accordance with Agreement

Accounting Principles and (ii) amounts required to repay principal of, premium if any, and interest on any Indebtedness or statutory or other obligations secured by any Lien on the property (or portion thereof) so damaged or taken (other than the Secured Obligations) which is required to be and is repaid in connection with such Event of Loss.

         "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

         "Net Revolver Payments" means, for any fiscal year, the amount (if positive) equal to (i) the aggregate outstanding principal amount of Revolving Loans at the beginning of such year minus (ii) the aggregate outstanding principal amount of Revolving Loans at the end of such fiscal year.

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Note" is defined in Section 2.13.

         "Obligations" means all Loans, all Reimbursement Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, the Swing Line Lender, the LC Issuer, the Arranger, any affiliate of the Administrative Agent, any Lender, the Swing Line Lender, the LC Issuer or the Arranger, or any indemnitee under the provisions of
Section 9.6 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorney's and paralegals' fees and disbursements (in each case whether or not allowed), and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document.

         "Off-Balance Sheet Liability" of a Person means the principal component of (i) any repurchase obligation or liability of such Person with respect to Receivables or notes receivable sold by such Person, (ii) any liability under any so-called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person, or (iii) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person, but excluding from this clause (iii) all Operating Leases.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Other Taxes" is defined in Section 3.5(ii).

         "Outstanding Revolving Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its ratable obligation to purchase participations in the aggregate principal amount of Swing Line Loans outstanding at such time, plus (iii) an amount equal to its ratable obligation to purchase participations in the LC Obligations at such time.

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the last day of each March, June, September and December, the Revolving Loan Termination Date and the Term Loan Maturity Date.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Acquisition" is defined in Section 6.13.3.

         "Permitted Alternative Fuel Investment" means a purchase or contribution or other amount paid in respect of an equity interest in, or acquisition of, an alternative fuel business or a Person engaged in such a business which purchase, acquisition, contribution or other payment results in the Borrower or Subsidiary making such purchase, acquisition, contribution or payment being entitled to receive (i) in the first year following the initial purchase or acquisition of such equity interest or business, income tax credits against estimated quarterly income tax payments that in the aggregate are at least equal to the aggregate of all amounts paid in connection with such purchase, acquisition, contribution or payment during that year and (ii) thereafter, income tax credits against estimated quarterly income tax payments that are at least equal to the amount of the contribution or other payment made to such business or Person in the quarter in which such contribution or payment is made.
         .
         "Permitted Subordinated Indebtedness" means convertible notes issued by the Borrower not to exceed an aggregate principal amount of $150,000,000 (as such amount may be adjusted for the exercise of any over-allotment option by the relevant underwriter of such convertible notes) on the terms and conditions set forth in Schedule 1.1(C).

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Pledge and Security Agreement" means that certain Pledge and Security Agreement, dated as of the Closing Date, by and between the Credit Parties and the Administrative Agent for the benefit of the Holders of Secured Obligations, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

         "Pledge Subsidiary" means each Domestic Subsidiary and First Tier Foreign Subsidiary.

         "Pricing Schedule" means the Schedule identifying the Applicable Margin and Applicable Fee Rate attached hereto and identified as such.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of such Lender's Revolving Loan Commitment and Term Loans at such time by (ii) the sum of the Aggregate Revolving Loan Commitment and the aggregate amount of all of the Term Loans at such time; provided, however, if all of the Revolving Loan Commitments and Term Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (a) the sum of such Lender's Outstanding Revolving Credit Exposure and outstanding Term Loans at such time by (b) the sum of the Aggregate Outstanding Revolving Credit Exposure and the aggregate outstanding amount of all Term Loans at such time.

         "Purchase Price" means the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, all Indebtedness, liabilities and contingent obligations incurred or assumed in connection with such Acquisition and all transaction costs and expenses incurred in connection with such Acquisition.

         "Purchasers" is defined in Section 12.3.1.

         "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower or a Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Receivable(s)" means and includes all of the Borrower's and each Subsidiary's presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower or such Subsidiary to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guarantees with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

         "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan subject to Title IV of ERISA, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reports" is defined in Section 9.6.

         "Required Lenders" means Lenders in the aggregate having more than 50% of the sum of the Aggregate Revolving Loan Commitment and the Aggregate Term Loan Commitment (or, if all of the Revolving Loan Commitments and Term Loan Commitments are terminated pursuant to the terms of this Agreement, the Aggregate Outstanding Revolving Credit Exposure and aggregate outstanding principal amount of Term Loans at such time).

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on "Eurocurrency liabilities" (as defined in Regulation D).

         "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any equity interests of the Borrower now or hereafter outstanding, except a dividend payable solely in the Borrower's capital stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such capital stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any equity interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other equity interests of the Borrower (other than Disqualified Stock), (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness prior to the stated maturity thereof, other than the Obligations and (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Secured Obligations) or any equity interests of the Borrower or any of the Borrower's Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission.

         "Revolving Loan" means, with respect to a Lender, such Lender's loan made pursuant to its commitment to lend set forth in Section 2.1.1 (and any conversion or continuation thereof).

         "Revolving Loan Commitment" means, for each Lender, including without limitation, each LC Issuer, such Lender's obligation to make Revolving Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth for such Lender on the Commitment Schedule or in any Assignment Agreement delivered pursuant to Section 12.3, as such amount may be modified from time to time pursuant to the terms hereof.

         "Revolving Loan Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) such Lender's Revolving Loan Commitment at such time by (ii) the Aggregate Revolving Loan Commitment at such time; provided, however, if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Revolving Loan Pro Rata Share" means the percentage obtained by dividing (a) such Lender's Outstanding Revolving Credit Exposure at such time by (b) the Aggregate Outstanding Revolving Credit Exposure at such time.

         "Revolving Loan Termination Date" means the earlier of (a) November 30, 2007, and (b) the date of termination in whole of the Aggregate Revolving Loan Commitment pursuant to Section 2.2 hereof or the Revolving Loan Commitments pursuant to Section 8.1 hereof.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing in connection with Rate Management Transactions to any Lender or any affiliate of any Lender.

         "Senior Leverage Ratio" is defined in Section 6.21.2.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Specified Acquisitions" means the Acquisitions described in Schedule 1.1(D).

         "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written reasonable satisfaction, in the case of all such Indebtedness other than the Permitted Subordinated Indebtedness, of the Required Lenders.

         "Subordinated Indebtedness Documents" means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of Consolidated Tangible Assets or Property which is responsible for more than 10% of the consolidated net revenues of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

         "Swing Line Borrowing Notice" is defined in Section 2.4.2.

         "Swing Line Commitment" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $5,000,000 at any one time outstanding.

         "Swing Line Lender" means Bank One.

         "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.4.

         "Target ES" is defined in Schedule 1.1(D).

         "Target VTC" is defined in Schedule 1.1(D).

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Tax-Free Exchange Transactions" means any transaction involving the purchase or sale of Property which does not trigger capital gains or similar taxes for the Borrower or any Subsidiary thereof.

         "Term Loan" and "Term Loans" are defined in Section 2.1.2.

         "Term Loan Commitment" means, as to each Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.1.2 in an aggregate principal amount set forth for such Lender on the Commitment Schedule.

         "Transferee" is defined in Section 12.4.

         "Term Loan Maturity Date" means the earlier of (i) November 30, 2007 and (ii) the Revolving Loan Termination Date.

         "Term Loan Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (a) such Lender's Term Loans at such time by (b) the aggregate amount of all of the Term Loans at such time.

         "Total Leverage Ratio" is defined in Section 6.21.1.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under each Single Employer Plan subject to Title IV of ERISA exceeds the fair market value of all such Plan's assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan for which a valuation report is available, using actuarial assumptions for funding purposes as set forth in such report.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Working Capital" means, as at any date of determination, the excess, if any, of (i) the Borrower's consolidated current assets, except cash and Cash Equivalent Investments, over (ii) the Borrower's consolidated current liabilities, other than current maturities of long-term Indebtedness, as of such date provided that, solely for the fiscal year in which each Acquisition is consummated, Working Capital shall exclude current assets and current liabilities of any Person or business acquired pursuant to such Acquisition.

1.2. Plural Forms. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

         2.1. Revolving Loan Commitments and Term Loan Commitments.

                  2.1.1 Revolving Loans. From and including the Closing Date and prior to the Revolving Loan Termination Date, upon the satisfaction of the conditions precedent set forth in Section 4.1 and 4.2, as applicable, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to (i) make Revolving Loans to the Borrower from time to time and (ii) participate in Facility LCs issued upon the request of the Borrower, in each case in an amount not to exceed in the aggregate at any one time outstanding of its Revolving Loan Pro Rata Share of the Available Aggregate Revolving Loan Commitment; provided that at no time shall the Aggregate Outstanding Revolving Credit Exposure hereunder exceed the Aggregate Revolving Loan Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Revolving Loan Termination Date. The commitment of each Lender to lend hereunder shall automatically expire on the Revolving Loan Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20.

                  2.1.2 Term Loans. Each Lender severally and not jointly agrees to make a term loan, in Dollars, to the Borrower on the Closing Date in an amount equal to such Lender's Term Loan Commitment (each such loan being referred to herein individually as a "Term Loan" and collectively as the "Term Loans"). The unpaid principal balance of the Term Loans shall be repaid in fifteen (15) consecutive quarterly principal installments, payable on the last Business Day of each fiscal quarter of the Borrower, commencing on June 30, 2004, and continuing thereafter until the Term Loan Maturity Date, and the Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. Each such installment shall be in an amount equal to $1,250,000; provided that, notwithstanding the foregoing, the final installment shall be in the amount of the then outstanding principal balance of the Term Loans. In addition, notwithstanding the immediately preceding sentence, the then outstanding principal balance of the Term Loans, if any, shall be due and payable on the Term Loan Maturity Date. No installment of any Term Loan shall be reborrowed once repaid. In addition to the scheduled payments on the Term Loans, the Borrower (a) may make the voluntary prepayments described in Section 2.7 for credit against the scheduled payments on the Term Loans pursuant to Section 2.7 and (b) shall make the mandatory prepayments prescribed in Section 2.2 for credit against the scheduled payments on the Term Loans pursuant to Section 2.2.

         2.2. Required Payments; Termination. (a) Any outstanding Revolving Loans shall be paid in full by the Borrower on the Revolving Loan Termination Date, any outstanding Term Loans shall be paid in full by the Borrower on the Term Loan Maturity Date, and all other unpaid Secured Obligations shall be paid in full by the Borrower on the later of the date when due or the Revolving Loan Termination Date and the Term Loan Maturity Date, as applicable. In addition, if at any time the Aggregate Outstanding Revolving Credit Exposure hereunder exceeds the Aggregate Revolving Loan Commitment, the Borrower shall immediately
(i) repay outstanding Revolving Loans and (ii) upon repayment in full of the Revolving Loans, cash collateralize the outstanding LC Obligations by depositing funds in the Facility LC Collateral Account, in an aggregate amount equal to such excess (it being understood and agreed that any such repayments or cash collateralizations shall not correspondingly reduce the Aggregate Revolving Loan Commitment). Notwithstanding the termination of the Revolving Loan Commitments under this Agreement on the Revolving Loan Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

                  (b) Asset Sales and Casualty Events. Upon (1) the consummation of any Asset Sale (other than sales permitted under Sections 6.12.1, 6.12.2, 6.12.3, or, solely with respect to real Property which is not a Mortgaged Property, 6.12.5) by the Borrower or any Subsidiary or (2) the Borrower or any Subsidiary suffering an Event of Loss, in each case within five (5) Business Days after the Borrower's or any of its Subsidiaries' receipt of any Net Cash Proceeds (or conversion to cash of non-cash proceeds (whether principal or interest and including securities, release of escrow arrangements)) received from any such Asset Sale or Event of Loss, the Borrower shall make a mandatory prepayment of the Loans, subject to the provisions governing the application of payments set forth in Section 2.2(e), in an amount equal to one hundred percent (100%) of such Net Cash Proceeds. Notwithstanding the foregoing, Net Cash Proceeds of Asset Sales or Events of Loss, with respect to which the Borrower shall have given the Administrative Agent written notice of its intention to repair or replace the Property subject to any such Asset Sale or Event of Loss or invest such Net Cash Proceeds in the purchase of assets (other than securities, unless those securities represent equity interests in an entity that becomes a Guarantor) to be used by one or more of the Borrower or the Guarantors in their businesses within one year following such Event of Loss, shall not be subject to the provisions of the first sentence of this Section 2.2(b) unless and to the extent that such applicable period shall have expired without such repair or replacement having been made.

                  (c) Financings. Upon the consummation of any Financing by the Borrower or any Subsidiary of the Borrower, within three (3) Business Days after the Borrower's or any of its Subsidiaries' receipt of any Net Cash Proceeds, the Borrower shall make a mandatory prepayment of the Loans, subject to the provisions governing the application of payments set forth in Section 2.2(e), in an amount equal to one hundred percent (100%) of such Net Cash Proceeds.

                  (d) Excess Cash Flow. On or before the date each year (beginning with December 31, 2004) upon which the relevant financial statements are required to be delivered under Section 6.1.1 for the then most recently ended fiscal year, commencing with the fiscal year ending September 30, 2004, the Borrower shall make a mandatory prepayment of the Loans, subject to the provisions governing the application of payments set forth in Section 2.2(e), in an amount equal to fifty percent (50%) of the Excess Cash Flow, if positive, for such prior fiscal year.

                  (e) Application of Designated Prepayments. Each mandatory prepayment required by clauses (b), (c) and (d) of this Section 2.2 shall be referred to herein as a "Designated Prepayment." Designated Prepayments shall be applied (i) first to repay the then remaining installments of the Term Loans in the inverse order of maturity and (ii) second, upon repayment in full of the Term Loans, to prepay the Revolving Loans then outstanding (with no corresponding reduction in the Aggregate Revolving Loan Commitment). Designated Prepayments of Loans shall first be applied to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans in order of maturity. Notwithstanding the foregoing, so long as no Default has occurred and is then continuing and at the Borrower's option, the Administrative Agent shall hold all Designated Prepayments to be applied to Eurodollar Rate Loans in escrow for the benefit of the Lenders and shall release such amounts upon the expiration of the Interest Periods applicable to any such Eurodollar Rate Loans being prepaid (it being understood and agreed that interest shall continue to accrue on the Obligations until such time as such prepayments are released from escrow and applied to reduce the Obligations); provided, however, that upon the occurrence and continuance of an Event of Default, such escrowed amounts may be applied to Eurodollar Rate Loans without regard to the expiration of any Interest Period and the Borrower shall make all payments under Section 3.4 resulting therefrom.

         2.3. Ratable Loans; Types of Advances. (a) Each Advance hereunder (other than a Swing Line Loan) shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Revolving Loan Pro Rata Share or Term Loan Pro Rata Share, as applicable.

                  (b) The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9, or Swing Line Loans selected by the Borrower in accordance with Section 2.4.

         2.4. Swing Line Loans.

                  2.4.1 Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Credit Extension hereunder, the satisfaction of the conditions precedent set forth in
         Section 4.1 as well, from and including the date of this Agreement and prior to the Revolving Loan Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Commitment, provided that the Aggregate Outstanding Revolving Credit Exposure shall not at any time exceed the Aggregate Revolving Loan Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender's Pro Rata Share of the Swing Line Loans then outstanding, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to
         Section 2.1 (including its participation in any Facility LCs), exceed the Swing Line Lender's Revolving Loan Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Revolving Loan Termination Date.

                  2.4.2 Borrowing Notice. The Borrower shall deliver to the Administrative Agent and the Swing Line Lender irrevocable notice (a "Swing Line Borrowing Notice") not later than 12:00 noon (Salt Lake City, Utah time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000. The Swing Line Loans shall bear interest at the Floating Rate or at such other rate as is agreed upon by the Borrower and the Swing Line Lender.

                  2.4.3 Making of Swing Line Loans. Promptly after receipt of a Swing Line Borrowing Notice, the Administrative Agent shall notify each Lender by fax or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Salt Lake City, Utah time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Salt Lake City, to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Administrative Agent's aforesaid address.

                  2.4.4 Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. In addition, the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall, on the fifth (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than 1:00 p.m. (Salt Lake City, Utah time) on the date of any notice received pursuant to this Section 2.4.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Salt Lake City to the Administrative Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.4.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations set forth in Article II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.4.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or

         Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this
         Section 2.4.4, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.4.4, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Revolving Loan Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

         2.5. Commitment Fee; Aggregate Revolving Loan Commitment.

                  2.5.1 Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Revolving Loan Pro Rata Shares, from and after the Closing Date until the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole, a commitment fee (the "Commitment Fee") accruing at the rate of the then Applicable Fee Rate on the Available Aggregate Revolving Loan Commitment in effect from time to time. All such Commitment Fees payable hereunder shall be payable quarterly in arrears on each Payment Date; provided, that if any Lender continues to have Outstanding Revolving Credit Exposure after the termination of its Revolving Loan Commitment, then the Commitment Fee shall continue to accrue and be due and payable pursuant to the terms hereof until such Outstanding Revolving Credit Exposure is reduced to zero.

                  2.5.2 Reductions in Aggregate Revolving Loan Commitment. The Borrower may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part, ratably among the Lenders in the minimum amount of $5,000,000 (and in multiples of $1,000,000 in excess thereof), upon at least three (3) Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the Aggregate Outstanding Revolving Credit Exposure. All accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder and on the final date upon which all Loans are repaid.

         2.6. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $2,000,000 (and in multiples of $500,000 if in excess thereof), and each Floating Rate Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $2,000,000 (and in multiples of $500,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Adjusted Available Aggregate Revolving Loan Commitment.

         2.7. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or any portion of the outstanding Floating Rate Advances (other than Swing Line Loans), in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, in each case upon two (2) Business Days' prior notice to the Administrative Agent. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Administrative Agent and the Swing Line Lender by 11:00 a.m. (Salt Lake City, Utah time) on the date of repayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three
(3) Business Days' prior notice to the Administrative Agent.

         2.8. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time; provided that there shall be no more than 5 Interest Periods in effect with respect to all of the Loans at any time, unless such limit has been waived by the Administrative Agent in its sole discretion. The Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Salt Lake City, Utah time) at least one Business Day before the Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan) and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

         (i) the Borrowing Date, which shall be a Business Day, of such Advance,

         (ii)     the aggregate amount of such Advance,

         (iii)    the Type of Advance selected, and

         (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 1:00 p.m. (Salt Lake City, Utah time) on each Borrowing Date, each Lender shall make available its Loan or Loans in Federal or other funds immediately available in Salt Lake City to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         2.9. Conversion and Continuation of Outstanding Advances; No Conversion or Continuation of Eurodollar Advances After Default. Floating Rate Advances (other than Swing Line Advances) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of an Advance of any Type (other than a Swing Line Advance) into any other Type or Types of Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. Notwithstanding anything to the contrary contained in this Section 2.9, during the continuance of a Default or an Unmatured Default, the Administrative Agent may (or shall at the direction of the Required Lenders), by notice to the Borrower, declare that no Advance may be made, converted or continued as a Eurodollar Advance. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Salt Lake City, Utah time) at least one (1) Business Day, in the case of a conversion into a Floating Rate Advance, or three (3) Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

         (i) the requested date, which shall be a Business Day, of such conversion or continuation,

         (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

         (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

         2.10. Changes in Interest Rate, etc. Each Floating Rate Advance (other than a Swing Line Advance) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is fully paid at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period in respect of any Revolving Loan may end after the Revolving Loan Termination Date. No Interest Period in respect of any Term Loan may end after the Term Loan Maturity Date.

         2.11. Rates Applicable After Default. During the continuance of a Default (including the Borrower's failure to pay any Loan at maturity) the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, and (iii) the LC Fee shall be increased by 2% per annum; provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions, Advances, fees and other Obligations hereunder without any election or action on the part of the Administrative Agent or any Lender.

         2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 12:00 noon (Salt Lake City, Utah time) on the date when due and shall (except with respect to repayments of Swing Line Loans, and except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of the Obligations as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.20.6.

         2.13. Noteless Agreement; Evidence of Indebtedness.

         (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period (in the case of a Eurodollar Advance) with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, (d) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 12.3, (e) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof, and (f) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

         (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

         (iv) Any Lender may request that its Term Loans, Revolving Loans or, in the case of the Swing Line Lender, the Swing Line Loans, be evidenced by promissory notes (the "Notes") in substantially the form of Exhibit E-1 or E-2, with appropriate changes for notes evidencing Swing Line Loans. In such event, the Borrower shall prepare, execute and deliver to such Lender such Note(s) payable to the order of such Lender. Thereafter, the Loans evidenced by such Note(s) and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note(s) for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

         2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the reasonable and documented records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Closing Date, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances, LC Fees and all other fees hereunder shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (Salt Lake City, Utah time) at the place of payment. If any payment of principal of or interest on an Advance, any fees or any other amounts payable to the Administrative Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

         2.16. Notification of Advances, Interest Rates, Prepayments and Revolving Loan Commitment Reductions; Availability of Loans. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify the Borrower and each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate. Not later than 1:00 p.m. Salt Lake City, Utah time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans in funds immediately available in Salt Lake City to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         2.17. Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as applicable, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as applicable, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with
Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

         2.18. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.19. Replacement of Lender. If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to terminate or replace the Revolving Loan Commitment, Term Loan Commitment and Loans of such Affected Lender, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such termination or replacement, and provided further that, concurrently with such termination or replacement, (i) if the Affected Lender is being replaced, another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Outstanding Revolving Credit Exposure and Term Loans of the Affected Lender pursuant to an Assignment Agreement substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of
Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in immediately available funds on the day of such replacement
(A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under
Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender, in each case to the extent not paid by the purchasing lender and (iii) if the Affected Lender is being terminated, the Borrower shall pay to such Affected Lender all Obligations due to such

Affected Lender (including the amounts described in the immediately preceding clauses (i) and (ii) plus, to the extent not paid by the replacement Lender, the outstanding principal balance of such Affected Lender's Credit Extensions).

         2.20. Facility LCs.

                  2.20.1 Existing Letters of Credit; Issuance. The Borrower, the Lenders, the Administrative Agent and the LC Issuer agree and confirm that, as of the Closing Date, and subject to the satisfaction of the condition precedent set forth in Section 4.1, the Existing Letters of Credit shall (x) be deemed to have been issued pursuant to this Agreement, (y) constitute Facility LCs, and (z) be governed by this
         Section 2.20, together with the other terms and conditions of this Agreement. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial Letters of Credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action, a "Modification"), from time to time from and including the date of this Agreement and prior to the Revolving Loan Termination Date upon the request of the Borrower; provided that, immediately after each such Facility LC is issued or Modified, the Aggregate Outstanding Revolving Credit Exposure shall not exceed the Aggregate Revolving Loan Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Revolving Loan Termination Date and (y) one year after its issuance; provided that any Facility LC with a one-year term may provide for the renewal thereof for additional one-year periods (which in no event shall extend beyond the date referred to in the preceding clause (x)).

                  2.20.2 Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.20, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Revolving Loan Pro Rata Share.

                  2.20.3 Notice. Subject to Section 2.20.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Salt Lake City, Utah time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Administrative Agent, and, upon issuance only, the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                  2.20.4 LC Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Revolving Loan Pro Rata Shares, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Payment Date. The Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC which is a standby letter of credit, a fronting fee in an amount equal to 0.125% times the face amount of such Facility LC, (y) in connection with each Facility LC which is a commercial letter of credit, a fee in accordance with the LC Issuer's customary commissions for such letters of credit and (z) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time. Each fee described in this Section 2.20.4 shall constitute an "LC Fee".

                  2.20.5 Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Revolving Loan Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.20.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Salt Lake City, Utah time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

                  2.20.6 Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 2.20, such unpaid Reimbursement Obligation shall at that time be automatically converted into an obligation and the Borrower shall be deemed to have elected to borrow a Revolving Loan from the Lenders, as of the date of the payment by the LC Issuer giving rise to the Reimbursement Obligation equal in amount to the amount of the unpaid Reimbursement Obligation. Such Revolving Loan shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to a Revolving Loan if the Borrower shall have failed to make such payment to the Administrative Agent for the account of the LC Issuer prior to such time. Such Revolving Loan shall constitute a Floating Rate Advance and the proceeds of such Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make a Revolving Loan, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance. The Borrower agrees to indemnify the LC Issuer against any loss or expense determined by the LC Issuer in good faith to have resulted from any conversion pursuant to this Section 2.20 by reason of the inability of the LC Issuer to convert the amount received from the Borrower or from the Lenders, as applicable, into an amount equal to the amount of such Reimbursement Obligation. The LC Issuer will pay to each Lender ratably in accordance with its Revolving Loan Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.20.5.

                  2.20.7 Obligations Absolute. The Borrower's obligations under this Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.20.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20.6.

                  2.20.8 Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

                  2.20.9 Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.20.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

                  2.20.10 Lenders' Indemnification. Each Lender shall, ratably in accordance with its Revolving Loan Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

                  2.20.11 Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain the Facility LC Collateral Account. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Secured Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.20.11 shall (i) require the Borrower or any Subsidiary to either establish the Facility LC Collateral Account or deposit any funds in the Facility LC Collateral Account or (ii) limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account, in each case other than as required by
         Section 2.2 or Section 8.1.

                  2.20.12 Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

                                  ARTICLE III
                             YIELD PROTECTION; TAXES

         3.1. Yield Protection. If, on or after the Closing Date, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in any such law, rule, regulation, policy, guideline or directive or in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (other than any change by way of imposition or increase of Reserve Requirements):

         (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Revolving Loan Commitments, Eurodollar Loans, Facility LCs or participations therein, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Revolving Loan Commitment or Eurodollar Loans or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Revolving Loan Commitment or Eurodollar Loans or Facility LCs (including participations therein), or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Revolving Loan Commitment or Eurodollar Loans or Facility LCs (including participations therein) held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer, as applicable.

and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer of making or maintaining its Eurodollar Loans or Revolving Loan Commitment or of issuing or participating in Facility LCs, as applicable, or to reduce the return received by such Lender or applicable Lending Installation or LC Issuer in connection with such Eurodollar Loans or Revolving Loan Commitment, or Facility LCs (including participations therein), then, within 15 days of demand, accompanied by the written statement required by Section 3.6, by such Lender or LC Issuer, the Borrower shall pay such Lender or LC Issuer such additional amount or amounts as will compensate such Lender or LC Issuer for such increased cost or reduction in amount received. If, upon receipt of the notice specified by the immediately preceding sentence, the Borrower so notifies the Administrative Agent, the Borrower may either (i) prepay in full all Eurodollar Loans of such Lender then outstanding, so long as the Borrower reimburses such Lender for its increased costs in accordance with this Section 3.1, or (ii) convert all Eurodollar Loans of all Lenders then outstanding into Floating Rate Loans in accordance with this Agreement, so long as the Borrower reimburses the Lenders for all of their increased costs in accordance with this Section 3.1.

         3.2. Changes in Capital Adequacy Regulations. If a Lender or LC Issuer determines the amount of capital required or expected to be maintained by such Lender or LC Issuer, any Lending Installation of such Lender or LC Issuer or any corporation controlling such Lender or LC Issuer is increased as a result of a Change, then, within 15 days of demand, accompanied by the written statement required by Section 3.6, by such Lender or LC Issuer, the Borrower shall pay such Lender or LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or LC Issuer determines is attributable to this Agreement, its Outstanding Revolving Credit Exposure, its Term Loans, its Term Loan Commitment to make Term Loans, its Revolving Loan Commitment to make Revolving Loans and issue or participate in Facility LCs, as applicable, hereunder (after taking into account such Lender's or LC Issuer's policies as to capital adequacy). "Change" means
(i) any change after the Closing Date in the Risk-Based Capital Guidelines or
(ii) any adoption of, or change in, or change in the interpretation or administration of any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or LC Issuer or any Lending Installation or any corporation controlling any Lender or LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the Closing Date, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the Closing Date.

         3.3. Availability of Types of Advances. If (x) any Lender reasonably determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (y) the Required Lenders determine in good faith that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, or (iii) no reasonable basis exists for determining the Eurodollar Base Rate, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances on the respective last days of the then current Interest Periods with respect to such Revolving Loans or within such earlier period as required by law, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made or continued, or a Floating Rate Advance is not converted into a Eurodollar Advance, on the date specified by the Borrower for any reason other than default by the Lenders, or a Eurodollar Advance is not prepaid on the date specified by the Borrower for any reason, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5. Taxes.

         (i) All payments by the Borrower to or for the account of any Lender or the LC Issuer or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, LC Issuer or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, LC Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof or, if a receipt cannot be obtained with reasonable efforts, such other evidence of payment as is reasonably acceptable to the Administrative Agent, in each case within 30 days after such payment is made.

         (ii) In addition, the Borrower shall pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

         (iii) The Borrower shall indemnify the Administrative Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent, the LC Issuer or such Lender as a result of its Revolving Loan Commitment, any Credit Extensions made by it hereunder, any Facility LC issued or participated in by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent, the LC Issuer or such Lender makes demand therefor pursuant to
                  Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date on which it becomes a party to this Agreement (but in any event before a payment is due to it hereunder),
                  (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, or (ii) in the case of a Non-U.S. Lender that is fiscally transparent, deliver to the Administrative Agent a United States Internal Revenue Form W-8IMY together with the applicable accompanying forms, W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6. Lender Statements; Survival of Indemnity. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Notwithstanding any other term or condition contained herein or elsewhere in the Loan Documents, a Lender claiming compensation under Section 3.1, 3.2, 3.4, or
3.5 shall only be entitled to compensation under this Article III (i) from and after the date of such notice until the events giving rise to such claim have ceased to exist, and (ii) during the ninety (90) day period preceding the date the Borrower receives notice from the Administrative Agent or such Lender setting forth the described claim for compensation. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

         3.7. Alternative Lending Installation. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, reasonably disadvantageous to such Lender. A Lender's designation of an alternative Lending Installation shall not affect the Borrower's rights under Section 2.19 to replace a Lender.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         4.1. Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder, which initial Credit Extension shall occur no later than the Closing Date, unless the following conditions precedent have been satisfied and, if applicable, the Borrower has furnished to the Administrative Agent with sufficient copies for the Lenders:

                  4.1.1 Copies of the articles or certificate of incorporation (or the equivalent thereof) of each initial Credit Party, in each case, together with all amendments thereto, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of organization, as well as any other information required by Section 326 of the USA Patriot Act, 31 U.S.C. Section 5318 or otherwise necessary for the Administrative Agent or any Lender to verify the identity of such Credit Party as required by Section 326 of the USA Patriot Act, 31 U.S.C. Section 5318.

                  4.1.2 Copies, certified by the Secretary or Assistant Secretary (or the equivalent thereof) of each initial Credit Party, in each case, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Credit Party is a party.

                  4.1.3 An incumbency certificate, executed by the Secretary or Assistant Secretary (or the equivalent thereof) of each initial Credit Party, in each case, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Credit Party authorized to sign the Loan Documents to which such Credit Party is party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Credit Party.

                  4.1.4 A certificate signed by the chief financial officer of the Borrower, stating that on the initial Credit Extension Date (a) no Default or Unmatured Default has occurred and is continuing, (b) all of the representations and warranties in Article V shall be true and correct in all material respects as of such date and (c) no Material Adverse Change has occurred since September 30, 2003.

                  4.1.5 A written opinion of the initial Credit Parties' counsel, in form and substance satisfactory to the Administrative Agent and addressed to the Lenders, in substantially the form of Exhibit A.

                  4.1.6 Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

                  4.1.7 Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

                  4.1.8 An initial compliance certificate, dated as of the Closing Date, in substantially the form of Exhibit B hereto, with such adjustments and amendments as are mutually acceptable to the Borrower and the Administrative Agent.

                  4.1.9 The Administrative Agent shall have received the audited consolidated financial statements of the Borrower and its Subsidiaries for the Borrower's fiscal year ended September 30, 2003.

                  4.1.10 The Administrative Agent and the Lenders shall have received pro forma opening consolidated and consolidating financial statements ("Pro Forma Opening Statements") giving effect to the Initial Acquisitions and three year financial statement projections ("Projections"), together with such information as the Administrative Agent and the Lenders may reasonably request to confirm the tax, legal, and business assumptions made in such Pro Forma Opening Statements and Projections, such Pro Forma Opening Statements and Projections demonstrating, in the reasonable judgment of the Administrative Agent and the Lenders, together with all other information then available to the Administrative Agent and the Lenders, that the Borrower and its Subsidiaries have the ability to repay their debts and satisfy the respective other obligations as and when due and to comply with Sections 6.21 through 6.25.

                  4.1.11 The Administrative Agent and the Lenders shall have received a certificate from the Chief Financial Officer of the Borrower certifying that the Borrower is solvent and will be solvent subsequent to incurring the Indebtedness hereunder (including the Credit Extensions), will be able to pay its debts and liabilities as they become due and will not be left with unreasonably small capital with which to engage in its businesses.

                  4.1.12 The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent of the payment of all principal, interest, fees and premiums, if any, on all Indebtedness under the Existing Credit Agreement, and the agreement to release all Liens and the termination of the applicable agreements relating thereto, all taking effect concurrently with the effectiveness of this Agreement; provided, however, that any Existing Letters of Credit incorporated into and governed by the terms of this Agreement shall not be required to be terminated in connection with the termination of the Existing Credit Agreement and the agreements, documents, and instruments related thereto.

                  4.1.13 Such other documents as the Administrative Agent or its counsel may have reasonably requested, including, without limitation, those documents set forth in Exhibit G hereto.

         4.2. Each Credit Extension. The Lenders shall not (except as otherwise set forth in Section 2.4.4 with respect to Revolving Loans extended for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Credit Extension Date:

                  4.2.1 There exists no Default or Unmatured Default.

                  4.2.2 The representations and warranties contained in Article V are true and correct in all material respects as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

         Each Borrowing Notice or Swing Line Borrowing Notice, as the case may be, or request for issuance of a Facility LC, with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2.1 and 4.2.2 have been satisfied. The Administrative Agent may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to each Lender and the Administrative Agent as of each of (i) the Closing Date, (ii) the date of the initial Credit Extension hereunder (if different from the Closing Date) and
(iii) each date as required by Section 4.2:

         5.1. Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so could reasonably be expected to result in a Material Adverse Change.

         5.2. Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower or its Subsidiaries, as applicable, of the Loan Documents to which such Person is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) assuming that all amounts owed by the Borrower under the Existing Credit Agreement are repaid in full on the Closing Date, the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of, any such indenture, instrument or agreement, except as in the aggregate could not be reasonably likely to result in a Material Adverse Change. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents, except as in the aggregate cannot reasonably be expected to result in a Material Adverse Change.

         5.4. Financial Statements. The September 30, 2003 audited consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Administrative Agent and the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present, in all material respects, the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         5.5. Material Adverse Change. Since September 30, 2003, there has been no Material Adverse Change.

         5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns, Utah state tax returns and, to the Borrower's best knowledge after due inquiry, all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except in respect of such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists (except as permitted by Section 6.15.1), except as could not be reasonably expected to result in a Material Adverse Change. No Liens have been filed and no claims are being asserted with respect to such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate under Agreement Accounting Principles.

         5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Change or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than liabilities incident to any litigation, arbitration or proceeding which could not reasonably be expected to be in an aggregate amount in excess of $1,000,000 or as disclosed in Schedule 5.7, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, pursuant to Section 4201 of ERISA, any withdrawal liability to Multiemployer Plans in excess of an amount that would result in a Material Adverse Change. Each Plan complies in all material respects with all applicable requirements of law and regulations. No Reportable Event has occurred with respect to any Plan. Neither the Borrower nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan within the meaning of Title IV of ERISA or initiated steps to do so, and no steps have been taken to reorganize or terminate, within the meaning of Title IV of ERISA, any Multiemployer Plan.

         5.10. Accuracy of Information. No Loan Document or written statement furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11. Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate of buying or carrying margin stock (as defined in Regulation U), and after applying the proceeds of each Credit Extension, margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or any other restriction hereunder.

         5.12. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to result in a Material Adverse Change. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any (i) agreement or instrument to which it is a party, which default could reasonably be expected to result in a Material Adverse Change or (ii) any agreement or instrument evidencing or governing Indebtedness.

         5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except as cannot reasonably be expected to result in a Material Adverse Change.

         5.14. Ownership of Properties. Except as set forth in the Borrower's financial statements, the Borrower and its Subsidiaries have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Administrative Agent, as owned by the Borrower and its Subsidiaries.

         5.15. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

         5.16. Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws are not reasonably expected to result in a Material Adverse Change. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to result in a Material Adverse Change.

         5.17. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18. Public Utility Holding Company Act. The Borrower is not a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935, as amended.

         5.19. Insurance. The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies insurance on all their Property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as is consistent with sound business practice.

         5.20. No Default or Unmatured Default. No Default or Unmatured Default has occurred and is continuing.

         5.21. SDN List Designation. Neither the Borrower nor any of its Subsidiaries or Affiliates is a country, individual or entity named on the Specifically Designated National and Blocked Persons (SDN) list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

                                   ARTICLE VI
                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

                  6.1.1 Within 90 days after the close of each of its fiscal years, financial statements prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis for itself and its Subsidiaries, including balance sheets as of the end of such period, statements of income and statements of cash flows, accompanied by (a) an audit report, unqualified as to scope, of a nationally recognized firm of independent public accountants or other independent public accountants reasonably acceptable to the Required Lenders (it being understood and agreed that consolidating financial statements need not be certified by such accountants); (b) any management letter prepared by said accountants and (c) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default under Sections 6.21, 6.22 or 6.23, or if, in the opinion of such accountants, any such Default or Unmatured Default shall exist, stating the nature and status thereof.

                  6.1.2 Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period, consolidated and consolidating statements of income, and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified as to fairness of presentation, compliance with Agreement Accounting Principles and consistency by its chief financial officer or treasurer.

                  6.1.3 Together with the financial statements required under Sections 6.1.1 and 6.1.2, a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer or treasurer showing the calculations necessary to determine compliance with this Agreement, an officer's certificate in substantially the form of Exhibit F stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof, and a certificate executed and delivered by the chief executive officer or chief financial officer stating that the Borrower and each of its principal officers are in compliance with all requirements of Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto.

                  6.1.4 Within 270 days after the close of each fiscal year of the Borrower, a copy of the actuarial report showing the Unfunded Liabilities of each Single Employer Plan as of the valuation date occurring in such fiscal year, certified by an actuary enrolled under ERISA, if applicable.

                  6.1.5 As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer or treasurer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

                  6.1.6 As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to result in a Material Adverse Change.

                  6.1.7 As soon as practicable, and in any event within 30 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Borrower for such fiscal year.

                  6.1.8 As soon as possible, and in any event within 15 days after the occurrence thereof, a reasonably detailed notification to the Administrative Agent and its counsel of any change in the jurisdiction of organization of the Borrower or any Guarantor.

                  6.1.9 By no later than such date as the Administrative Agent may from time to time specify, such valuations and appraisals (all costs and expenses with respect to which shall be for the account of the Borrower) as the Administrative Agent may require with respect to the value of the Mortgaged Properties; provided that, so long as no Default has occurred and is continuing, no such valuations and appraisals shall be required more than once with respect to any individual Mortgaged Property.

                  6.1.10 Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

         If any information which is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders at such earlier date.

         6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the (i) proceeds of the Term Loans solely for repaying the Indebtedness under the Existing Credit Agreement and (ii) the proceeds of the Revolving Loans for general corporate purposes, including, without limitation, for working capital, Permitted Acquisitions, and to repay the Indebtedness under the Existing Credit Agreement. The Borrower shall use the proceeds of Credit Extensions in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulation U and X, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

         6.3. Notice of Default. Within three (3) Business Days after an Authorized Officer becomes aware thereof, the Borrower will, and will cause each Subsidiary to, give notice in writing to the Lenders of the occurrence (i) of any Default or Unmatured Default and (ii) of any other development, financial or otherwise, which (solely with respect to this clause (ii)) could reasonably be expected to result in a Material Adverse Change.

         6.4. Conduct of Business. Except as a result of Acquisitions permitted under Section 6.13, the Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, as in effect on the Closing Date, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles; provided, however, that it shall not be a Default or Unmatured Default under this Section 6.5 if all such failures in the aggregate do not result in a Material Adverse Change.

         6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried. The Borrower shall deliver to the Administrative Agent endorsements in form and substance reasonably acceptable to the Administrative Agent (x) to all "All Risk" physical damage insurance policies on all of the Borrower's and its Subsidiaries' tangible real and personal property and assets and business interruption insurance policies naming the Administrative Agent as loss payee and (y) to all general liability and other liability policies naming the Administrative Agent as an additional insured. In the event the Borrower or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.

         6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, ERISA and Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002; provided, however, that it shall not be a Default or Unmatured Default under this Section
6.7 if all such failures in the aggregate do not result in a Material Adverse Change.

         6.8. Maintenance of Properties. Subject to Section 6.12, the Borrower will, and will cause each Subsidiary to, do all things reasonably necessary to maintain, preserve, protect and keep its Property used in the operation of its business in good repair, working order and condition, (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9. Inspection; Keeping of Books and Records. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, including, without limitation, the Collateral, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals (and, so long as no Default has occurred and is continuing, upon the provision of reasonable notice to the Borrower) as the Administrative Agent or any Lender may designate. The Borrower shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Borrower, upon the Administrative Agent's request, shall turn over copies of any such records to the Administrative Agent or its representatives. Notwithstanding the foregoing, so long as no Default has occurred and is continuing, the Borrower shall not be obligated to reimburse any costs in connection with its obligations under this
Section 6.9, other than fees and expenses not in excess of $20,000 payable to the Administrative Agent in connection with not more than one inspection per calendar year.

         6.10. Restricted Payments. The Borrower will not, nor will it permit any Subsidiary to, make any Restricted Payment (other than dividends payable in its own capital stock) except that, (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Guarantor and (ii) so long as no Default or Unmatured Default exists at the time thereof or would arise after giving effect thereto, the Borrower may make Restricted Payments pursuant to any of the Borrower Incentive Plans or those Restricted Payments set forth in Schedule 6.10.

         6.11. Merger or Dissolution. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person or dissolve, except that:

                  6.11.1 A Guarantor may merge into (x) the Borrower or (y) a Wholly-Owned Subsidiary that is a Guarantor or becomes a Guarantor promptly upon the completion of the applicable merger or consolidation.

                  6.11.2 A Subsidiary may merge into (x) the Borrower or (y) a Wholly-Owned Subsidiary that is a Guarantor or becomes a Guarantor promptly upon the completion of the applicable merger or consolidation.

                  6.11.3 The Borrower or any Subsidiary may consummate any merger or consolidation in connection with any Permitted Acquisition.

                  6.11.4 The Borrower may dissolve any Subsidiary that the Borrower reasonably determines that in good faith is no longer necessary for the operation of its business.

         6.12. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property (other than cash or Cash Equivalent Investments) to any other Person, except:

                  6.12.1 Sales of Property in the ordinary course of business and the granting of any option or other right to purchase, lease or otherwise , but excluding Property (other than fixtures and personal Property) subject to a Lien under a Mortgage.

                  6.12.2 A disposition or transfer of Property by a Subsidiary to the Borrower or a Guarantor, by the Borrower to a Subsidiary or a Guarantor, or by a Guarantor to another Guarantor or to the Borrower.

                  6.12.3 A disposition of obsolete Property, Property no longer used in the business of the Borrower or its Subsidiaries or other assets in the ordinary course of business of the Borrower or any Subsidiary, but excluding in each case Property (other than fixtures and personal Property) subject to a Lien under a Mortgage.

                  6.12.4 A sale or grant of licenses of intellectual property entered into in the ordinary course of business.

                  6.12.5 Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than dispositions otherwise permitted by this Section 6.12) as permitted by this Section during any fiscal year of the Borrower do not exceed one percent (1%) of Consolidated Total Assets in the aggregate.

                  6.12.6 Sales of Property in connection with Margin Activities.

         6.13. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

                  6.13.1 Cash Equivalent Investments and other Investments in existence on the date hereof and described in Schedule 6.13(A).

                  6.13.2 Investments in Subsidiaries which are Guarantors.

                  6.13.3 Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a "Permitted Acquisition"):

         (i) as of the date of the consummation of such Acquisition, no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.11 shall be true both before and after giving effect to such Acquisition;

         (ii) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired;

         (iii) the business to be acquired in such Acquisition (other than (a) a Specified Acquisition, (b) an Initial Acquisition and
                  (c) a Permitted Alternative Fuel Acquisition that demonstrates, based on the Acquisition Pro Forma defined below, Consolidated Net Income attributable to the business acquired in such Acquisition in excess of $0 after giving effect to such Acquisition) is similar or related to one or more of the lines of business in which the Borrower and its Subsidiaries are engaged on the Closing Date;

         (iv) as of the date of the consummation of such Acquisition, all material governmental and corporate approvals required in connection therewith shall have been obtained;

         (v) (a) such Acquisition is a Specified Acquisition or a Permitted Alternative Fuel Acquisition or (b) during any fiscal year of the Borrower, (1) the Purchase Price for each such Acquisition (other than a Specified Acquisition or a Permitted Fuel Acquisition) payable in cash shall not exceed $30,000,000 and, together with the Purchase Price payable in cash for all other Permitted Acquisitions (other than Specified Acquisitions), shall not exceed an amount equal to $50,000,000 and (2) the Purchase Price for each such Acquisition (other than a Specified Acquisition or a Permitted Alternative Fuel Acquisition) not payable in cash, together with the Purchase Price not payable in cash for all other Permitted Acquisitions, shall not exceed an amount equal to $20,000,000 (as determined by reference to the underlying documents for such transaction, as long as such documents shall be the product of an arm's length basis and entered into in good faith); and

         (vi) except in the case of a Specified Acquisition or an Initial Acquisition, prior to the consummation of such Permitted Acquisition, the Borrower shall have delivered to the Administrative Agent a pro forma consolidated and consolidating balance sheet, income statement and cash flow statement of the Borrower and its Subsidiaries (the "Acquisition Pro Forma"), based on the Borrower's most recent financial statements delivered pursuant to Section 6.1.1 and using historical financial statements for the acquired entity provided by the seller(s) or which shall be complete and shall fairly present, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles, but taking into account such Permitted Acquisition and the funding of all Credit Extensions in connection therewith, and such Acquisition Pro Forma shall reflect that, on a pro forma basis, the Borrower would have been in compliance with the financial covenants set forth in Sections 6.21, 6.22 and 6.23 for the four fiscal quarter period reflected in the compliance certificate most recently delivered to the Administrative Agent pursuant to Section
                  6.1.3 prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Credit Extensions funded in connection therewith as if made on the first day of such period).

                  6.13.4 Investments in entities in which the Borrower or any Subsidiary owns 50% or less of the issued and outstanding equity interests thereof, including the Investments described in Schedule 6.13(B), provided that Investments made after the date of this Agreement do not exceed $5,000,000 (the "Minority Investment Base Amount") in any fiscal year of the Borrower; provided further that if the aggregate amount of such Investments actually made in any one fiscal year of the Borrower are actually less than the Minority Investment Base Amount (the difference being the "Shortfall Amount"), then, so long as no Default or Unmatured Default has occurred and is continuing, the permitted amount of such Investments during the immediately succeeding fiscal year only shall be an amount equal to the Minority Investment Base Amount plus the Shortfall Amount.

                  6.13.5 Creation of or Investment in a Subsidiary that is a Guarantor.

         6.14. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

                  6.14.1 The Secured Obligations.

                  6.14.2 Indebtedness existing on the date hereof and described in Schedule 6.14 (and renewals, refinancings or extensions thereof on terms and conditions no less favorable to the applicable obligor than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension).

                  6.14.3 To the extent approved by the Administrative Agent, Indebtedness arising under Rate Management Transactions.

                  6.14.4 Secured or unsecured purchase money Indebtedness (excluding Capitalized Leases) incurred by the Borrower or any of its Subsidiaries after the Closing Date to finance the acquisition of assets used in its business, if (1) the total of all such Indebtedness for the Borrower and its Subsidiaries taken together incurred on or after the Closing Date shall not exceed an aggregate principal amount of $1,000,000 at any one time outstanding, (2) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed,
         (3) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (4) any Lien securing such Indebtedness is permitted under Section 6.15 (such Indebtedness being referred to herein as "Permitted Purchase Money Indebtedness").

                  6.14.5 Indebtedness arising from intercompany loans and advances (i) made by any Subsidiary to the Borrower or any Domestic Subsidiary or (ii) made by the Borrower to any Wholly-Owned Domestic Subsidiary; provided that (a) the Borrower agrees that all such Indebtedness shall be expressly subordinated to the Secured Obligations pursuant to subordination provisions set forth in Schedule 6.14(B).

                  6.14.6 Guaranty obligations of the Borrower of any Indebtedness of any Subsidiary permitted under this Section 6.14.

                  6.14.7 Guaranty obligations of any Subsidiary of the Borrower that is a Guarantor with respect to any Indebtedness of the Borrower or any other Subsidiary permitted under this Section 6.14.

                  6.14.8 Permitted Subordinated Indebtedness.

                  6.14.9 Indebtedness of the Borrower and its Subsidiaries constituting Capitalized Lease Obligations in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.

                  6.14.10 Indebtedness in respect of take or pay contracts entered into by the Borrower and its Subsidiaries in the ordinary course of business and consistent with past practices.

                  6.14.11 Indebtedness issued in connection with Specified Acquisitions, Initial Acquisitions, or any other Acquisition permitted under this Agreement so long as such Indebtedness is otherwise permitted under Section 6.13.3.

                  6.14.12 Indebtedness described in the definition of Margin Activities.

                  6.14.13 Additional unsecured Indebtedness of the Borrower or any Subsidiary, to the extent not otherwise permitted under this
         Section 6.14; provided, however, that the aggregate principal amount of such Indebtedness shall not exceed $5,000,000 at any time outstanding.

         6.15. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

                  6.15.1 Liens, if any, securing Secured Obligations.

                  6.15.2 Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

                  6.15.3 Liens imposed by law, such as landlords', wage earners', carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

                  6.15.4 Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

                  6.15.5 Liens existing on the Closing Date and described in
         Schedule 6.15.

                  6.15.6 Deposits securing liability to insurance carriers under insurance or self-insurance arrangements.

                  6.15.7 Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

                  6.15.8 Easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances as to real property of the Borrower and its Subsidiaries which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially interfere with the conduct of the business of the Borrower or such Subsidiary conducted at the property subject thereto..

                  6.15.9 Purchase money Liens securing Permitted Purchase Money Indebtedness (as defined in Section 6.14); provided, that such Liens shall not apply to any property of the Borrower or its Subsidiaries other than that purchased with the proceeds of such Permitted Purchase Money Indebtedness.

                  6.15.10 Liens existing on any asset of any Subsidiary of the Borrower at the time such Subsidiary becomes a Subsidiary and not created in contemplation of such event.

                  6.15.11 Liens on any asset securing Indebtedness incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing such asset; provided that such Lien attaches to such asset concurrently with or within eighteen (18) months after the acquisition or completion or construction thereof.

                  6.15.12 Liens existing on any asset of any Subsidiary of the Borrower at the time such Subsidiary is merged or consolidated with or into the Borrower or any Subsidiary and not created in contemplation of such event.

                  6.15.13 Liens existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary and not created in contemplation thereof; provided that such Liens do not encumber any other property or assets.

                  6.15.14 Liens in respect of judgments that do not otherwise cause a Default under this Agreement.

                  6.15.15 Liens described in the definition of Margin
         Activities.

                  6.15.16 Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted under Sections 6.15.11 through 6.15.15; provided that (a) such Indebtedness is not secured by any additional assets, and (b) the amount of such Indebtedness secured by any such Lien is not increased.

         In addition, neither the Borrower nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its Properties or other assets in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations; provided, further, that any agreement, note, indenture or other instrument in connection with purchase money Indebtedness (including Capitalized Leases) for which the related Liens are permitted hereunder may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations, with respect to the assets or Property obtained with the proceeds of such Indebtedness.

         6.16. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower and its Subsidiaries) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction.

         6.17. Financial Contracts. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Rate Management Transactions except for those entered into in the ordinary course of business for bona fide hedging purposes and not for speculative purposes.

         6.18. Subsidiary Covenants. The Borrower will not, and will not permit any Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (i) to pay dividends or make any other distribution on its stock, (ii) to pay any Indebtedness or other obligation owed to the Borrower or any other Subsidiary,
(iii) to make loans or advances or other Investments in the Borrower or any other Subsidiary, or (iv) to sell, transfer or otherwise convey any of its property to the Borrower or any other Subsidiary.

         6.19. Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) the Reimbursement Obligations, (ii) any guaranty of the Secured Obligations, (iii) any guaranty pursuant to any of the Note Documents and (iv) any guaranty of any Indebtedness permitted by Section 6.14.

         6.20. Subordinated Indebtedness and Amendments to Subordinated Note Documents. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness or the Indebtedness from time to time outstanding under the Subordinated Indebtedness Documents. Furthermore, the Borrower will not, and will not permit any Subsidiary to, amend the other Subordinated Indebtedness Documents or any document, agreement or instrument evidencing any Indebtedness incurred pursuant to the Subordinated Indebtedness Documents (or any replacements, substitutions, extensions or renewals thereof) or pursuant to which such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:

         (i) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;

         (ii) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

         (iii) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

         (iv)     increases the rate of interest accruing on such Indebtedness;

         (v) provides for the payment of additional fees or increases existing fees;

         (vi) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Borrower or any of its Subsidiaries from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Borrower or such Subsidiary or which is otherwise materially adverse to the Borrower, its Subsidiaries and/or the Lenders or, in the case of any such covenant, which places material additional restrictions on the Borrower or such Subsidiary or which requires the Borrower or such Subsidiary to comply with more restrictive financial ratios or which requires the Borrower to better its financial performance, in each case from that set forth in the existing applicable covenants in the Subordinated Indebtedness Documents or the applicable covenants in this Agreement; or

         (vii) amends, modifies or adds any affirmative covenant in a manner which (a) when taken as a whole, is materially adverse to the Borrower, its Subsidiaries and/or the Lenders or (b) is more onerous than the existing applicable covenant in the Subordinated Indebtedness Documents or the applicable covenant in this Agreement.

         6.21. Leverage Ratios.

                  6.21.1 Total Leverage Ratio. The Borrower will not permit the ratio (the "Total Leverage Ratio"), determined as of the end of each of its fiscal quarters set forth below, of (i) Consolidated Funded Indebtedness of the Borrower to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 2.5 to 1.0.

                  6.21.2 Senior Leverage Ratio. The Borrower will not permit the ratio (the "Senior Leverage Ratio"), determined as of the end of each of its fiscal quarters set forth below, of (i) Consolidated Funded Indebtedness of the Borrower minus Subordinated Indebtedness of the Borrower and its Subsidiaries to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 1.5 to 1.0.

         The Total Leverage Ratio and the Senior Leverage Ratio shall be calculated as of the last day of each fiscal quarter of the Borrower based upon (a) for Consolidated Funded Indebtedness and, if relevant, Subordinated Indebtedness, Consolidated Funded Indebtedness and Subordinated Indebtedness as of the last day of each such fiscal quarter and (b) for Consolidated EBITDA, the actual amount as of the last day of each fiscal quarter for the most recently ended four consecutive fiscal quarters.

         6.22. Fixed Charge Coverage Ratio. The Borrower will not permit the ratio (the "Fixed Charge Coverage Ratio"), determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of
(i) Consolidated EBITDAR minus Consolidated Capital Expenditures minus expenses for taxes paid in cash or taxes accrued during such period to (ii) Consolidated Previous Maturities during such period (including, without limitation, Capitalized Lease Obligations) plus Consolidated Interest Expense during such period (but only to the extent not otherwise already included in Consolidated Previous Maturities under this Section 6.22) plus Rentals paid during such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 1.5 to 1.0.

         6.23. Minimum Consolidated Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than (i) $200,308,000 plus (ii) 50% of Consolidated Net Income (if positive) earned in each fiscal quarter beginning with the fiscal quarter ending June 30, 2004.

         6.24. Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of an aggregate of $15,000,000 (the "Base Amount") for Capital Expenditures of the Borrower and its Subsidiaries during any fiscal year of the Borrower; provided that the Base Amount shall be increased by (a) $1,000,000 upon the consummation of the Acquisition by the Borrower of Target VTC and (b) $10,000,000 upon the consummation of the Acquisition by the Borrower of Target ES.

         6.25. Rentals. The Borrower shall not permit, nor shall it permit any Subsidiary to, create, pay or incur aggregate Rentals in excess of five percent (5%) of Consolidated Total Assets for any fiscal year during the term of this Agreement on a consolidated basis for the Borrower and its Subsidiaries.

         6.26. Guarantors. The Borrower shall cause each of its Subsidiaries to guarantee pursuant to the Guaranty Agreement or supplement thereto (or, in the case of a Foreign Subsidiary, any other guarantee agreement requested by the Administrative Agent) the Secured Obligations. In furtherance of the above, the Borrower shall promptly (and in any event within 45 days thereof) (i) provide written notice to the Administrative Agent and the Lenders upon any Person becoming a Subsidiary, setting forth information in reasonable detail describing all of the assets of such Person, (ii) cause such Person to execute a supplement to the Guaranty Agreement and such other Collateral Documents as are necessary for the Borrower and its Subsidiaries to comply with Section 6.27, (iii) cause the Applicable Pledge Percentage of the issued and outstanding equity interests of such Person to be delivered to the Administrative Agent (together with undated stock powers signed in blank, if applicable) and pledged to the Administrative Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge and Security Agreement (or joinder or other supplement thereto) and otherwise in form reasonably acceptable to the Administrative Agent and (iv) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other authority documents of such Person and, to the extent requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, no Foreign Subsidiary shall be required to execute and deliver the Guaranty Agreement (or supplement thereto) or such other guarantee agreement if such execution and delivery would cause a Deemed Dividend Problem or a Financial Assistance Problem with respect to such Foreign Subsidiary and, in lieu thereof, the Borrower and the relevant Subsidiaries shall provide the pledge agreements required under this Section 6.26 or Section 6.27. Notwithstanding the foregoing, so long as the EBITDA of FlexCrete Building Systems, L.C. for the most recently completed four fiscal quarter period does not exceed one percent (1%) of the Consolidated EBITDA for the Borrower and its Subsidiaries for the same period, the Borrower shall not be required to cause FlexCrete Building Systems, L.C. to guarantee the Secured Obligations.

         6.27. Collateral. The Borrower will cause, and will cause each other Credit Party to cause, all of its owned Property (other than Exempt Property) to be subject at all times to first priority (except in case of Liens permitted in Section 6.15.15 and cash deposited with General Electric Capital Corporation, or an agent or affiliate thereof, to secure Letter of Credit reimbursement obligations under the Existing Credit Agreement), perfected Liens in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.15 hereof. Without limiting the generality of the foregoing, the Borrower will (i) cause the Applicable Pledge Percentage of the issued and outstanding equity interests of each Pledge Subsidiary) directly owned by the Borrower or any other Credit Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request and (ii) will, and will cause each Guarantor to, deliver Mortgages and Mortgage Instruments with respect to the Mortgaged Properties owned by the Borrower or such Guarantor to the extent, and within such time period as is, reasonably required by the Administrative Agent. Notwithstanding the foregoing, (1) no pledge agreement in respect of the equity interests of a Foreign Subsidiary shall be required hereunder to the extent such pledge thereunder is prohibited by applicable law or its counsel reasonably determines that such pledge would not provide material credit support for the benefit of the Holders of Secured Obligations pursuant to legally valid, binding and enforceable pledge agreements and (2) no such Mortgages, Mortgage Instruments and pledge agreements are required to be delivered hereunder until May 30, 2004 or such later date as the Administrative Agent may agree in the exercise of its reasonable discretion after consultation with the Lenders (it being understood and agreed that the failure to deliver such Mortgages, Mortgage Instruments and pledge agreements by May 30, 2004 or such later date shall constitute a Default under Section 7.3) with respect to (a) the Mortgaged Properties on the Closing Date in the case of Mortgages and Mortgage Instruments and (b) the pledge of the equity interests in each Foreign Subsidiary in the case of such pledge agreements; provided that the Borrower hereby agrees to use its reasonable efforts to cause the delivery of such Mortgages, Mortgage Instruments, and pledge agreements as soon as practicable after the Closing Date.

         6.28. Sale and Leaseback Transactions. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any Sale and Leaseback Transaction, other than Sale and Leaseback Transaction.

         6.29. Sale of Receivables. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any Receivables, with or without recourse.

         6.30. Insurance and Condemnation Proceeds. The Borrower directs (and, if applicable, shall cause its Subsidiaries to direct) all insurers under policies of property damage, boiler and machinery and business interruption insurance and payors and any condemnation claim or award relating to the property to pay all proceeds payable under such policies or with respect to such claim or award for any loss with respect to the Collateral directly to the Administrative Agent, for the benefit of the Holders of Secured Obligations, to the extent such proceeds are required to be used to prepay the Obligations pursuant to Section 2.2 hereof. Each such policy shall contain a long-form loss-payable endorsement naming the Administrative Agent as loss payee, which endorsement shall be in form and substance acceptable to the Administrative Agent.

                                  ARTICLE VII
                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Any representation or warranty made or deemed made by the Borrower, any of its Subsidiaries, or any Authorized Officer thereof to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

         7.2. Nonpayment of (i) principal of any Loan when due, (ii) any Reimbursement Obligation within one Business Day after the same becomes due, or
(iii) interest upon any Loan or any Commitment Fee, LC Fee or other Obligations under any of the Loan Documents within five (5) Business Days after such interest, fee or other Obligation becomes due.

         7.3. The breach by the Borrower of any of the terms or provisions of
Section 6.2, 6.10, 6.11, 6.15 (to the extent the relevant Lien secures indebtedness in excess of $5,000,000), 6.18, 6.20, 6.21, 6.22, 6.23, 6.24, 6.25,
6.28, 6.29 and 6.30.

         7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of (i) Sections 6.12, 6.13, 6.14, 6.15 (to the extent the relevant Lien secures indebtedness not in excess of $5,000,000), 6.16, 6.17, 6.19, 6.26, 6.27 or any of the other terms or provisions of this Agreement or (ii) any other Loan Document (beyond the applicable grace period with respect thereto, if any), in each case which is not remedied within thirty (30) days after the earlier to occur of (x) written notice from the Administrative Agent or any Lender to the Borrower or (y) an Authorized Officer otherwise become aware of any such breach.

         7.5. Failure of the Borrower or any of its Subsidiaries to pay when due any Material Indebtedness (subject to any applicable grace period with respect thereto, if any, set forth in the Material Indebtedness Agreement evidencing such Material Indebtedness) which failure has not been (i) timely cured and (ii) waived in writing by the requisite holders of such Material Indebtedness; or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement and such default has not been (x) timely cured and (y) waived in writing by the requisite holders of the Material Indebtedness in respect thereof, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $1,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith or otherwise not covered by a creditworthy insurer or indemnitor.

         7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed an amount reasonably expected to result in a Material Adverse Change, or any Reportable Event shall occur in connection with any Plan.

         7.11. Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation, when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of "Rate Management Transactions," whether or not any Lender or Affiliate of a Lender is a party thereto.

         7.12. Any Change of Control shall occur.

         7.13. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred, pursuant to Section 4201 of ERISA, withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds an amount reasonably expected to result in a Material Adverse Change.

         7.14. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased, in the aggregate, over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount reasonably expected to result in a Material Adverse Change.

         7.15. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), has resulted in liability to the Borrower or any of its Subsidiaries in an amount sufficient to cause a Material Adverse Change.

         7.16. Any Loan Document shall fail to remain in full force or effect or any action shall be taken by any of the Credit Parties or shall be failed to be taken by any of the Credit Parties to discontinue or to assert the invalidity or unenforceability of, or which results in the discontinuation or invalidity or unenforceability of, any Loan Document or any Lien in favor of the Administrative Agent under the Loan Documents, or such Lien shall not have the priority contemplated by the Loan Documents.

                                  ARTICLE VIII
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1. Acceleration.

         (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Secured Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender, and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time less (y) the amount or deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Secured Obligations to be due and payable, or both, whereupon the Secured Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and
                  (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will forthwith upon such demand and without any further notice or act pay to the Administrative Agent the Collateral Shortfall Amount which funds shall be deposited in the Facility LC Collateral Account.

         (ii) If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (iii) The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Secured Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

         (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Secured Obligations have been indefeasibly paid in full and the Aggregate Revolving Loan Commitment and Aggregate Term Loan Commitment have been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

         (v) If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. Amendments. Subject to the provisions of this Section 8.2, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default hereunder or thereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the
Lenders:

                  8.2.1 Extend the Revolving Loan Termination Date, extend the final maturity of any Revolving Loan or extend the expiry date of any Facility LC to a date after the Revolving Loan Termination Date, extend the final maturity date of any Term Loan to a date after the Term Loan Maturity Date, or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto (other than (x) a waiver of the application of the default rate of interest pursuant to Section
         2.11 hereof and (y) any reduction of the amount of or any extension of the payment date for the mandatory payments required under Section 2.2, in each case which shall only require the approval of the Required Lenders).

                  8.2.2 Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definition of "Pro Rata Share", "Revolving Loan Pro Rata Share" or "Term Loan Pro Rata Share".

                  8.2.3 Increase the amount of the Revolving Loan Commitment or Term Loan Commitment of any Lender hereunder, or permit the Borrower to assign its rights or obligations under this Agreement.

                  8.2.4 Amend this Section 8.2.

                  8.2.5 Other than in connection with a transaction permitted under this Agreement, release all or substantially all of the Collateral.

                  8.2.6 Other than in connection with a transaction permitted under this Agreement, release any Guarantor from its obligations thereunder.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under
Section 12.3.3 without obtaining the consent of any other party to this Agreement. No amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loan shall be effective without the written consent of the Swing Line Lender. No amendment of any provision of this Agreement relating to the LC Issuer shall be effective without the written consent of the LC Issuer.

         8.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or Unmatured Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by, or by the Administrative Agent with the consent of, the requisite number of Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuer and the Lenders until all of the Secured Obligations have been paid in full.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 which shall survive and remain in full force and effect during the term of this Agreement.

         9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this

Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6. Expenses; Indemnification. (i) The Borrower shall reimburse the Administrative Agent and the Arranger for any reasonable out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys for the Administrative Agent) paid or incurred by the Administrative Agent or the Arranger in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Arranger, the LC Issuer and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges and expenses of attorneys and paralegals for the Administrative Agent, the Arranger, the LC Issuer and the Lenders, which attorneys and paralegals may be employees of the Administrative Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Administrative Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, the cost and expense of obtaining an appraisal of each parcel of real property or interest in real property described in any relevant Collateral Document, which appraisal shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, and any rules promulgated to implement such provisions and costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

(ii) The Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger, the LC Issuer, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and out-of-pocket expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger, the LC Issuer, any Lender or any affiliate is a party thereto, and all attorneys' and paralegals' fees, time charges and expenses of attorneys and paralegals of the party seeking indemnification, which attorneys and paralegals may or may not be employees of such party seeking indemnification) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

         9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders, as shall have been reasonably requested of the Borrower by the Administrative Agent.

         9.8. Accounting. Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("Accounting Changes"), the parties hereto agree, at the Borrower's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment. Notwithstanding the foregoing, all financial statements to be delivered by the Borrower pursuant to Section 6.1 shall be prepared in accordance with generally accepted accounting principles in effect at such time.

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. None of the parties hereto shall have any liability with respect to, and each party hereto hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by any such party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. The Administrative Agent and each Lender agrees to hold any confidential information which it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates and to the Administrative Agent and any other Lender and their respective Affiliates, to the extent such Person is or is reasonably expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, or to any Person as required in connection with any legal proceeding to which it is a party, provided that the Borrower shall have received prior written notice of such disclosure to the extent such notice is permitted and the disclosing party shall have taken all steps reasonably requested by the Borrower to protect the confidentiality of the information so disclosed, (v) to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, to the extent required in connection with such swap agreements, (vi) permitted by Section 12.4, and (vii) to rating agencies subject to confidentiality restrictions reasonably acceptable to the Borrower, if requested or required by such agencies in connection with a rating relating to the Credit Extensions hereunder. Without limiting Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and each Lender (including the Administrative Agent) with respect to any confidential information previously or hereafter received by such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such confidential information.

         9.12. Lenders Not Utilizing Plan Assets. Each Lender represents and warrants that none of the consideration used by such Lender to make its Credit Extensions constitutes for any purpose of ERISA or Section 4975 of the Code assets of any "plan" as defined in Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of such Lender in and under the Loan Documents shall not constitute such "plan assets" under ERISA.

         9.13. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for herein.

         9.14. Disclosure. The Borrower and each Lender, including the LC Issuer, hereby acknowledge and agree that each Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

         9.15. Performance of Obligations. The Borrower agrees that the Administrative Agent may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral and (ii) after the occurrence and during the continuance of a Default make any other payment or perform any act required of the Borrower under any Loan Document or take any other action which the Administrative Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to
(x) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (y) pay any rents payable by the Borrower which are more than 30 days past due, or as to which the landlord has given notice of termination, under any lease. The Administrative Agent shall use its best efforts to give the Borrower notice of any action taken under this Section 9.15 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Administrative Agent, upon demand, the principal amount of all funds advanced by the Administrative Agent under this Section 9.15, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this Section 9.15 within one (1) Business Day after the date the Borrower receives written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Administrative Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Administrative Agent by such Lender within one (1) Business Day after the Administrative Agent's demand therefor, the Administrative Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of any such unreimbursed advance under this Section 9.15 shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent. All outstanding principal of, and interest on, advances made under this Section 9.15 shall constitute Obligations secured by the Collateral until paid in full by the Borrower.

         9.16. USA Patriot Act Notification. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government of the United States of America fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. Accordingly, when the Borrower opens an account, the Administrative Agent and the Lenders will ask for the Borrower's name, tax identification number, business address, and other information that will allow the Administrative Agent and the Lenders to identify the Borrower. The Administrative Agent and the Lenders may also ask to see the Borrower's legal organizational documents or other identifying documents.

                                   ARTICLE X
                            THE ADMINISTRATIVE AGENT

         10.1. Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any of the Holders of Secured Obligations by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Holders of Secured Obligations, (ii) is a "representative" of the Holders of Secured Obligations within the meaning of the term "secured party" as defined in the New York Uniform Commercial Code and
(iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its Affiliates as Holders of Secured Obligations, hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Secured Obligations hereby waives.

         10.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

         10.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, or any Lender or Holder of Secured Obligations for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such). The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

         10.8. Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to the Lenders' Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Secured Obligations and termination of this Agreement.

         10.9. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Revolving Loan Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five (45) days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be (i) subject to, so long as no Default has occurred and is continuing, the prior written consent of the Borrower, such consent not to be unreasonably withheld and (ii) effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this
Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

         10.13. Administrative Agent and Arranger Fees. The Borrower agrees to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arranger pursuant to that certain letter agreement dated March 10, 2004, or as otherwise agreed from time to time.

         10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

         10.15. Co-Agents, Documentation Agent, Syndication Agent, etc. None of the Lenders, if any, identified in this Agreement as a "co-agent", "documentation agent" or "syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 10.11.

         10.16. Collateral Documents. (a) Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Holder of Secured Obligations (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

                  (b) In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized to execute and deliver on behalf of the Holders of Secured Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Holders of Secured Obligations.

                  (c) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Revolving Loan Commitments, Term Loan Commitments and payment and satisfaction of all of the Obligations (other than contingent indemnity obligations and Rate Management Obligations) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 10.16.

                  (d) Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five Business Days' prior written request by the Borrower to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative

Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that
(i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

                                   ARTICLE XI
                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any other Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Secured Obligations owing to such Lender, whether or not the Secured Obligations, or any part thereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Revolving Credit Exposure or its Term Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a participation in the Aggregate Outstanding Revolving Credit Exposure and Term Loans held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share, Revolving Loan Pro Rata Share and Term Loan Pro Rata Share. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XII
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by Participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.2. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this
Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank, (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee or (z) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to direct or indirect contractual counterparties in swap agreements relating to the Loans; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2. Participations.

                  12.2.1 Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Revolving Credit Exposure of such Lender, any Term Loans of such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Revolving Credit Exposure and Term Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Revolving Loan Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

                  12.2.3 Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each

         Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under
         Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and
         (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

         12.3. Assignments.

                  12.3.1 Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be evidenced by an agreement substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto (each such agreement, an "Assignment Agreement"). Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Revolving Loan Commitment, Term Loan Commitment and Outstanding Revolving Credit Exposure and/or Term Loans, as applicable, of the assigning Lender or (unless each of the Borrower and the Administrative Agent otherwise consents) be in an aggregate amount not less than $3,000,000. The amount of the assignment shall be based on the Revolving Loan Commitment, Term Loan Commitment, Outstanding Revolving Credit Exposure (if the Revolving Loan Commitment has been terminated) and/or outstanding Term Loans (if the Term Loan Commitment has been terminated), as applicable, subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the Assignment Agreement.

                  12.3.2 Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if (i) a Default has occurred and is continuing or (ii) if such assignment is in connection with the physical settlement of any Lender's obligations to direct or indirect contractual counterparties in swap agreements relating to the Loans. The consent of the Administrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

                  12.3.3 Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an Assignment Agreement, together with any consents required by Sections 12.3.1 and 12.3.2, and (ii) payment of a $3,500 fee to the Administrative Agent (such fee not being payable by the Borrower) for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The Assignment Agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Loan Commitment and Outstanding Revolving Credit Exposure and/or Term Loans, as applicable, under the applicable Assignment Agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Revolving Loan Commitment and Outstanding Revolving Credit Exposure and/or Term Loans, as applicable, assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section
         12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender, if applicable, and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Revolving Loan Commitments (or, if the Revolving Loan Termination Date has occurred, their respective Outstanding Revolving Credit Exposure) or Term Loan Commitments (or, if the Term Loan Commitments have been terminated, outstanding Term Loans), as applicable, as adjusted pursuant to such assignment.

                  12.3.4 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Salt Lake City, Utah a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Loan Commitments of, and principal amounts of the Credit Extensions owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

                  12.3.5 Borrower Increased Costs. Notwithstanding any other provision of this Agreement to the contrary, if solely and directly as a result of any assignment or transfer effected by a Lender under this Agreement, there arises or will arise any obligation on the part of the Borrower under Article III of this Agreement to pay any sum in excess of the sum (if any) which, but for such assignment or transfer, it would have been obliged to pay to such Lender as an additional amount under Article III, the Borrower shall not be obliged to pay such excess.

         12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII
                                     NOTICES

         13.1. Notices; Effectiveness; Electronic Communication

         13.1.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 13.1.2 below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

         (i) if to the Borrower, at its address or telecopier number set forth on the signature page hereof;

         (ii) if to the Administrative Agent, at its address or telecopier number set forth on the signature page hereof;

         (iii) if to the LC Issuer, at its address or telecopier number set forth on the signature page hereof;

         (iv) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

         Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section
         13.1.2 below, shall be effective as provided in said Section 13.1.2.

         13.1.2 Electronic Communications. Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article II if such Lender or the LC Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and
(ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

         13.2. Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

                                  ARTICLE XIV
         COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

         14.1. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent, the LC Issuer and the Lenders and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of such parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         14.2. Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.

                                   ARTICLE XV
          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT, THE LC ISSUER, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, THE LC ISSUER, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK CITY, NEW YORK.

         15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE LC ISSUER, EACH LENDER, AND EACH OTHER HOLDER OF SECURED OBLIGATIONS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.



                            [Signature Pages Follow]

                                SIGNATURE PAGE TO
                             HEADWATERS INCORPORATED
                                CREDIT AGREEMENT
                                   MARCH 2004

                                SIGNATURE PAGE TO
                             HEADWATERS INCORPORATED
                                CREDIT AGREEMENT
                                   MARCH 2004

         IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Administrative Agent have executed this Agreement as of the date first above written.



                           HEADWATERS INCORPORATED
                            as the Borrower


                           By:    /s/ Steven G. Stewart
                                 -----------------------------------------------
                           Name: Steven G. Stewart
                           Title:Chief Financial Officer
                                 10653 S. River  Front Parkway, Suite 300
                                 South Jordan, Utah  84095
                                 Attention:   Steven G. Stewart
                                 Telephone:  (801) 984-9400
                                 FAX:  (801) 984-9430




                           BANK ONE, NA (MAIN
                           OFFICE CHICAGO), as a
                           Lender, as Swing Line
                           Lender, as LC Issuer,
                           and as Administrative
                           Agent


                           By:    /s/ Tony C. Nielsen
                                 -----------------------------------------------
                           Name: Tony C. Nielsen
                           Title:First Vice President
                                 80 West Broadway, Suite 200
                                 Salt Lake City, Utah  84101
                                 Attention:   Tony C. Nielsen
                                 Telephone:  (801) 481-5004
                                 FAX:  (801) 481-5031
                                 email:  tony_c_nielsen@bankone.com

                           WELLS FARGO BANK, NA, as a Lender


                           By:    /s/ Troy Akagi
                                 -----------------------------------------------
                           Name: Troy Akagi
                           Title:Vice President
                                 299 South Main Street
                                 4th Floor - MAC U1228-042
                                 Salt Lake City, Utah  84111
                                 Attention:   Troy Akagi
                                 Telephone:  (801) 246-1034
                                 FAX:   (801) 332-8555
                                 email:  akagit@wellsfargo.com

                           ZIONS FIRST NATIONAL BANK, as a Lender


                           By:    /s/ Tracy A. Groll
                                 -----------------------------------------------
                           Name: Tracy A. Groll
                           Title:Vice President
                                 One South Main Street
                                 Suite 1500
                                 Salt Lake City, Utah  84111
                                 Attention:   Tracy A. Groll
                                 Telephone:  (801) 594-8093
                                 FAX:   (801) 524-2136
                                 email:  tgroll@zionsbank.com

                               COMMITMENT SCHEDULE


                           Revolving Loan Commitments


                            Amount of Revolving         % of Aggregate Revolving
Lender                        Loan Commitment                 Loan Commitment
------                      -------------------         ------------------------

Bank One, NA                   $25,000,000                           50%

Wells Fargo Bank, NA           $12,500,000                           25%

Zions First National Bank      $12,500,000                           25%
                               -----------                          ---
TOTAL                          $50,000,000.00                       100%






                              Term Loan Commitments
                            Amount of Term                  % of Aggregate Term
Lender                      Loan Commitment                   Loan Commitment
------                      ---------------                 -------------------
Bank One, NA                   $25,000,000                           50%

Wells Fargo Bank, NA           $12,500,000                           25%

Zions First National Bank      $12,500,000                           25%
                               -----------                          ---
TOTAL                          $50,000,000.00                       100%

                                PRICING SCHEDULE

====================== ============= ============= ============== ==============
APPLICABLE             LEVEL I       LEVEL II      LEVEL III      LEVEL IV
MARGIN                 STATUS        STATUS        STATUS         STATUS
---------------------- ------------- ------------- -------------- --------------
Eurodollar Rate        1.75%         2.00%         2.25%          2.50%
Floating Rate          0.25%         0.50%         0.75%          1.00%
====================== ============= ============= ============== ==============

====================== ============= ============= ============== ==============
APPLICABLE FEE         LEVEL I       LEVEL II      LEVEL III      LEVEL IV
RATE                   STATUS        STATUS        STATUS         STATUS
---------------------- ------------- ------------- -------------- --------------
Commitment Fee         0.250%        0.325%        0.375%         0.500%
====================== ============= ============= ============== ==============


         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1.1 or 6.1.2.

         "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Total Leverage Ratio is less than or equal to 1.0 to 1.0.

         "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Total Leverage Ratio is less than or equal to 1.5 to 1.0.

         "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Total Leverage Ratio is less than or equal to 2.0 to 1.0.

         "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Borrower has not qualified for Level I Status or Level II Status or Level III Status.

         "Status" means either Level I Status, Level II Status, Level III Status or Level IV Status.

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Administrative Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

         Notwithstanding the foregoing, Level III Status shall be deemed to be applicable until five (5) Business Days after the Administrative Agent's receipt of the applicable Financials for the Borrower's fiscal quarter ending on or about June 30, 2004 (unless such Financials demonstrate that Level IV should have been applicable during such period, in which case Level IV shall be deemed to be applicable during such period) and adjustments to the Applicable Margin and Applicable Fee Rate shall thereafter be effected in accordance with the preceding paragraph.

                                 SCHEDULE 1.1(A)

                          EXCESS CASH FLOW ADJUSTMENTS

Proceeds from escrows established in Amended and Restated License and Binder Purchase Agreements dated 3 February 1998, as amended, between Covol Technologies, Inc. and each of:

         PC West Virginia Synthetic Fuel #1, LLC
         PC West Virginia Synthetic Fuel #2, LLC
         PC West Virginia Synthetic Fuel #3, LLC
         PC Virginia Synthetic Fuel #1, LLC

                                 SCHEDULE 1.1(B)

                              INITIAL ACQUISITIONS


Southwest Concrete Products, LP and its affiliate, Sand Express, LP

                                 SCHEDULE 1.1(C)

                             SUBORDINATION TERMS RE.
                       PERMITTED SUBORDINATED INDEBTEDNESS

                  1. Definition of Senior Debt. In the subordinated debt documents, senior debt will be defined to include (i) all amounts owing under the Credit Agreement and Loan Documents, including all principal, interest, fees, expenses, amounts payable under reimbursement obligations in connection with letters of credit and post-petition interest at the rate prescribed in the Credit Agreement whether or not allowed or allowable in a bankruptcy case, (ii) all amounts owing with respect to foreign exchange and interest rate and other hedging agreements between the Borrower and any Holders of Secured Obligations,
(iii) all amounts owing under agreements refinancing the Credit Agreement, or amendments of the Credit Agreement, including amendments that increase the principal amount of senior debt. The amount of senior debt (exclusive of amounts due under foreign exchange and interest rate and other hedging agreements) may be restricted to an amount not less than $120,000,000, which may be reduced by repayments of the Term Loans.

                  2. Subordination Provisions: Bankruptcy. If the Borrower commences a bankruptcy case or similar insolvency proceeding, including any marshaling of assets, no payments may be made to or retained by the holders of subordinated debt until the senior debt has been paid in full, provided, however, the holders of subordinated debt may receive and retain securities issued in connection with a reorganization proceeding under any applicable bankruptcy law provided such securities are subordinated to any securities held by the holders of the senior debt at least to the same extent as the original subordinated debt was subordinated to the original senior debt.

                  3. Blockage Provisions. If the Borrower defaults in the payment of amounts due under the Credit Agreement, no payments may be made to or retained by the holders of subordinated debt until the senior debt has been paid in full. Blockage upon such a payment default is of unlimited duration unless the payment default is waived or cured. If a default other than a payment default occurs under the Credit Agreement, the Holders of Secured Obligations are permitted to block any payments on the subordinated debt by providing a written notice of such default to the agent or trustee for the holders of the subordinated debt. Blockage upon a default other than a payment default can be limited to a period of 179 days with only one such blockage period being permitted in any 365-day period.

                  4. Enforcement Rights. The holders of subordinated debt may not accelerate their claims and enforce them until ten days after written notice to the Administrative Agent. The holders of subordinated debt would be required to turn over payments received in the event of any such acceleration or enforcement to the holders of senior debt.

                  5. Interest Rate and Maturity. The subordinated debt cannot accrue interest at a rate in excess of 4.00% per annum and cannot mature until November 30, 2008. Any prepayments of principal to holders of subordinated debt and any redemption or defeasance of the subordinated debt are prohibited until the earlier of (i) November 30, 2008 or (ii) such time as the senior debt is paid in full.

                  6. Covenants. Financial covenants similar to those in the Credit Agreement are permitted provided they require financial performance no greater than 85% of the comparable levels required by the senior debt agreements. Subordinated debt documents may include a mandatory prepayment or put upon a change in control, or a sale of substantially all of the assets of the Borrower, or in the event of a transaction (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, or otherwise) in connection with which more than 90% of the Borrower's common stock is exchanged for, converted into, acquired for consideration, of which more than 10% is not common stock, or other certificates representing common equity interests that are listed, or immediately after the transaction will be listed, on a United States national securities exchange, or are approved for quotation, or immediately after the transaction will be approved for quotation, on the Nasdaq National Market. Mandatory prepayments upon the sale of assets must be subject and subordinate to the mandatory prepayment provisions in the Credit Agreement.

                  7. Default Provisions in Subordinated Debt. Default provisions in the subordinated debt documents may contain cross acceleration provisions but not cross default provisions.

                                 SCHEDULE 1.1(D)

                             SPECIFIED ACQUISITIONS


VFL Technology Corporation

Eldorado Stone, LLC and affiliates

                                  SCHEDULE 2.20

                           EXISTING LETTERS OF CREDIT

Letter of Credit no. 7410378 dated January 21, 2003, as amended, issued by Bank of America, NA in favor of Dow Reichold Specialty Laytex LLC in the face amount of $1,500,000.

Letter of Credit no. 7410360 dated September 19, 2002 issued by Bank of America, NA in favor National Union Fire Insurance Company and other parties named therein as beneficiaries in the face amount of $470,000.

                                  SCHEDULE 5.7

                                   LITIGATION

Boynton, et al v. Headwaters, Inc. et al, U.S. Dist. Ct. W.D. Tenn., Civ. No. 1-02-1111, filed 2002.

In October 1998, Headwaters entered into a technology purchase agreement with James G. Davidson and Adtech, Inc. The transaction transferred certain patent and royalty rights to Headwaters related to a synthetic fuel technology invented by Davidson. (This technology is distinct from the technology developed by Headwaters.) This action is factually related to an earlier action brought by certain purported officers and directors of Adtech, Inc. That action was dismissed by the United States District Court for the Western District of Tennessee and the District Court's order of dismissal was affirmed on appeal. In the current action, the allegations arise from the same facts, but the claims are asserted by certain purported stockholders of Adtech. In June 2002, Headwaters received a summons and complaint from the United States District Court for the Western District of Tennessee alleging, among other things, fraud, conspiracy, constructive trust, conversion, patent infringement and interference with contract arising out of the 1998 technology purchase agreement entered into between Davidson and Adtech on the one hand, and Headwaters on the other. The complaint seeks declaratory relief and compensatory and punitive damages. The District Court has dismissed all claims against Headwaters except conspiracy and constructive trust.

AGTC v. Headwaters Incorporated, American Arbitration Association, Salt Lake City, Utah, No. 81 181 031 02, filed 2002.

In March 1996, Headwaters entered into an agreement with AGTC and its associates for certain services related to the identification and selection of synthetic fuel projects. In March 2002, AGTC filed an arbitration demand in Salt Lake City, Utah claiming that it is owed commissions under the 1996 agreement for 8% of the revenues received by Headwaters from the Port Hodder project. Headwaters asserts that AGTC did not perform under the agreement and that the agreement was terminated and the disputes were settled in July 1996. Headwaters has filed an answer in the arbitration, denying AGTC's claims and has asserted counterclaims against AGTC.

Headwaters Incorporated v. AJG Financial Services, Inc., Fourth Dist. Ct., State of Utah, No. 000403381, 2000.

In December 1996, Headwaters entered into a technology license and proprietary chemical reagent sale agreement with AJG Financial Services, Inc. The agreement called for AJG to pay royalties and to purchase proprietary chemical reagent material from Headwaters. In October 2000, Headwaters filed a complaint in the Fourth District Court for the State of Utah against AJG alleging that it had failed to make payments and to perform other obligations under the agreement.

Headwaters asserts claims including breach of contract, declaratory judgment, unjust enrichment and accounting and seeks money damages as well as other relief. AJG's answer to the complaint denied Headwaters' claims and asserted counter-claims based upon allegations of misrepresentation and breach of contract. AJG seeks compensatory damages as well as punitive damages. Headwaters has denied the allegations of AJG's counter-claims.

                                                          SCHEDULE 5.8

                                                          SUBSIDIARIES

------------------------------------- ----------------------- ------------------- ------------------ -------------- ---------------
                                                                                                       Number of    Percentage of
                                                               Class of Equity    Number of Shares      Shares        its Equity
                Name                       Jurisdiction            Interest          Authorized       Outstanding   Interest Owned
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
Headwaters Olysub Corporation                Delaware            Common Stock          1, 000             100             100
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
ISG Resources, Inc.                            Utah              Common Stock         8,000,000           100             100
                                                               Preferred Stock        2,000,000            0
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
Best Masonry  & Tool Supply, Inc.             Texas              Common Stock          100,000           1,000            100
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
Lewis W. Osborne, Inc.                      California           Common Stock          25,000            12,296           100
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
United Terrazzo Supply Co., Inc.            California           Common Stock            800               16             100
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
Magna Wall, Inc.                              Texas              Common Stock         1,000,000          1,000            100
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
ISG Canada Limited                     Canada, province of       Common Stock         Unlimited           100             100
                                          New Brunswick
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
ISG Manufactured Products, Inc.                Utah              Common Stock        20,000,000          1,000            100
                                                               Preferred Stock       10,000,000            0
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
ISG Int'l FSC, Inc.                            Guam              Common Stock             1                1              100
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
ISG Services Corporation (f/k/a ISG            Utah              Common Stock            100              100             100
Capital Corporation)
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
ISG Partner, Inc.                              Utah              Common Stock        20,000,000           100             100
                                                               Preferred Stock       10,000,000            0
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
ISG Swift Crete, Inc.                          Utah              Common Stock        10,000,000           100             100
                                                               Preferred Stock       20,000,000            0
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
Don's Building Supply, L.P.                   Texas              Partnership             --                --             100
                                                                   Interest
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------

------------------------------------- ----------------------- ------------------- ------------------ -------------- ---------------
                                                                                                       Number of    Percentage of
                                                               Class of Equity    Number of Shares      Shares        its Equity
                Name                       Jurisdiction            Interest          Authorized       Outstanding   Interest Owned
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
Palestine Concrete Tile Company,              Texas              Partnership             --                --             100
L.P.                                                               Interest
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
FlexCrete Building Systems, L.C.               Utah                 Units                --                --             90
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
Headwaters Technology Innovation               Utah              Common Stock            100              100             100
Group, Inc.
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
Hydrocarbon Technologies  of           Canada, province of     Class A (Common        Unlimited        1,000,000          100
Canada, Inc.                                 Alberta               Voting)
                                                               Class B (Common        Unlimited            0
                                                                 Non-Voting)
                                                                   Class C            Unlimited            0
                                                                  (Preferred
                                                              Redeemable Voting)
                                                              Class D Preferred       Unlimited            0
                                                              Redeemable Voting
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
Headwaters NanoKinetix, Inc.                   Utah              Common Stock            100              100             100
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
Headwaters Clean Coal Corp.                    Utah              Common Stock            100              100             100
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
HTI Chemical Sub, Inc. (f/k/a               New Jersey           Common Stock         1,000,000           100             100
Chemsampco, Inc.)
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
Hydrocarbon Technologies, Inc.                 Utah              Common Stock            100              100             100
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
Covol Services Corporation                     Utah              Common Stock            100              100             100
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
Global Climate Reserve Corporation             Utah              Common Stock            100              100             100
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
ISG Liberty, Inc.                              Utah              Common Stock            100              100             100
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
American Construction Materials,               Utah              Common Stock            100              100             100
Inc.
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
ACM Georgia, Inc.                            Georgia             Common Stock            100              100             100
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------
Headwaters Heavy Oil, Inc.                     Utah              Common Stock            100              100             90
------------------------------------- ----------------------- ------------------- ------------------ --------------- --------------

                                  SCHEDULE 6.10

                          PERMITTED RESTRICTED PAYMENTS

1995 Stock Option Plan
2000 Employee Stock Purchase Plan
2002 Stock Incentive Plan
2003 Stock Incentive Plan
Headwaters Heavy Oil, Inc. stock purchase

                                SCHEDULE 6.13(A)

                         SECURITIES ACCOUNTS INVESTMENTS

UBS
One Commercial Place, 11th Floor
Norfolk, VA  23510
----------------- ------------------------------------ -------------------
Account           Description                          Approx. Current
                                                       Value
----------------- ------------------------------------ -------------------
VN23463           Government Securities,
                  Mortgage Backed Securities           $1,100,000
----------------- ------------------------------------ -------------------
VN23464           HDWTRS common stock                  $2,500,000
----------------- ------------------------------------ -------------------
VN24917           HDWTRS common stock                  $8,000,000
----------------- ------------------------------------ -------------------
VN25717           Foreign Equities                     $200,000
----------------- ------------------------------------ -------------------
VN25718           U.S. Equities                        $250,000
----------------- ------------------------------------ -------------------
VN28871           Money Market Funds,
                  Government Securities,
                  Mortgage Backed Securities           $37,000,000
----------------- ------------------------------------ -------------------

                                SCHEDULE 6.13(B)

                           NON-SUBSIDIARY INVESTMENTS


Environmental Technologies Group, Inc., 50 % membership interest

                                SCHEDULE 6.14(B)

             SUBORDINATION PROVISIONS RE. INTERCOMPANY INDEBTEDNESS

Notwithstanding any provision contained in this [Note] to the contrary, the indebtedness (principal, interest (including, without limitation, any such interest accruing subsequent to the filing by or against the Headwaters Incorporated or any subsidiary (collectively, "Loan Parties") of any proceeding brought under any applicable bankruptcy or insolvency law, including, without limitation, Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Section 100 et seq.), whether or not such interest is allowed as a claim pursuant to the provisions of any such applicable law), collection costs and expenses and other amounts) of [identify Borrower or Subsidiary] to the holder of this Note evidenced by or arising under or in respect of this Note (collectively, the "Subordinated Indebtedness") is and shall at all times be wholly subordinate and junior in right of payment to any and all other present and future indebtedness (principal, premium, if any, interest (including, without limitation, any such interest accruing subsequent to the filing by or against any Loan Party of any proceeding brought under any applicable bankruptcy or insolvency law, including, without limitation, Chapter 11 of the United States Bankruptcy Code (11 U.S.C.
Section 100 et seq.), whether or not such interest is allowed as a claim pursuant to the provisions of any such applicable law), fees, collection costs and expenses and/or other amounts), liabilities and obligations (including, without limitation, letter of credit reimbursement obligations) of any Loan Party for or with respect to borrowed money, letters of credit and/or interest rate swaps and/or hedges which is incurred under or in connection with that certain Credit Agreement dated as of March 31, 2004 by and among Headwaters Incorporated, certain lenders party thereto and Bank One, NA as administrative agent, as the same may be amended, restated, supplemented or otherwise modified from time to time (collectively, the "Senior Indebtedness"), in the manner and with the force and effect hereinafter set forth:

                  (a) in the event of (i) any liquidation, dissolution or other winding up of any Loan Party, voluntary or involuntary, (ii) any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, composition or other similar proceeding relative to any Loan Party or its property, (iii) any general assignment by any Loan Party for the benefit of creditors or (iv) any distribution, division, marshaling or application of any of the properties or assets of any Loan Party or the proceeds thereof to creditors, voluntary or involuntary, and whether or not involving legal proceedings, then and in any such event:

                           (A) all principal, premium, if any, interest
                  (including, without limitation, any such interest accruing subsequent to the filing by or against any Loan Party of any proceeding brought under any applicable bankruptcy or insolvency law, including, without limitation, Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Section 100 et seq.)), whether or not such interest is allowed as a claim pursuant to the provisions of any such applicable law), fees, collection costs and expenses and other amounts owing on or in respect of any of the Senior Indebtedness shall first be paid in full in cash before any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities, including equity securities, or other evidences of indebtedness, the payment of which is unconditionally subordinated to the payment of all of the Senior Indebtedness which may at the time be outstanding) shall be made on any of the Subordinated Indebtedness;

                           (B) all of the Subordinated Indebtedness shall
                  forthwith become due and payable, and any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities, including equity securities or other evidences of indebtedness, the payment of which is unconditionally subordinated to the payment of all of the Senior Indebtedness which may at the time be outstanding), which would otherwise (but for the terms hereof) be payable or deliverable in respect of the Subordinated Indebtedness, shall be paid or delivered, pro rata, directly to, or for the account of, the holders of the Senior Indebtedness, for application to the payment of the Senior Indebtedness until all of the Senior Indebtedness shall have been paid in full in cash, and the holder(s) of this Note irrevocably authorize, empower and direct all receivers, trustees, liquidators, conservators, fiscal agents and others having authority in the premises to effect all such payments and deliveries; and

                           (C) notwithstanding the foregoing provisions, if for
                  any reason whatsoever any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities, including equity securities or other evidences of indebtedness, the payment of which is unconditionally subordinated to the payment of all of the Senior Indebtedness which may at the time be outstanding), be received by a holder of this Note before all of the Senior Indebtedness is paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall immediately paid or delivered by such holder to, as the case may be, the holders of such Senior Indebtedness remaining unpaid, pro rata, for application to the payment of the Senior Indebtedness until all of the Senior Indebtedness shall have been paid in full in cash;

                  (b) in the event either (i) any default in respect of the payment of any principal of, premium on, if any, interest on or other amount owing with respect to any of the Senior Indebtedness shall have occurred and be continuing or (ii) any other default on or with respect to any of the Senior Indebtedness as a result of which the holder(s) thereof shall then be entitled to accelerate such Senior Indebtedness shall have occurred and be continuing or would be created by or result from a payment described in clause (A) or (B) below, then, unless and until all of the Senior Indebtedness shall have been paid in full in cash, no Loan Party will not, directly or indirectly, make or agree to make, and the holder(s) of this Note will not demand, accept or receive, (A) any payment in cash, property, securities (other than in securities, including equity securities or other evidences of indebtedness, the payment of which is unconditionally subordinated to the payment of all of the Senior Indebtedness which may at the time be outstanding) or otherwise, direct or indirect, of or on account of any principal of, interest on or other amount owing with respect to any of the Subordinated Indebtedness or (B) any payment for the purpose of any redemption, purchase or other acquisition, direct or indirect, of any of the Subordinated Indebtedness, and no such payments shall be due or payable;

                  (c) if any payment or distribution of any kind or character (whether in cash, securities or other property) or any security shall be received by any holder(s) of this Note in contravention of any of the terms of this Note, such payment or distribution or security shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness, pro rata, for application to the payment of all of the Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash. In the event of the failure of any holder of this Note to endorse or assign any such payment, distribution or security, any holder of the Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same;

                  (d) without the prior written consent of each holder of Senior Indebtedness, the holder(s) of this Note shall have no right to enforce payment of any of the Subordinated Indebtedness against any Loan Party, or to otherwise take any action against any Loan Party or any property or assets of any Loan Party (including, without limitation, any property or assets of any Loan Party pledged as collateral to secure any of the Senior Indebtedness) unless and until all of the Senior Indebtedness shall have been paid in full in cash;

                  (e) the holder(s) of this Note undertake and agree for the benefit of each holder of Senior Indebtedness to execute, verify, deliver and file any proofs of claim within fifteen (15) days before the expiration of the time to file the same which any holder of Senior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the Subordinated Indebtedness and to effectuate the full benefit of the subordination contained herein; and upon failure of the holder(s) of this Note so to do, any such holder of Senior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder(s) of this Note to execute, verify, deliver and file any such proofs of claim;

                  (f) the subordination effected by the foregoing provisions and the rights created thereby in favor of the holders of the Senior Indebtedness shall not be affected by (i) any amendment, modification, extension, renewal, restatement or replacement of, increase in or addition or supplement to any of the Senior Indebtedness or any instrument or agreement relating thereto, (ii) any exercise or nonexercise of any right, power or remedy under or in respect of any of the Senior Indebtedness or any instrument or agreement relating thereto or (iii) the giving or denial of any waiver, consent, release, indulgence, extension, renewal, modification or delay or the taking or nontaking of any other action, inaction or omission, in respect of any of the Senior Indebtedness or any instrument or agreement relating thereto or to any securities relating thereto or any guarantee thereof, whether or not any holder(s) of this Note shall have had notice or knowledge of any of the foregoing;

                  (g) the foregoing provisions are solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness on the one hand, and the holder(s) of this Note on the other hand, and nothing herein shall impair, as between any Loan Party and the holder(s) of this Note, the obligation of such Loan Party which is unconditional and absolute, to pay the principal, interest and other amounts owing on or in respect of the Subordinated Indebtedness in accordance with the terms of this Note, nor shall anything herein prevent the holder(s) of this Note from exercising all remedies otherwise permitted by applicable law or under this Note, subject in all events to the rights of the holders of the Senior Indebtedness as herein provided for; and

                  (h) the provisions of this sixth paragraph of this Note (i) may not be amended without the prior written consent of each holder of Senior Indebtedness, (ii) shall be continuing, irrevocable and binding on the holder(s) of this Note and their respective heirs, executors, personal representatives, successors and assigns and (iii) shall inure to the benefit of the holders of the Senior Indebtedness and their respective successors and assigns.

                                                          SCHEDULE 6.15

                                                         EXISTING LIENS

UCC FINANCING STATEMENTS

------------------- ------------------------------- ------------------------------- --------------------------- --------------------
STATE                DEBTOR                          CREDITOR                        FILE DATE                   FILE NUMBER
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                Best Masonry & Tool Supply      NMHG Financial Services,        4/7/2000                    471146
                     Inc.                            Inc.
                                                                                     Expires 4/7/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                Best Masonry & Tool Supply      John Deere Construction         4/9/2002                    20025827147
                     Inc.                            Equipment Company
                                                                                     Expires 4/9/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                Best Masonry & Tool Supply      De Lage Landen Financial        6/16/2003                   30031359650
                     Inc.                            Services, Inc.
                                                                                     Expires 6/16/2008
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                Best Masonry & Tool Supply      De Lage Landen Financial        6/16/2003                   30031359872
                     Inc.                            Services, Inc.
                                                                                     Expires 6/16/2008
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 Best Masonry & Tool Supply      Wells Fargo Equipment           8/31/2001                   2853200121
                     ISG Resources, Inc.             Finance, Inc.
                                                                                     Expires 8/31/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 Best Masonry & Tool Supply      Wells Fargo Equipment           8/31/2001                   2854200122
                     ISG Resources, Inc.             Finance, Inc.
                                                                                     Expires 8/31/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------

------------------- ------------------------------- ------------------------------- --------------------------- --------------------
STATE                DEBTOR                          CREDITOR                        FILE DATE                   FILE NUMBER
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 Best Masonry & Tool Supply      John Deere Construction &       5/10/2002                   187186200235
                                                     Forestry Company
                                                                                     Expires 5/10/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                Don's Building Supply, Inc.     Toyota Motor Credit             12/8/1999                   9900243840
                                                     Corporation
                                                                                     Expires 12/8/2004
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                Don's Building Supply, Inc.     Toyota Motor Credit             12/8/1999                   9900243845
                                                     Corporation
                                                                                     Expires 12/8/2004
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 Environmental Technology        Keycorp Leasing Ltd.            6/5/1995                    95-441148
                     Group, LLC
                                                                                     Expires 3/22/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 Environmental Technology        Keycorp Leasing Ltd.            8/10/1995                   95-449066
                     Group, LLC
                                                                                     Expires 8/10/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 Headwaters Incorporated         Revco Leasing                   5/7/2001                    01-714395

                                                                                     Expires 5/7/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 Headwaters Incorporated         Zions Credit Corporation        3/7/2003                    211544200331

                                                                                     Expires 3/7/2008
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 Headwaters Incorporated         Revco Leasing                   5/16/2003                   216588200335

                                                                                     Expires 5/16/2008
------------------- ------------------------------- ------------------------------- --------------------------- --------------------

                                                               2

------------------- ------------------------------- ------------------------------- --------------------------- --------------------
STATE                DEBTOR                          CREDITOR                        FILE DATE                   FILE NUMBER
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 Headwaters Incorporated         Revco Leasing                   1/7/2004                    234774200439

                                                                                     Expires 1/7/2009
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
New Jersey           Hydrocarbon Technologies,       Newcourt Leasing Corporation    5/6/1999                    1905005
                     Inc.
                                                                                     Expires 5/6/2004
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
New Jersey           Hydrocarbon Technologies,       ABB Structured Finance          9/18/2002                   21225819
                     Inc.                            (Americas) Inc.
                                                                                     Expires 9/18/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
New Jersey           Hydrocarbon Technologies,       Ricoh Business Systems, Inc.    2/10/2003                   21432859
                     Inc.
                                                                                     Expires 2/10/2008
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 Industrial Services Group       Bank of America, N.A. (fka      6/6/2000                    00-679710
                                                     NationsBank)
                                                                                     Expires 6/6/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 Industrial Services Group       Dell Financial Services LP      5/2/2001                    01-713962

                                                                                     Expires 5/2/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 Industrial Services Group       Dell Financial Services LP      6/21/2001                   01-718734

                                                                                     Expires 6/21/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------

                                                               3

------------------- ------------------------------- ------------------------------- --------------------------- --------------------
STATE                DEBTOR                          CREDITOR                        FILE DATE                   FILE NUMBER
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 Industrial Services Group       Dell Financial Services LP      8/16/2001                   1370200115

                                                                                     Expires 8/16/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 Industrial Services Group       Dell Financial Services LP      10/1/2001                   166446200134

                                                                                     Expires 10/1/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                ISG Partners, Ltd.              H.E.B. Investment and           2/5/2001                    100021279
                                                     Retirement Plan Trust
                                                                                     Expires 2/6/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Arkansas             ISG Resources, Inc              Associates Leasing Inc          9/3/1999                    1205855

                                                                                     Expires 9/3/2004
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
California           ISG Resources, Inc.             Associates Leasing              6/1/2000                    2000-16061028

                                                                                     Expires 6/1/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
California           ISG Resources, Inc.             Zions Credit Corporation        5/1/2001                    2001-12760394

                                                                                     Expires 5/1/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Georgia              ISG Resources, Inc.             Wells Fargo Financial           5/25/2000                   330-2000-007256
                                                     Leasing, Inc.
                                                                                     Expires 5/25/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Michigan             ISG Resources, Inc.             Fidelity Leasing Inc.           4/4/2000                    D638377

                                                                                     Expires 4/4/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------

                                                               4

------------------- ------------------------------- ------------------------------- --------------------------- --------------------
STATE                DEBTOR                          CREDITOR                        FILE DATE                   FILE NUMBER
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Michigan             ISG Resources Inc               Williams Scotsman, Inc.         5/24/2000                   D657601

                                                                                     Expires 5/24/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Minnesota            ISG Resources, Inc.             Progressive Rail                11/30/2000                  2278764
                     Associated Bank                 Incorporated
                     Minnesota                                                       Expires 11/30/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Mississippi          ISG Resources Inc               Associates Leasing Inc          9/25/2000                   1466406

                                                                                     Expires 9/25/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Mississippi          ISG Resources Inc               Great Southern Tractor          10/20/2000                  1473241
                                                     Company
                                                                                     Expires 10/20/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Mississippi          ISG Resources Inc               Great Southern Tractor &        11/27/2000                  1481984
                                                     Company
                                                                                     Expires 11/27/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
North Dakota         ISG Resources, Inc.             Associates Leasing, Inc.        6/2/2000                    00-000946256

                                                                                     Expires 6/2/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Ohio                 ISG Resources Inc.              Associates Leasing Inc          6/2/2000                    AP0244587

                                                                                     Expires 6/2/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------

                                                               5

------------------- ------------------------------- ------------------------------- --------------------------- --------------------
STATE                DEBTOR                          CREDITOR                        FILE DATE                   FILE NUMBER
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                ISG Resources, Inc.             Toyota Motor Credit Corp.       4/23/1999                   9900081739

                                                                                     Expires 4/23/2004
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                ISG Resources, Inc.             Associates Leasing, Inc.        5/11/1999                   9900091664

                                                                                     Expires 5/12/2009
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                ISG Resources, Inc.             Nationsbanc Leasing             5/25/1999                   99000102953
                                                     Corporation
                                                                                     Expires 5/25/2004
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                ISG Resources, Inc.             Associates Leasing, Inc.        5/25/1999                   9900103806

                                                                                     Expires 5/25/2004
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                ISG Resources, Inc.             City National Leasing, A        6/9/1999                    9900116740
                     A Division of City
                     National Bank                                                   Expires 6/9/2004
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                ISG Resources, Inc.             Southwestern Bell Telephone     7/9/1999                    9900140135
                                                     Company
                                                                                     Expires 7/9/2004
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                ISG Resources, Inc.             Associates Commercial           7/12/1999                   9900139250
                                                     Corporation
                                                                                     Expires 7/12/2004
------------------- ------------------------------- ------------------------------- --------------------------- --------------------

                                                               6

------------------- ------------------------------- ------------------------------- --------------------------- --------------------
STATE                DEBTOR                          CREDITOR                        FILE DATE                   FILE NUMBER
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                ISG Resources, Inc. (Lessee)    Associates Leasing, Inc.        8/27/1999                   9900174752
                                                     (Lessor)
                                                                                     Expires 8/27/2004
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                ISG Resources, Inc. (Lessee)    Associates Leasing, Inc.        9/20/1999                   9900190551
                                                     (Lessor)
                                                                                     Expires 9/20/2004
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                ISG Resources, Inc.             Associates Leasing, Inc.        6/1/2000                    0000511569

                                                                                     Expires 6/1/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                ISG Resources, Inc.             Komatsu Financial LP            7/28/2000                   0000553217

                                                                                     Expires 7/28/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                ISG Resources, Inc.             Associates Leasing, Inc.        9/25/2000                   0000592478

                                                                                     Expires 9/26/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Deere Credit, Inc.              4/26/2000                   00-677442

                                                                                     Expires 4/26/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Associates Leasing Inc          12/4/2000                   00-699894

                                                                                     Expires 12/4/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Conseco Finance Vendor          1/17/2001                   01-704031
                                                     Services
                                                                                     Expires 1/17/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------

                                                               7

------------------- ------------------------------- ------------------------------- --------------------------- --------------------
STATE                DEBTOR                          CREDITOR                        FILE DATE                   FILE NUMBER
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Conseco Finance Vendor          1/17/2001                   01-704036
                                                     Services
                                                                                     Expires 1/17/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Venserv Inc.                    5/25/2001                   01-716258

                                                                                     Expires 5/25/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Komatsu Financial LP            7/19/2001                   01-720298

                                                                                     Expires 7/19/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 Best Masonry & Tool Supply      Wells Fargo Equipment           8/31/2001                   2853200121
                                                     Finance, Inc.
                     ISG Resources, Inc.                                             Expires 8/31/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 Best Masonry & Tool Supply      Wells Fargo Equipment           8/31/2001                   2854200122
                                                     Finance, Inc.
                     ISG Resources, Inc.                                             Expires 8/31/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources Inc.              William Scotsman Mobile         10/30/2001                  172255200126
                                                     Offices
                                                                                     Expires 10/30/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Tennant Financial Services      12/20/2001                  17647200231

                                                                                     Expires 12/20/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------

                                                               8

------------------- ------------------------------- ------------------------------- --------------------------- --------------------
STATE                DEBTOR                          CREDITOR                        FILE DATE                   FILE NUMBER
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Zions Credit Corporation        3/25/2002                   183500200227

                                                                                     Expires 3/25/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Citicapital Commercial          4/3/2002                    184215200233
                                                     Corporation
                                                                                     Expires 4/3/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Citicapital Commercial          4/3/2002                    184228200238
                                                     Corporation
                                                                                     Expires 4/3/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Citicapital Commercial          4/3/2002                    184230200232
                                                     Corporation
                                                                                     Expires 4/3/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Citicapital Commercial          4/3/2002                    184231200233
                                                     Corporation
                                                                                     Expires 4/3/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Zions Credit Corporation        5/24/2002                   188380200233

                                                                                     Expires 5/24/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Wells Fargo Financial           6/13/2002                   190206200225
                                                     Leasing
                                                                                     Expires 6/13/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------

                                                               9

------------------- ------------------------------- ------------------------------- --------------------------- --------------------
STATE                DEBTOR                          CREDITOR                        FILE DATE                   FILE NUMBER
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Revco Leasing                   6/13/2002                   189684200242

                                                                                     Expires 6/13/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Zions Credit Corporation        7/22/2002                   192780200235

                                                                                     Expires 7/22/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Zions Credit Corporation        9/12/2002                   196021200225

                                                                                     Expires 9/12/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Bank of America, N.A.           10/18/2002                  200317200222

                                                                                     Expires 10/18/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             General Electric Capital        1/30/2003                   208748200341
                                                     Corporation
                                                                                     Expires 1/30/2008           (In Lieu Of Filing
                                                                                                                 Georgia UCCs)
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Zions Credit Corporation        4/18/2003                   214782200336

                                                                                     Expires 4/18/2008
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Zions Credit Corporation        6/11/2003                   218868200338

                                                                                     Expires 6/11/2008
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Zions Credit Corporation        8/13/2003                   223432200331

                                                                                     Expires 8/13/2008
------------------- ------------------------------- ------------------------------- --------------------------- --------------------

                                                               10

------------------- ------------------------------- ------------------------------- --------------------------- --------------------
STATE                DEBTOR                          CREDITOR                        FILE DATE                   FILE NUMBER
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Alter Moneta Corporation        10/8/2003                   228134200331

                                                                                     Expires 10/8/2008
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             The CIT Group/ Equipment        11/26/2003                  231927200336
                                                     Financing
                                                                                     Expires 11/26/2008
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Zions Credit Corporation        1/2/2004                    234848200447

                                                                                     Expires 1/2/2009
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 ISG Resources, Inc.             Zions Credit Corporation        1/2/2004                    234854200436

                                                                                     Expires 1/2/2009
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 I S G Resources                 The CIT Group/ Equipment        1/6/1999                    99-629908
                                                     Financing
                                                                                     Expires 1/6/2009
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 I S G Resources                 Spectra   Precision   Credit    5/18/1999                   99-642940
                                                     Corp.
                                                                                     Expires 5/18/2004
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 I S G Resources                 Associates Leasing Inc.         5/19/1999                   99-643050

                                                                                     Expires 5/19/2009
------------------- ------------------------------- ------------------------------- --------------------------- --------------------

                                                               11

------------------- ------------------------------- ------------------------------- --------------------------- --------------------
STATE                DEBTOR                          CREDITOR                        FILE DATE                   FILE NUMBER
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 I S G Resources                 Associates Leasing Inc.         6/5/2000                    00-681601

                                                                                     Expires 6/5/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 I S G Resources                 Associates Leasing Inc.         10/10/2000                  00-693246

                                                                                     Expires 10/10/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 I S G Resources                 Associates Leasing Inc.         10/26/2000                  00-696006

                                                                                     Expires 10/26/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 I S G Resources                 Bank of New York                12/5/2000                   00-700001

                                                                                     Expires 12/5/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 I S G Resources                 Zions Credit Corporation        12/8/2000                   00-700252

                                                                                     Expires 12/8/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 I S G Resources                 Zions Credit Corporation        12/18/2000                  00-701352

                                                                                     Expires 12/18/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 I S G Resources                 Associated Bank Minnesota       12/20/2000                  00-701514

                                                                                     Expires 12/20/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 I S G Resources                 Zions Credit Corporation        3/1/2001                    01-707812

                                                                                     Expires 3/1/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------

                                                               12

------------------- ------------------------------- ------------------------------- --------------------------- --------------------
STATE                DEBTOR                          CREDITOR                        FILE DATE                   FILE NUMBER
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 I S G Resources                 Zions Credit Corporation        4/2/2001                    01-710788

                                                                                     Expires 4/2/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Wyoming              ISG Resources, Inc.             Associates Leasing, Inc.        6/26/2000                   2000-11957430

                                                                                     Expires 6/26/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Arkansas             J T M Inc.                      Community Bank of North         11/21/2000                  1274911
                                                     Arkansas
                                                                                     Expires 11/21/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Arkansas             J T M Inc.                      Community Bank of North         5/23/2002                   1423781
                                                     Arkansas
                                                                                     Expires 5/23/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Florida              JTM Incorporated                First Union National Bank       3/1/2000                    200000050526
                     Russell Michael
                                                                                     Expires 3/1/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Florida              JTM Incorporated                First Union National Bank       12/19/2000                  200000285061
                     Russell Michael
                                                                                     Expires 12/19/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Florida              J T M Inc                       Southtrust Bank                 8/3/2001                    200100169206

                                                                                     Expires 8/3/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------

                                                               13

------------------- ------------------------------- ------------------------------- --------------------------- --------------------
STATE                DEBTOR                          CREDITOR                        FILE DATE                   FILE NUMBER
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Florida              J.T.M. Inc.                     Southtrust Bank                 10/12/2001                  20019011258X

                                                                                     Expires 10/12/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Illinois             JTM Inc                         The First National Bank         10/19/1998                  003925856

                                                                                     Expires 10/19/2008
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Iowa                 JTM Inc.                        Security State Bank             9/15/2000                   P128674
                     Johnson Carl R
                     McNeilus Jim L                                                  Expires 9/15/2005
                     Taco John's
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Maryland             J.T.M., Inc.                    White Oak Equipment, Inc.       2/10/1994                   0000000140418125

                                                                                     Expires 2/10/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Maryland             J.T.M., Inc.                    White Oak Equipment, Inc.       2/22/1994                   0000000140538408

                                                                                     Expires 2/22/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Maryland             JTM, Inc. dba                   A.C. Financial Corp             8/11/2000                   0000000181055617
                     Timber Creek Restaurant         GNB Financial Co.
                                                                                     Expires 6/30/06
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Minnesota            JTM, Inc.                       Midwest Diesel Service, Inc.    4/6/1998                    2026290

                                                     Associates Commercial           Expires 4/6/2008
                                                     Corporation
------------------- ------------------------------- ------------------------------- --------------------------- --------------------

                                                               14

------------------- ------------------------------- ------------------------------- --------------------------- --------------------
STATE                DEBTOR                          CREDITOR                        FILE DATE                   FILE NUMBER
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Tennessee            JTM Inc                         Insouth Bank                    7/12/2000                   200025978

                                                                                     Expires 7/12/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                J T M Inc.                      Internal Revenue Service        7/15/1983                   8300157214

                                                                                     Federal Tax Lien
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Utah                 JTM, Inc.                       Greater Business                3/19/1996                   96-512472
                                                     Administration
                                                                                     Expires 3/19/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Arkansas             JTM Industries Inc              General Electric Capital        8/17/1994                   919126
                                                     Corporation
                                                                                     Expires 8/17/2004
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Iowa                 JTM Industries Inc              Internal Revenue Service        05/19/1989                  F019004

                                                                                     Federal Tax Lien
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Virginia             JTM Industries Inc              NationsBank, N.A.               10/15/2002                  02-10230578

                                                                                     Expires 10/15/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Indiana              KBK Enterprises                 West End Savings Bank           2/11/2002                   0200001235156

                                                                                     Expires 2/11/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------

                                                               15

------------------- ------------------------------- ------------------------------- --------------------------- --------------------
STATE                DEBTOR                          CREDITOR                        FILE DATE                   FILE NUMBER
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
New York             KBK Enterprises, L.L.C.         Bank of Smithtown               11/29/2002                  0211292673575

                                                                                     Expires 11/29/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
California           Lewis W. Osborne, Inc.          NMHG Financial Services Inc.    1/31/2002                   0203160624

                                                                                     Expires 1/31/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
California           Lewis W. Osborne, Inc.          Cupertino National Bank         11/20/2002                  2002-32560283

                                                                                     Expires 11/20/2007
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
California           Osborne Building Supply,        Orix Credit Alliance, Inc.      3/11/1996                   1996-07360554
                     Incorporated
                                                                                     Expires 3/13/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                Palestine Concrete Tile         Yale Financial Service, Inc.    12/18/1995                  9500241605
                     Company
                     Texas Industries, Inc.                                          Expires 12/19/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                Palestine Concrete Tile         Yale Financial Services,        4/8/1996                    9600067627
                     Company                         Inc.
                     Texas Industries, Inc.                                          Expires 4/10/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                Palestine Concrete Tile         Yale Financial Services,        5/13/1996                   9600093794
                     Company                         Inc.
                     Texas Industries, Inc.                                          Expires 5/15/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------

                                                               16

------------------- ------------------------------- ------------------------------- --------------------------- --------------------
STATE                DEBTOR                          CREDITOR                        FILE DATE                   FILE NUMBER
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                Palestine Concrete Tile         Yale Financial Services,        6/10/1996                   9600114232
                     Company                         Inc.
                     Texas Industries, Inc.                                          Expires 6/12/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                Palestine    Concrete   Tile    The CIT Group/ Equipment        6/29/2000                   532376
                     Company                         Financing, Inc.
                                                                                     Expires 6/29/2005
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                Palestine Concrete Tile         Safeco Credit Co.               7/6/2001                    100129877
                     Company                         Inc.dba Safeline Leasing
                                                                                     Expires 7/6/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------
Texas                Palestine Concrete Tile         Safeco Credit Co. Inc.          10/26/2001                  20007699205
                     Company                         dba Safeline Leasing
                                                                                     Expires 10/26/2006
------------------- ------------------------------- ------------------------------- --------------------------- --------------------

                                                               17

                                                   SCHEDULE 6.27

                                               MORTGAGED PROPERTIES


----------------------- --------------------- ------------- -------------- ------------ -------------- --------------- -------------
  PROPERTY LOCATION        PROPERTY NAME      RECORD OWNER    PROPERTY       COUNTY         BOOK        BOOK VALUE-        BOOK
     DESCRIPTION                                               ADDRESS                   VALUE-LAND    IMPROVEMENT      VALUE-TOTAL
----------------------- --------------------- ------------- -------------- ------------ -------------- --------------- -------------
Dallas, Texas           Palestine Block       Palestine     2202 Chalk     Dallas       $2,205,481.90  $260,393.13     $2,465,875.03
                        Plant                 Concrete      Hill Road,     County
                                              Tile          Dallas, TX
                                              Company,      75212
                                              Inc.
----------------------- --------------------- ------------- -------------- ------------ -------------- --------------- -------------
Dallas, Texas           Don's Building        Don's         2327           Dallas       $99,000.00     $415,620.07     $514,620.07
                        Supply-Store          Building      Langford       County
                                              Supply, L.P.  Street,
                                                            Dallas, TX
                                                            75208
----------------------- --------------------- ------------- -------------- ------------ -------------- --------------- -------------
Denver, Colorado        Irondale-Storage/     ISG           8850           Adams        $270,000.00    $2,584,604.66   $2,854,604.66
                        Transload             Resources,    Yosemite,      County
                        Terminal              Inc.          Henderson, CO
                                                            80640
----------------------- --------------------- ------------- -------------- ------------ -------------- --------------- -------------
La Mirada, California   L. W. Osborne         ISG           16005 Phoebe   Los          $703,057.00    $85,602.81      $788,659.81
                                              Resources,    Ave., La       Angeles
                                              Inc.          Mirada, CA     County
                                                            90638
----------------------- --------------------- ------------- -------------- ------------ -------------- --------------- -------------
Lawrenceville, New      Hydrocarbon           Hydrocarbon   1501 New       Mercer       $207,500.00    $597,326.00     $804,826.00
Jersey                  Technologies, Inc.    Technologies, York Avenue,   County
                                              Inc.          Lawerenceville,
                                                            New Jersey
                                                            08648
----------------------- --------------------- ------------- -------------- ------------ -------------- --------------- -------------
Pomona, California      Pomona-Storage/       ISG           1345 E.        Los          $898,338.00    $536,791.37     $1,435,129.37
                        Transload             Resources,    Philadelphia   Angeles
                        Terminal              Inc.          St.,           County
                                                            Pomona, CA
----------------------- --------------------- ------------- -------------- ------------ -------------- --------------- -------------

                                    EXHIBIT A

                      FORM OF BORROWER'S COUNSEL'S OPINION

                                    Attached

                                 March 31, 2004



Bank One, NA (Main Office Chicago),
   as Administrative Agent
1 Bank One Plaza
Chicago, IL 60670

Each of the LC Issuer and the Lenders
 party to the Agreement
 (as defined below)

RE: Credit Agreement, dated as of March 31, 2004 (the "Agreement"), by and among Headwaters Incorporated, the Lenders from time to time parties thereto and Bank One, NA (Main Office Chicago), as LC Issuer and Administrative Agent

Ladies and Gentlemen:

We have acted as special New York (the "State") counsel to Headwaters Incorporated, a Delaware corporation (the "Company"), and to each of the corporations listed on Annex A to this opinion letter (collectively, the "Guarantors"), in connection with certain loans in the amount of $50,000,000 made on the date hereof to the Company under the Credit Agreement, dated as of the date hereof, by and among, the Company, the Lenders from time to time parties thereto and Bank One, NA (Main Office Chicago), as LC Issuer and Administrative Agent. The definitions of terms contained in Annex B apply to this opinion letter and the definitions of terms contained in the Agreement apply to terms that are used and not otherwise defined herein or in Annex B.

This opinion is delivered to you pursuant to Section 4.1.5 of the Agreement, at the request of the Company.

In rendering this opinion, we have reviewed the following documents, each made, entered into or dated as of the date of this opinion:

         the Agreement;

         the Guaranty, made by each Guarantor in favor of the Administrative Agent (the "Guaranty" the Pledge and Security Agreement, by and among the Company, the Guarantors and the Administrative Agent (the "Pledge and Security Agreement");

         the Copyright Security Agreement, by and among the Company, the Guarantors and the Administrative Agent (the "Copyright Security Agreement");the Patent Security Agreement, by and among the Company, the Guarantors and the Administrative Agent (the "Patent Security Agreement"); and

         the Trademark Security Agreement, by and among the Company, the Guarantors and the Administrative Agent (the "Trademark Security Agreement" and, together with the Pledge and Security Agreement, the Copyright Security Agreement and the Patent Security Agreement, the "Collateral Agreements").

On the basis of the assumptions and subject to the qualifications and limitations set forth below, we are of the opinion that:

                  a) Each of the Agreement and the Collateral Agreements constitutes a valid and legally binding agreement of the Company, in each case enforceable against the Company in accordance with its terms.

                  b) Each of the Guaranty and the Collateral Agreements constitutes a valid and legally binding agreement of each Guarantor, in each case enforceable against such Guarantor in accordance with its terms.

                  c) The execution and delivery of, and the performance of its obligations under, the Agreement and the Collateral Agreements by the Company do not and will not violate or conflict with, result in a breach of, constitute a default under, or result in the creation of any Lien upon any property of the Company under, the federal law of the United States of America ("Federal Law") or the law of the State.

                  d) The execution and delivery of, and the performance of its obligations under, the Guaranty and the Collateral Agreements by each Guarantor do not and will not violate or conflict with, result in a breach of, constitute a default under, or result in the creation of any Lien upon any property of such Guarantor under, the Federal Law or the law of the State.

                  Under Federal Law and the law of the State, no Governmental Approvals are required to have been obtained, and no Governmental Registrations are required to have been made:

                  e) by the Company, (i) for the valid execution and delivery by the Company of the Agreement or the Collateral Agreements, (ii) for the Company's incurrence of the indebtedness in the amount set forth in the first paragraph of this opinion letter and the repayment of such indebtedness, with interest, in accordance with the terms of the Agreement, or (iii) for the grant by the Company of the security interest in (A) its Collateral described in Section 1.3 of the Pledge and Security Agreement, (B) its Copyrights and Licenses, in each case other than the Excluded Property, under Section 3 of the Copyright Security Agreement, (C) its Patents and Licenses, in each case other than the Excluded Property, under Section 3 of the Patent Security Agreement, and (D) its Trademarks and Licenses , in each case other than the Excluded Property, under Section 3 of the Trademark Security Agreement (such security interests, collectively, the "Company Security Interests"); or

                  f) by any Guarantor, (i) for the valid execution and delivery by such Guarantor of the Guaranty or the Collateral Agreements, or (ii) for the grant by such Guarantor of the security interest in (A) its Collateral described in Section 1.3 of the Pledge and Security Agreement, (B) its Copyrights and Licenses, in each case other than the Excluded Property, under Section 3 of the Copyright Security Agreement,
         (C) its Patents and Licenses, in each case other than the Excluded Property, under Section 3 of the Patent Security Agreement, and (D) its Trademarks and Licenses, in each case other than the Excluded Property, under Section 3 of the Trademark Security Agreement (such security interests, collectively, the "Guarantor Security Interests" and, together with the Company Security Interests, the "Security Interests").

                  g) Each of the Security Interests is an enforceable security interest in the Collateral to which it applies.

                           If financing statements in the form attached hereto
                  as Schedule 1A and Schedule 1B are communicated to the Delaware Secretary of State by a method of document delivery authorized under Section 106 of the Administrative Rules of the Delaware Secretary of State and an amount equal to the applicable filing fee is tendered to such filing office, such filing office will have an obligation to accept such financing statements.

                                    Upon acceptance of such financing statements
                  by said filing office, the Company Security Interests and Guarantor Security Interests granted by the Delaware Guarantor in so much of the Collateral as consists of (in each case as defined in the Uniform Commercial Code) accounts (other than accounts described in Section 9-102(a)(6)(B) of the Uniform Commercial Code), general intangibles, goods, chattel paper, investment property, negotiable documents and instruments will be perfected.

                                    Such financing statements are all of the
                  filings, and are in the form, required to effect such perfection.

                                    Except for the filings and fees referred to
                  in clause (i), no other action, including the payment of any recording or other taxes or fees, is required by law to effect such perfection.

                           If financing statements in the form attached hereto
                  as Schedule 2A and Schedule 2B are communicated to the Office of the Secretary of State of California by a method of document delivery authorized under the filing rules of that Office and an amount equal to the applicable filing fee is tendered to such filing office, such filing office will have an obligation to accept such financing statements.

                                    Upon acceptance of such financing statements
                  by said filing office, the Guarantor Security Interests granted by the California Guarantors in so much of the Collateral as consists of (in each case as defined in the Uniform Commercial Code) accounts (other than accounts described in Section 9102(a)(6)(B) of the Uniform Commercial
                  Code), general intangibles, goods, chattel paper, investment property, negotiable documents and instruments will be perfected.

                                    Such financing statements are all of the
                  filings, and are in the form, required to effect such perfection.

                                    Except for the filings and fees referred to
                  in clause (i), no other action, including the payment of any recording or other taxes or fees, is required by law to effect such perfection.

                           If financing statements in the form attached hereto
                  as Schedule 3A, Schedule 3B, Schedule 3C and Schedule 3D, are communicated to the Texas Secretary of State by a method of document delivery authorized under Rule Section 95.106 of the Texas Administrative Code and an amount equal to the applicable filing fee is tendered to such filing office, such filing office will have an obligation to accept such financing statements.

                                    Upon acceptance of such financing statements
                  by said filing office, the Guarantor Security Interests granted by the Texas Guarantors in so much of the Collateral as consists of (in each case as defined in the Uniform Commercial Code) accounts (other than accounts described in
                  Section 9-102(a)(6)(B) of the Uniform Commercial Code), general intangibles, goods, chattel paper, investment property, negotiable documents and instruments will be perfected.

                                    Such financing statements are all of the
                  filings, and are in the form, required to effect such perfection.

                                    Except for the filings and fees referred to
                  in clause (i), no other action, including the payment of any recording or other taxes or fees, is required by law to effect such perfection.

                  We are not representing the Company or any Guarantor in any action, suit or proceeding in which the pleadings request as relief that (a) any of the obligations of the Company, or any of the rights of the Administrative Agent, the LC Issuer or the Lenders, under the Agreement or the Collateral Agreements, or (b) any of the obligations of any Guarantor, or any of the rights of the Administrative Agent, the LC Issuer or the Lenders, under the Guaranty or the Collateral Agreements, be declared invalid or subordinated or their performance be enjoined.

                  Our opinion is subject to the following qualifications and limitations:

                           Our opinion is subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting creditors' rights generally, (ii) general equitable principles, (iii) requirements of reasonableness, good faith and fair dealing and (iv) additionally in the case of (A) indemnities, a requirement that facts, known to the indemnitee but not the indemnitor, in existence at the time the indemnity becomes effective that would entitle the indemnitee to indemnification be disclosed to the indemnitor, (B) waivers, Sections 9-602 and 9-603 of the Uniform Commercial Code, (C) indemnities, waivers and exculpatory provisions, public policy and (D) restrictions on, or remedies in the event of, assignment or transfer of rights or interests or the creation, attachment, perfection or enforcement of security interests, Sections 9-401(b), 9-406, 9-407, 9-408 and 9-409 of the Uniform Commercial Code. Our opinion with respect to the Guaranty is subject to the further qualification that the Guarantor may be exonerated as to a guaranteed party if such guaranteed party fails to inform the Guarantor of material, adverse information, known to it and not to the Guarantor, concerning the Company or any Collateral.

                           Certain remedial provisions of the Loan Documents as to which we are opining may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the balance of such Loan Documents, and the practical realization of the benefits created by such Loan Documents taken as a whole will not be materially impaired by the unenforceability of those particular provisions. In addition, certain remedial provisions of such Loan Documents may be subject to procedural requirements not set forth therein.

                           No Security Interest will be enforceable with respect to (i) or attach to, any Collateral until value has been given and the Grantor thereof has rights in such Collateral and (ii) any Collateral against the competing interests of those third parties (other than the

         Grantor thereof) who would, in accordance with the provisions of Applicable Law, take free of, or have priority over, such Security Interest, notwithstanding its perfection.

                           Our opinion is limited to the law of the State and Federal Law, in each case as in effect on the date hereof, except that our opinions expressed in paragraphs 4(b), 4(c) and 4(d) are limited to the Delaware Uniform Commercial Code, the California Commercial Code and the Texas Uniform Commercial Code, respectively, and, in each case, to Federal Law.

                           Our opinion is intended for the sole benefit of the Administrative Agent, the LC Issuer and the Lenders, and no other Person is entitled to rely on it for any purpose without our prior written consent.

                           We express no opinion with respect to:

                                    the Company's or the Guarantors' rights in,
                  title to or legal or beneficial ownership of any of the Collateral or any Collateral acquired after the date hereof;

                                    the perfection of the Security Interest in
                  any dividends or other distributions any Securities;

                                    the priority of the Security Interests in
                  any Collateral or the effect of perfection or nonperfection of the Security Interests in any Collateral of a type referred to in Section 9-301(c) of the Uniform Commercial Code that is not located in the State of California, in the case of the Company and the California Guarantors, the State of Delaware, in the case of the Delaware Guarantor, or the State of Texas, in the case of the Texas Guarantors;

                                    any Collateral that (A) is not governed by
                  Article 8 or 9 of the Uniform Commercial Code (and not, in the case of Article 9, excluded therefrom by Section 9-109(c) or
                  (d)), (B) is subject to a certificate of title or (C) is a trademark;

                                    Section 15.2 of the Agreement and Section
                  14(A) of the Guaranty insofar as said sections relate to federal courts (except as to the personal jurisdiction thereof);

                                    Section 15.3 of the Agreement and Section
                  14(B) of the Guaranty, insofar as said sections are sought to be enforced in a federal court;

                                    the enforceability of severability,
                  liquidated damages, penalties or similar rights (or the waiver thereof), insofar as any of the foregoing are contained in the Loan Documents; and

                                    the enforceability of any provision of any
                  Loan Document that requires any of the Company or the Guarantors to comply with, or to cause any of the foregoing to comply with, any provision not itself contained in a Loan Document (subject in any such event to the qualifications set forth herein).

                  In rendering our opinion:

                                    We have, without independent verification,
                  relied, with respect to factual matters, statements and conclusions, on certificates and statements of governmental officials and officials of the Company and the Guarantors and on the representations made by the Company and the Guarantors in the Loan Documents.

                                    We have examined originals, or copies of
                  originals certified, conformed or otherwise identified to our satisfaction, of such agreements, documents and records as we have considered relevant and necessary as a basis for this opinion.

                                    We have assumed the accuracy and
                  completeness of all, and the authenticity of all original, certificates, agreements, documents, records and other materials submitted to us, the conformity with the originals of any copies submitted to us, the genuineness of all signatures and the legal capacity of all natural persons.

                                    We have assumed that:

                                    the execution and delivery of, and the
                           performance of its obligations under, the Agreement and the Collateral Agreements by the Company do not and will not (1) require any Governmental Approval or Governmental Registration or (2) violate or conflict with, result in a breach of, or constitute a default under, (aa) any agreement or instrument to which the Company or any of its Affiliates is a party or by which the Company or any of its Affiliates or any of their respective properties may be bound, (bb) any Governmental Approval or Governmental Registration that may be applicable to the Company or any of its Affiliates or any of their respective properties,
                           (cc) any order, decision, judgment or decree that may be applicable to the Company or any of its Affiliates or any of their respective properties, or (dd) any law;

                                    the execution and delivery of, and the
                           performance of the obligations of each Guarantor under, the Guaranty and the Collateral Agreements by such Guarantor do not and will not (1) require any Governmental Approval or Governmental Registration or
                           (2) violate or conflict with, result in a breach of, or constitute a default under, (aa) any agreement or instrument to which such Guarantor or any of its Affiliates is a party or by which such Guarantor or any of its Affiliates or any of their respective properties may be bound, (bb) any Governmental Approval or Governmental Registration that may be applicable to such Guarantor or any of its Affiliates or any of their respective properties, (cc) any order, decision, judgment or decree that may be applicable to such Guarantor or any of its Affiliates or any of their respective properties, or (dd) any law;

                                    the Company (1) is duly organized, validly
                           existing and in good standing under the laws of its jurisdiction of organization and (2) has the power, and has taken all necessary action (including any necessary stockholder action) to authorize it, to execute and deliver, and to perform its obligations under, and has duly executed and delivered, the Agreement and the Collateral Agreements; and

                                    each Guarantor (1) is duly organized,
                           validly existing and in good standing under the laws of its jurisdiction of organization and (2) has the power, and has taken all necessary action (including any necessary stockholder action) to authorize it, to execute and deliver, and to perform its obligations under, and has duly executed and delivered, the Guaranty and the Collateral Agreements;

except that the foregoing assumptions do not apply to, (y) in the case of the Governmental Approvals and Governmental Registrations referred to in subclauses
(A)(1) and (B)(1), the Governmental Approvals and Governmental Registrations that are the subject of our opinion expressed in paragraph 3 above, and (z) in the case of the law referred to in subclauses (A)(2)(dd) and (B)(2)(dd), Federal Law, the law of the State, the Delaware Uniform Commercial Code, the California Commercial Code and the Texas Uniform Commercial Code, in each case as in effect on the date hereof, except as to any Governmental Approvals and Governmental Registrations required under Federal Law, the law of the State, the Delaware Uniform Commercial Code, the California Commercial Code and the Texas Uniform Commercial Code that are not the subject of our opinion expressed in paragraph 3 above.

                                    We have assumed that the Loan Documents
                  constitute (subject to the same qualifications as are contained in subparagraph (a) of the immediately preceding paragraph) the valid, legally binding and enforceable agreements of the parties thereto under all applicable law (other than, in the case of the Company, and the Guarantors,

                  Federal Law and the law of the State, except as to any Governmental Approvals and Governmental Registrations required under Federal Law or the law of the State that are not the subject of our opinion expressed in paragraph 3 above).

                                    We have assumed that for so much of our
                  opinions expressed in paragraphs 1(a) and 1(b) as relates to
                  Section 15.1 of the Agreement, Section 13 of the Guaranty,
                  Section 8.12 of the Pledge and Security Agreements, Section 16 of the Copyright Security Agreement, Section 15 of the Patent Security Agreement, Section 16 of the Trademark Security Agreement that the choice of law of the State as the governing law of the Agreement, the Guaranty and the Collateral Agreements, would not result in a violation of an important public policy of another state having greater contacts with the transactions contemplated by the Agreement, the Guaranty and the Collateral Agreements than the State.

                                    We have assumed, (A) for purposes of
                  paragraph 4(b), the location (determined in accordance with Section 9-307 of the Uniform Commercial Code) of the Company and the Delaware Guarantor is and remains in the State of Delaware, (B) for purposes of paragraph 4(c), the location (determined in accordance with Section 9-307 of the Uniform Commercial Code) of the California Guarantors is and remains in the State of California, (D) for purposes of paragraph 4(d), the location (determined in accordance with Section 9-307 of the Uniform Commercial Code) of the Texas Guarantors is and remains in the State of Texas, and that (E) none of the Company, the Delaware Guarantor, the California Guarantors and the Texas Guarantors will change its name, identity or organizational structure.

                                    We have assumed that the Company and the
                  Guarantors are engaged only in the businesses described in the Borrower's Annual Report on Form 10-K for its fiscal year ended September 30, 2003 and Quarterly Report on Form 10-Q for the quarter ended December 31, 2003.

                                                      Very truly yours,

                                                                         Annex A

                                     ANNEX I

                     Subsidiaries of Headwaters Incorporated


------------------------------------------------ -------------------------------
                  Name of Subsidiary                Jurisdiction of Organization
------------------------------------------------ -------------------------------
 ACM Georgia, Inc.                                             Georgia
 American Construction Materials, Inc.                          Utah
 Best Masonry & Tool Supply, Inc.                               Texas
 Covol Services Corporation                                     Utah
 Don's Building Supply, L.P.                                    Texas
 Global Climate Reserve Corporation                             Utah
 Headwaters Clean Coal Corp.                                    Utah
 Headwaters Heavy Oil, Inc.                                     Utah
 Headwaters NanoKinetix, Inc.                                   Utah
 Headwaters Olysub Corporation                                Delaware
 Headwaters Technology Innovation Group, Inc.                   Utah
 HTI Chemical Sub, Inc.                                      New Jersey
 Hydrocarbon Technologies, Inc.                                 Utah
 ISG Liberty, Inc.                                              Utah
 ISG Manufactured Products, Inc.                                Utah
 ISG Partner, Inc.                                              Utah
 ISG Resources, Inc.                                            Utah
 ISG Services Corporation                                       Utah
 ISG Swift Crete, Inc.                                          Utah
 Lewis W. Osborne Inc.                                       California
 Magna Wall, Inc.                                               Texas
 Palestine Concrete Tile Company, L.P.                          Texas
 United Terrazzo Supply Co., Inc.                            California
------------------------------------------------ -------------------------------

                                                                         Annex B


The following definitions apply to the opinion to which this Annex B is attached:

"Applicable Law" means (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of governmental bodies, (ii) Governmental Approvals and
(iii) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and arbitrators.

"California Guarantors" means Lewis W. Osborne Inc. and United Terrazzo Supply Co., Inc.

"Contract" means (a) any agreement (whether bilateral or unilateral or executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (b) any deed or other instrument of conveyance, (c) any certificate of incorporation or charter and (d) any by-law.

"Delaware Guarantor" means Headwaters Olysub Corporation.

"Governmental Approval" means any authorization, consent, approval, license or exemption (or the like) of or from any governmental unit.

"Governmental Registration" means any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit.

"Grantor" means, with respect to any Security Interest, the grantor thereof.

"Liability" of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, whether arising under Contract, Applicable Law, or otherwise, whether sounding in contract or in tort, whether now existing or hereafter arising, and whether for the payment of money or the performance or nonperformance of any act.

"Loan Documents" means each of the Agreement, the Guaranty and the Collateral Agreement, collectively.

"Security" means, with respect to any Person, (a) any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and (b) any option, warrant or other right to acquire, any such shares, interests, participations, equivalents or similar ownership interests of such Person.

"Texas Guarantors" means Best Masonry & Tool Supply, Inc., Don's Building Supply, LP, Palestine Concrete Tile Co., LP and Magna Wall, Inc.

"Uniform Commercial Code" means the Delaware Uniform Commercial Code, the California Uniform Commercial Code or the Texas Uniform Commercial Code, whichever is applicable.

                                    EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE



To:      The Lenders under the
         Credit Agreement described below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement, dated as of March 31, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Headwaters Incorporated, a Delaware corporation, as the Borrower (the "Borrower"), the Lenders, and Bank One, NA (Main Office Chicago), as Administrative Agent (the "Administrative Agent") for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected __________ of the Borrower;(1)

         2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period ending on ________ __, 20__ and covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct;

         5. Schedule II attached hereto sets forth any new applications to register patentable inventions, trademarks and copyrights filed by the Borrower or any Domestic Subsidiary which have not been previously disclosed to the Administrative Agent; and

--------------------
(1) Per Section 6.1.3 of the Credit Agreement, this certificate is to be completed and executed by the chief financial officer or treasurer.

         6. Schedule III attached hereto set forth any new commercial tort claims belonging to the Borrower or any Domestic Subsidiary which have not been previously disclosed to the Administrative Agent.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:


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The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of __________, 20__.


                                            HEADWATERS INCORPORATED, as Borrower

                                            By: ________________________________
                                                Name:
                                                Title:

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                Compliance as of _________, ____ (the "Compliance
             Date") with Provisions of Sections 6.21, 6.22, 6.23 and
                 certain other Sections of the Credit Agreement


ARTICLE XVI FINANCIAL COVENANTS

16.1. TOTAL LEVERAGE RATIO (Section 6.21.1)

         Consolidated Funded Indebtedness

                  (i)   Outstanding funded Consolidated Indebtedness   $________

                  (ii)  Undrawn amount of all Letters of Credit      + $________

                  (iii) Principal component of all Capitalized
                        Lease Obligations                            + $________

                  (iv)  Contingent Obligations with respect to
                        A(1)(a) through A(1)(c)                      + $________

                  (v)   Consolidated Funded Indedebtedness (Sum
                        of A)(1)(a) through A(1)(d))                   $________


         Consolidated EBITDA

                  Consolidated Net Income                             $_________

                  (vi)   Consolidated Interest Expense              + $_________

                  (vii)  Expense for taxes paid or accrued          + $_________

                  (viii) Depreciation                               + $_________

                  (ix)   Amortization                               + $_________

                  Non-cash charges for impairments of goodwill
                    and intangible assets                           + $_________

                  Tax credits under Section 29 of the Code as a
                    result of Permitted Alternative Fuel Investment
                    [Maximum: $15,000,000 for fiscal year 2004 and
                    $20,000,000 thereafter]                         + $_________


                  Interest income                                   - $_________

                  Consolidated EBITDA (Sum of A)(2)(a) through
                  A(2)(h))                                          = $_________


         Total Leverage Ratio (Ratio of A(1)(d) to A(2)(i))         ____ to 1.00

         Maximum Total Leverage Ratio for any Fiscal Quarter         2.5 to 1.00


16.2. SENIOR LEVERAGE RATIO (Section 6.21.2)

         Consolidated Funded Indebtedness (A(1)(e) above)           $___________

         Subordinated Indebtedness                                - $___________

         (B)(1) minus (B)(2)                                        $___________

         Consolidated EBITDA (A(2)(i) above)                        $___________

         Senior Leverage Ratio (Ratio of B(3) to B(4))              $___________

         Maximum Senior Leverage Ratio for any Fiscal Quarter        1.5 to 1.00


16.3. FIXED CHARGE COVERAGE RATIO (Section 6.22)

                  (i)   Consolidated EBITDA (A(2)(i) above)         $___________

                  (ii)  Rentals                                   + $___________

                  Consolidated EBITDAR (Sum of C(1)(a) and
                  C(1)(b)):                                         $___________

                  (iii) Consolidated Capital Expenditures         + $___________

                  (iv)  Expenses for taxes paid in cash or taxes
                        accrued                                     $___________

                  (v)   Total:                                      $___________

                  (vi)  Consolidated Interest Expense (but only
                        to the extent not otherwise already
                        included in Consolidated Previous
                        Maturities)                                 $___________

                  (vii) Consolidated Previous Maturities
                        (including, without limitation,
                        Capitalized Lease Obligations)            + $___________

                  (viii)Rentals                                   + $___________

                  (ix)  Total:                                      $___________

         Fixed Charge Coverage Ratio (Ratio of C(1)(f)
         to C(2)(d))                                               _____ to 1.00

         Maximum Fixed Charge Coverage Ratio for any
         Fiscal Quarter                                              1.5 to 1.00



16.4. MINIMUM CONSOLIDATED NET WORTH (Section 6.23).

         $200,308,000      $[__],000,000

         50% of the sum of Consolidated Net Income (if positive)
           calculated separately for each fiscal quarter
           commencing with the fiscal quarter ending on
           June 30, 2004                                          + $___________

         Total:            $___________

         State whether Consolidated Net Worth was less than (3)        Yes/No


ARTICLE XVII OTHER MISCELLANEOUS PROVISIONS

17.1. SALE OF ASSETS (Section 6.12)

         State whether any asset sales (other than asset sales
           permitted pursuant to Sections 6.12.1 through 6.12.5,
           inclusive) have occurred.                                   Yes/No

17.2. INDEBTEDNESS (Section 6.14.4)

         Aggregate outstanding principal amount of Indebtedness
           (including Capitalized Leases) incurred in connection
           with purchase money security interests [Maximum:
           $1,000,000]                                              $___________


17.3. CAPITAL EXPENDITURES (Section 6.24).

         The Capital Expenditures incurred during the previous
           fiscal year on a non-cumulative basis in the
           aggregate for the Borrower and its Subsidiaries
           [Maximum: $15,000,000] (2)                               $___________

----------------
(2) This amount can be increased by (a) $1,000,000 upon the consummation of the Acquisition by the Borrower of [VFL Technologies Corp.] and (b) $10,000,000 upon the consummation of the Acquisition by the Borrower of [Eldorado Stone]. In addition, if the aggregate amount of Capital Expenditures actually expended during any such fiscal year are less than $15,000,000 (the difference being the "Shortfall Amount"), then, so long as no Default or Unmatured Default has occurred and is continuing, the permitted amount of Capital Expenditures during the immediately succeeding fiscal year only shall be an amount equal to the Base Amount plus 50% of the Shortfall Amount.

17.4. RENTALS (Section 6.25).

         The aggregate amount of obligations resulting from
           Rentals during the most recent fiscal year on a
           cumulative basis for the Borrower and its
           Subsidiaries. [Maximum 5% of Consolidated Total
           Assets]                                                 $___________.

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

  New Applications to Register Patentable Inventions, Trademarks and Copyrights

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

                           New Commercial Tort Claims

       [Describe parties, case number (if applicable), nature of dispute]

                                    EXHIBIT C

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


         This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, without limitation, any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:____________________________________________________________________

2. Assignee: ______________________________________[and is an Affiliate/Approved
                    Fund of [identify Lender](3)

3. Borrower: HEADWATERS INCORPORATED

-------------------
(3) Select as applicable.

4. Agent: Bank One, NA (Main Office Chicago) as the Administrative Agent under the Credit Agreement

5. Credit Agreement: The Credit Agreement dated as of March 31, 2004 among the Borrower, the Lenders, and the Administrative Agent.

6. Assigned Interest:

----------------- ------------------------ ---------------- --------------------
                  Aggregate Amount of      Amount of        Percentage Assigned
                  Commitment/Loans for all Commitment/Loans of Commitment/Loans
Facility Assigned Lenders*                 Assigned*        (4)
----------------- ------------------------ ---------------- --------------------
____________(5)   $                        $                _______%
----------------- ------------------------ ---------------- --------------------
____________      $                        $                _______%
----------------- ------------------------ ---------------- --------------------
____________      $                        $                _______%
----------------- ------------------------ ---------------- --------------------

7. Trade Date:____________________________________________________(6)

Effective Date: ____________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                         ASSIGNOR
                                         [NAME OF ASSIGNOR]


                                         By:
                                               ---------------------------------
                                                     Title:
---------------------
*Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(4) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(5) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Agreement (e.g. Revolving Loan Commitment, Term Loan Commitment, etc.).

(6) Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

                                         ASSIGNEE
                                         [NAME OF ASSIGNEE]


                                         By:
                                               ---------------------------------
                                                     Title:


[Consented to and](7) Accepted:
BANK ONE, NA (MAIN OFFICE CHICAGO), as Administrative
Agent

By:   ___________________________
Title:

[Consented to:](8)

[HEADWATERS INCORPORATED,
as Borrower]

By:   ___________________________
Title:

---------------
(7) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(8) To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

                                     ANNEX 1
                            TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

                  1. Representations and Warranties.

                  1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder,
(iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

                  1.2. Assignee. The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in
Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

                  3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the internal law of the State of New York.

                                   SCHEDULE 1

                          ADMINISTRATIVE QUESTIONNAIRE

     (Schedule to be supplied by Closing Unit or Trading Documentation Unit)



              US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

     (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

                                    EXHIBIT D

            FORM OF LOAN/ CREDIT RELATED MONEY TRANSFER INSTRUCTIONS


To Bank One, NA (Main Office Chicago),
as Administrative Agent (the "Administrative Agent") under the Credit Agreement described below.

Re: Credit Agreement, dated as of March 31, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Headwaters Incorporated (the "Borrower"), the Lenders, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.


         The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.16 of the Credit Agreement.

Facility Identification Number(s)_______________________________________________

Customer/Account Name Headwaters Incorporated

Transfer Funds To ______________________________________________________________

                  ______________________________________________________________

                  ______________________________________________________________

For Account No. ________________________________________________________________

Reference/Attention To _________________________________________________________

Authorized Officer (Customer Representative)            Date ___________________


____________________________________________            ________________________
(Please Print)                                          Signature

Bank Officer Name                                       Date ___________________

____________________________________________            ________________________
(Please Print)                                          Signature

                                   EXHIBIT E-1

                   FORM OF PROMISSORY NOTE FOR REVOLVING LOAN


                                                                    [Date]


         HEADWATERS INCORPORATED, a Delaware corporation (the "Borrower"), promises to pay to the order of [LENDER] or its registered assigns (the "Lender") the aggregate unpaid principal amount of all Revolving Loans made by the Lender to Borrower pursuant to the Agreement (as hereinafter defined), in immediately available funds at the place specified pursuant to Article II of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay, in Dollars, the principal of and accrued and unpaid interest on the Revolving Loans in full on the Revolving Loan Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.

         This Revolving Loan Note (this "Note") is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of March 31, 2004 (which, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the Lenders, and Bank One, NA (Main Office Chicago) as Administrative Agent (the "Administrative Agent"), to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         This Note is equally and ratably secured by the Collateral Documents. Reference is hereby made to the Collateral Documents for a description of the collateral thereby mortgaged, warranted, bargained, sold, releases, conveyed, assigned, transferred, pledged and hypothecated, the nature and extent of the security for this Note, the rights of the holder of this Note, the Administrative Agent in respect of such security and otherwise.

         This Note shall be governed by, and construed in accordance with, the internal laws, but without regard to the conflict of law provisions, of the State of New York, but giving effect to federal laws applicable to national banks.

                                         HEADWATERS INCORPORATED, as Borrower

                                         By: ________________________________
                                         Name:
                                         Title:

              SCHEDULE OF REVOLVING LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                 REVOLVING LOAN NOTE OF HEADWATERS INCORPORATED
                               DATED [___________]


                           Principal            Principal
                           Amount of              Amount             Unpaid
       Date             Revolving Loan             Paid              Balance
-------------------- ---------------------- ------------------- ----------------

                                   EXHIBIT E-2

                             FORM OF TERM LOAN NOTE


                                                                 [Date]

         HEADWATERS INCORPORATED, a Delaware corporation (the "Borrower"), promises to pay to the order of [LENDER] or its registered assigns (the "Lender") the aggregate unpaid principal amount of the Term Loan made by the Lender to Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Administrative Agent (the "Administrative Agent"), together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay, in Dollars, the principal of and accrued and unpaid interest on the Term Loan in full on the Term Loan Maturity Date. The principal indebtedness evidenced hereby shall be payable in installments as set forth in Article II of the Agreement with a final installment payable on the Term Loan Maturity Date.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of the Term Loan and the date and amount of each principal payment hereunder.

         This Term Loan Note (this "Note") is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of March 31, 2004 (which, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the Lenders, and the Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         This Note is secured by the Collateral Documents. Reference is hereby made to the Collateral Documents for a description of the collateral thereby mortgaged, warranted, bargained, sold, releases, conveyed, assigned, transferred, pledged and hypothecated, the nature and extent of the security for this Note, the rights of the holder of this Note, the Administrative Agent in respect of such security and otherwise.

         This Note shall be governed by, and construed in accordance with, the internal laws, but without regard to the conflict of law provisions, of the State of New York, but giving effect to federal laws applicable to national banks.

                                      HEADWATERS INCORPORATED, as the Borrower

                                      By: ________________________________
                                      Name:
                                      Title:

                SCHEDULE OF TERM LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                    TERM LOAN NOTE OF HEADWATERS INCORPORATED
                                DATED [________]


                    Principal          Maturity        Principal
                    Amount of        of Interest        Amount          Unpaid
     Date           Term Loan           Period           Paid           Balance

--------------- ----------------- ----------------- --------------- ------------

                                    EXHIBIT F

                          FORM OF OFFICER'S CERTIFICATE

                              OFFICER'S CERTIFICATE

         I, the undersigned, hereby certify to the "Administrative Agent" and the "Lenders" (each as defined below) that I am the _________________ of HEADWATERS INCORPORATED, a corporation duly organized and existing under the laws of the State of [_________] (the "Borrower"). Capitalized terms used herein and not otherwise defined herein are as defined in that certain Credit Agreement dated as of March 31, 2004 by and among the Borrower, the institutions from time to time parties thereto as Lenders (the "Lenders") and Bank One, NA as the "Administrative Agent" (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein shall have the meanings set forth in the Credit Agreement.

         I further certify to the Administrative Agent and the Lenders, as such officer and not individually, that, pursuant to Section 6.1.3 of the Credit Agreement, as of the date hereof:

                       1. No Default or Unmatured Default exists [other than the following (describe the nature of the Default or Unmatured Default and the status thereof)].

                       2. The representations and warranties of the Borrower contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date of this Certificate to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date, in which case, such representations and warranties shall have been true and correct on and as of such earlier date.

         IN WITNESS WHEREOF, I hereby subscribe my name on behalf of the Borrower on this ____ day of ___________, 200_.


                                                        HEADWATERS INCORPORATED,
                                                        as Borrower


                                                        By:_____________________
                                                        [Insert Name of Officer]

                                    EXHIBIT G


                            LIST OF CLOSING DOCUMENTS

                                    Attached

                                                                  Execution Copy


                                  $100,000,000

                             HEADWATERS INCORPORATED

                                 March 31, 2004

                          LIST OF CLOSING DOCUMENTS(1)


                                A. LOAN DOCUMENTS

1. Credit Agreement (the "Credit Agreement") by and among Headwaters Incorporated, a Delaware corporation (the "Borrower"), the institutions from time to time parties thereto as Lenders (the "Lenders"), and Bank One, NA (Main Office Chicago), in its capacity as Agent for itself and the other Lenders (the "Agent"), evidencing a $100,000,000 credit facility.

                                       EXHIBITS

         EXHIBIT A    --  Form of Borrower's Counsel's Opinion
         EXHIBIT B    --  Form of Compliance Certificate
         EXHIBIT C    --  Form of Assignment and Assumption Agreement
         EXHIBIT D    --  Form of Loan/Credit Related Money Transfer Instruction
         EXHIBIT E-1  --  Form of Promissory Note for Revolving Loans
         EXHIBIT E-2  --  Form of Promissory Note for Term Loans
         EXHIBIT F    --  Officer's Certificate
         EXHIBIT G    --  List of Closing Documents


                                    SCHEDULES

         Commitment Schedule
         Pricing Schedule
         Schedule 1.1(A)   Excess Cash Flow Adjustments
         Schedule 1.1(B)   Initial Acquisitions
         Schedule 1.1(C)   Subordination Terms re. Permitted Subordinated
                             Indebtedness
         Schedule 1.1(D)   Specified Acquisitions
         Schedule 2.20     Existing Letters of Credit

-------------------
(1) Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement. Items appearing in bold and italics shall be prepared and/or provided by the Borrower and/or Borrower's counsel.

         Schedule 5.7      Litigation
         Schedule 5.8      Subsidiaries
         Schedule 6.10     Permitted Restricted Payments
         Schedule 6.13(A)  Existing Investments
         Schedule 6.13(B)  Non-Subsidiary Investments
         Schedule 6.14(A)  Existing Indebtedness
         Schedule 6.14(B)  Subordination Terms re. Intercompany Indebtedness
         Schedule 6.15     Existing Liens
         Schedule 6.27     Mortgaged Properties


2. Notes executed by the Borrower in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.13 of the Credit Agreement (each a "Requesting Lender") in the aggregate principal amount of each such Requesting Lender's Revolving Loan Commitment and/or Term Loan Commitment under the Credit Agreement.

3. Guaranty made by each Domestic Subsidiary identified in Appendix A hereto (each such Subsidiary and the Borrower, herein being the "US Credit Parties") in favor of the Agent for the benefit of the Holders of Secured Obligations.

4. Pledge and Security Agreement executed by each US Credit Party evidencing its grant of a security interest in substantially all of its respective personal property in favor of the Agent for the benefit of the Holders of Secured Obligations, together with the appropriate stock certificates and stock powers executed in blank.

         Schedule 3.4  --  Other Names
         Exhibit A     --  Place of Business, Chief Executive Office and Mailing
                           Address; Locations of Inventory, Equipment and
                           Fixtures
         Exhibit B     --  Intellectual Property
         Exhibit C     --  Legal Names; Jurisdictions of Organization; Financing
                           Statement Locations
         Exhibit D     --  List of Pledged Securities
         Exhibit E     --  Commercial Tort Claims

5. Trademark Security Agreement made by the US Credit Parties, in favor of the Agent for the benefit of the Holders of Secured Obligations.

         Schedule A   --  Trademarks; Trademark And Service Mark Applications
         Schedule B   --  License Agreements

6. Copyright Security Agreement made by the US Credit Parties in favor of the Agent for the benefit of the Holders of Secured Obligations.

         Schedule A   --  Registered Copyrights; Copyright Applications; Other
                          Copyrights
         Schedule B   --  License Agreements

7. Patent Security Agreement made by the US Credit Parties in favor of the Agent for the benefit of the Holders of Secured Obligations.

         Schedule A   --  Registered Patents; Patent Applications; Other Patents
         Schedule B   --  License Agreements


                             B. CORPORATE DOCUMENTS

8. Certificate of the Secretary or an Assistant Secretary of each US Credit Party certifying (i) that there have been no changes in the Articles or Certificate of Incorporation, Certificate of Formation or other charter document of such US Credit Party, as attached thereto and as certified as of a recent date by the secretary of state (or the equivalent thereof) of its jurisdiction of organization, if applicable, since the date of the certification thereof by such secretary of state (or equivalent thereof), if applicable, (ii) the By-Laws, Operating Agreement, or other applicable organizational document, as attached thereto, of such US Credit Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors, Board of Managers, or other governing body of such US Credit Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of such US Credit Party authorized to sign the Loan Documents to which it is a party, and, in the case of the each of the Borrower, authorized to request borrowings under the Credit Agreement.

9. Good Standing Certificates (or the equivalent thereof) for each US Credit Party from its respective jurisdiction of organization and those other jurisdictions identified in Appendix A hereto.


                                C. UCC DOCUMENTS

10. UCC, tax and judgment lien search reports naming each US Credit Party from the appropriate offices in those jurisdictions identified in Appendix B hereto.

11. UCC financing statements naming each US Credit Party as debtor and the Agent as secured party as filed with the appropriate offices in those jurisdictions set forth in Appendix C hereto.


              D. THIRD PARTY AND MISCELLANEOUS COLLATERAL DOCUMENTS

12. Payout or Termination Letter evidencing, to the Agent's satisfaction, the termination of the Existing Credit Agreement, including, without limitation, the termination of all liens and security interests granted in connection therewith, together with UCC termination statements and other evidence of such Lien termination with respect thereto.

13. Certificates of Insurance listing the Agent as (x) loss payee (standard mortgagee form) for the property, casualty, and business interruption insurance policies of the US Credit Parties, together with a long-form loss payable endorsement, and (y) additional insured with respect to the liability insurance of the US Credit Parties.


                                   E. OPINIONS

14. Opinion letters of the Borrower's and the other US Credit Parties' domestic counsel Pillsbury Winthrop LLP, addressed to the Agent and the Lenders, relating to, among other things, enforceability, creation and perfection of security interests (with respect to US Credit Parties organized under the laws of the States of Delaware, Texas and California), good standing, incorporation, due authorization, non-contravention of laws, organizational documents and material agreements, etc.

15. Opinion letter of Harlan M. Hatfield with respect to general corporate matters of US Credit Parties organized under the laws of the State of Utah.

16. Opinion letter of Strong & Hanni with respect to creation and perfection of security interests with respect to US Credit Parties organized under the laws of the State of Utah.


                    F. CLOSING CERTIFICATES AND MISCELLANEOUS

17.      Funds Flow Memorandum and Disbursement Directions.

18. Initial Compliance Certificate as of the Closing Date delivered by the Borrower.

19. Consolidated financial statements of the Borrower and its Subsidiaries for the Borrower's fiscal quarter ended September 30, 2003.

20. Certificate of the chief financial officer of the Borrower in form and substance acceptable to the Agent supporting the conclusions that after giving effect to the Refinancing, the Borrower is solvent, insofar as it will be able to pay its Indebtedness and other liabilities as they become due and will not be left with unreasonably small capital with which to engage in its businesses.

21.      Pro Forma Opening Statement giving effect to the Refinancing.

22.      Three year financial statement projections.

23. A certificate signed by the chief financial officer of the Borrower, stating that on the initial Credit Extension Date (a) no Default or Unmatured Default has occurred and is continuing, (b) all of the representations and warranties in Article V of the Credit Agreement shall be true and correct in all material respects as of such date and
         (c) no Material Adverse Effect has occurred since September 30, 2003.

                              G. POST-CLOSING ITEMS

24.      Post-filing UCC search reports.

25. Mortgages executed by the applicable US Credit Parties in favor of the Agent with respect to each parcel of property identified on Appendix D hereto, together with:

         (a) Title commitment and insurance issued by a title/insurance company acceptable to the Agent;

         (b) ALTA surveys for each of the properties (or existing surveys if no improvements have been made to such property);

         (c)      Flood certification letters, if applicable; and

         (d) Opinion letters of local counsel in respect of each of the Mortgages, addressed to the Agent and the Lenders.

                                   APPENDIX A
                 US Credit Parties; Good Standing Jurisdictions


---------------------------------------------------- ---------------------------
Name of Debtor; Address;                                      Good Standing
EIN; Organizational ID Number                                 Jurisdictions
---------------------------------------------------- ---------------------------
Headwaters Incorporated                                             DE

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN: 87-0547337
Org ID:  2531663
---------------------------------------------------- ---------------------------
ACM Georgia, Inc.                                                   GA

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  Applied for
Org ID:  0363916
---------------------------------------------------- ---------------------------
American Construction Materials, Inc.                               UT

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  75-3130509
Org ID:  5367873-0142
---------------------------------------------------- ---------------------------
Best Masonry & Tool Supply, Inc.                                    TX

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  74-2142761
Org ID:  54460700
---------------------------------------------------- ---------------------------
Covol Services Corporation                                          UT

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  56-2400946
Org ID:  5401835-0142
---------------------------------------------------- ---------------------------

---------------------------------------------------- ---------------------------
Name of Debtor; Address;                                      Good Standing
EIN; Organizational ID Number                                 Jurisdictions
---------------------------------------------------- ---------------------------
Don's Building Supply, L.P.                                         TX

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  75-1789595
Org ID:  14415410
---------------------------------------------------- ---------------------------
Global Climate Reserve Corporation                                  UT

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  84-1617589
Org ID:  5265829-0142
---------------------------------------------------- ---------------------------
Headwaters Clean Coal Corp.                                         UT

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  83-0380929
Org ID:  5325935-0142
---------------------------------------------------- ---------------------------
Headwaters Heavy Oil, Inc.                                          UT

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  Applied for
Org ID:  5569828-0142
---------------------------------------------------- ---------------------------
Headwaters NanoKinetix, Inc.                                        UT

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  86-1065711
Org ID:  5277629-0142
---------------------------------------------------- ---------------------------
Headwaters Olysub Corporation                                       DE

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  71-0920439
Org ID:  3542273
---------------------------------------------------- ---------------------------

---------------------------------------------------- ---------------------------
Name of Debtor; Address;                                      Good Standing
EIN; Organizational ID Number                                 Jurisdictions
---------------------------------------------------- ---------------------------
Headwaters Technology Innovation Group, Inc.                        UT

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  87-0707919
Org ID:  5325944-0142
---------------------------------------------------- ---------------------------
HTI Chemical Subsidiary, Inc.                                       NJ

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  22-3569571
Org ID:
---------------------------------------------------- ---------------------------
Hydrocarbon Technologies, Inc.                                      UT

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  22-3343362
Org ID:  5400443-0142
---------------------------------------------------- ---------------------------
ISG Liberty, Inc.                                                   UT

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  Applied for
Org ID:  5576278-0142
---------------------------------------------------- ---------------------------
ISG Manufactured Products, Inc.                                     UT

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  87-0655090
Org ID:  4727140-0142
---------------------------------------------------- ---------------------------
ISG Partner, Inc.                                                   UT

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  87-0668125
Org ID:  4837485-0142
---------------------------------------------------- ---------------------------

---------------------------------------------------- ---------------------------
Name of Debtor; Address;                                      Good Standing
EIN; Organizational ID Number                                 Jurisdictions
---------------------------------------------------- ---------------------------
ISG Resources, Inc.                                                 UT

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  87-0619597
Org ID:  1417798-0142
---------------------------------------------------- ---------------------------
ISG Services Corporation                                            UT

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:   87-0620660
Org ID: 1428395-0142
---------------------------------------------------- ---------------------------
ISG Swift Crete, Inc.                                               UT

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  87-0668123
Org ID:  4853210-0142
---------------------------------------------------- ---------------------------
Lewis W. Osborne, Inc.                                              CA

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  95-1070710
Org ID: C0133674
---------------------------------------------------- ---------------------------
Magna Wall, Inc.                                                    TX

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  74-2581126
Org ID: 117791800
---------------------------------------------------- ---------------------------
Palestine Concrete Tile Company, L.P.                               TX

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  75-1455662
Org ID:  800067381
---------------------------------------------------- ---------------------------

---------------------------------------------------- ---------------------------
Name of Debtor; Address;                                      Good Standing
EIN; Organizational ID Number                                 Jurisdictions
---------------------------------------------------- ---------------------------
United Terrazzo Supply Co., Inc.                                    CA

10653 S. River Front Parkway, Suite 300
South Jordan, UT  84095

EIN:  95-6051788
Org ID:  C0434371
---------------------------------------------------- ---------------------------

                                   APPENDIX B
                              Pre-Closing Searches

--------------------------------------------- ----------------------------------
              Debtor Name                               Jurisdiction
--------------------------------------------- ----------------------------------
Headwaters Incorporated                       Secretary of State, Delaware
                                              Secretary of State, Alabama
                                              Secretary of State, Utah
--------------------------------------------- ----------------------------------
ACM Georgia, Inc.                             Central Index Georgia
--------------------------------------------- ----------------------------------
American Construction Materials, Inc.         Secretary of State, Utah
--------------------------------------------- ----------------------------------
                                              Secretary of State, Texas
Best Masonry & Tool Supply, Inc.              Central Index Georgia
                                              Secretary of State, Utah
--------------------------------------------- ----------------------------------
                                              Secretary of State, Utah
                                              Secretary of State, Kentucky
Covol Services Corporation                    Secretary of State, New Jersey
                                              Secretary of State, Virginia
--------------------------------------------- ----------------------------------
Don's Building Supply, L.P.                   Secretary of State Texas
                                              Secretary of State, Utah
--------------------------------------------- ----------------------------------
Global Climate Reserve Corporation            Secretary of State, Utah
--------------------------------------------- ----------------------------------
Headwaters Clean Coal Corp.                   Secretary of State, Utah
--------------------------------------------- ----------------------------------
Headwaters Heavy Oil, Inc.                    Secretary of State, Utah
--------------------------------------------- ----------------------------------
Headwaters NanoKinetix, Inc.                  Secretary of State, Utah
                                              Secretary of State, New Jersey
--------------------------------------------- ----------------------------------
Headwaters Olysub Corporation                 Secretary of State, Delaware
--------------------------------------------- ----------------------------------
Headwaters Technology Innovation Group, Inc.  Secretary of State, Utah
                                              Secretary of State, New Jersey
--------------------------------------------- ----------------------------------
HTI Chemical Subsidiary, Inc.                 Secretary of State, New Jersey
--------------------------------------------- ----------------------------------
Hydrocarbon Technologies, Inc.                Secretary of State, Utah
                                              Secretary of State, New Jersey
--------------------------------------------- ----------------------------------
ISG Liberty, Inc.                             Secretary of State, Utah
--------------------------------------------- ----------------------------------
ISG Manufactured Products, Inc.               Secretary of State, Utah
--------------------------------------------- ----------------------------------
ISG Partner, Inc.                             Secretary of State, Utah
                                              Secretary of State, Texas
--------------------------------------------- ----------------------------------
ISG Resources, Inc.                           Utah
--------------------------------------------- ----------------------------------
                                              Secretary of State, Utah
                                              Secretary of State, Alabama
                                              Secretary of State, Arizona
                                              Secretary of State, Arkansas
                                              Secretary of State, California
                                              Central Index Georgia
                                              Central Index Louisiana
                                              Department of State, Michigan
ISG Services Corporation                      Secretary of State, Minnesota
                                              Secretary of State, Mississippi
--------------------------------------------- ----------------------------------

--------------------------------------------- ----------------------------------
              Debtor Name                               Jurisdiction
--------------------------------------------- ----------------------------------
                                              Secretary of State, North Carolina
                                              Secretary of State, North Dakota
                                              Secretary of State, Ohio
                                              Secretary of State, Texas
                                              Secretary of State, Washington
                                              Secretary of State, Wyoming
--------------------------------------------- ----------------------------------
ISG Swift Crete, Inc.                         Secretary of State, Utah
--------------------------------------------- ----------------------------------
Lewis W. Osborne, Inc.                        Secretary of State, California
                                              Secretary of State, Utah
--------------------------------------------- ----------------------------------
Magna Wall, Inc.                              Secretary of State, Texas
--------------------------------------------- ----------------------------------
Palestine Concrete Tile Company, L.P.         Secretary of State, Texas
--------------------------------------------- ----------------------------------
United Terrazzo Supply Co., Inc.              Secretary of State, California
--------------------------------------------- ----------------------------------

                                                    APPENDIX C
                                                 Filing Locations

---------------------------------------------- --------------------------------- ---------------- --------------------
                   Debtor                                Jurisdiction                Filing             Filing
                                                                                      Date              Number
---------------------------------------------- --------------------------------- ---------------- --------------------
ACM Georgia, Inc.                              Fulton County, Georgia            04-02-2004       060200404365
---------------------------------------------- --------------------------------- ---------------- --------------------
ACM Georgia, Inc.                              Gwinnett County, Georgia          04-02-2004       0672004003139
---------------------------------------------- --------------------------------- ---------------- --------------------
American Construction Materials, Inc.          Secretary of State, Utah          04-02-2004       241707200432
---------------------------------------------- --------------------------------- ---------------- --------------------
Best Masonry & Tool Supply, Inc.               Secretary of State, Texas         04-02-2004       04-0062799542
---------------------------------------------- --------------------------------- ---------------- --------------------
Covol Services Corporation                     Secretary of State, Utah          04-02-2004       241610200426
---------------------------------------------- --------------------------------- ---------------- --------------------
Don's Building Supply, L.P.                    Secretary of State, Texas         04-02-2004       04-0062799653
---------------------------------------------- --------------------------------- ---------------- --------------------
Don's Building Supply, L.P.                    Secretary of State, Utah          04-02-2004       241600200424
---------------------------------------------- --------------------------------- ---------------- --------------------
Global Climate Reserve Corporation             Secretary of State, Utah          04-02-2004       241681200432
---------------------------------------------- --------------------------------- ---------------- --------------------
Headwaters Clean Coal Corp.                    Secretary of State, Utah          04-02-2004       241683200434
---------------------------------------------- --------------------------------- ---------------- --------------------
Headwaters Heavy Oil, Inc.                     Secretary of State, Utah          04-02-2004       241684200435
---------------------------------------------- --------------------------------- ---------------- --------------------
Headwaters Incorporated                        Secretary of State, Delaware      04-02-2004       40937989
---------------------------------------------- --------------------------------- ---------------- --------------------
Headwaters NanoKinetix, Inc.                   Secretary of State, Utah          04-02-2004       241685200436
---------------------------------------------- --------------------------------- ---------------- --------------------
Headwaters Olysub Corporation                  Secretary of State, Delaware      04-02-2004       40938037
---------------------------------------------- --------------------------------- ---------------- --------------------
Headwaters Technology Innovation Group, Inc.   Secretary of State, Utah          04-02-2004       241684200438
---------------------------------------------- --------------------------------- ---------------- --------------------
HTI Chemical Subsidiary, Inc.                  Secretary of State, New Jersey    04-02-2004       2228591-1
---------------------------------------------- --------------------------------- ---------------- --------------------
Hydrocarbon Technologies, Inc.                 Secretary of State, Utah          04-02-2004       241688200439
---------------------------------------------- --------------------------------- ---------------- --------------------
ISG Liberty, Inc.                              Secretary of State, Utah          04-02-2004       241727200436
---------------------------------------------- --------------------------------- ---------------- --------------------
ISG Manufactured Products, Inc.                Secretary of State, Utah          04-02-2004       241726200435
---------------------------------------------- --------------------------------- ---------------- --------------------
ISG Partner, Inc.                              Secretary of State, Utah          04-02-2004       241709200434
---------------------------------------------- --------------------------------- ---------------- --------------------
ISG Resources, Inc.                            Secretary of State, Utah          04-02-2004       241715200432
---------------------------------------------- --------------------------------- ---------------- --------------------
ISG Services Corporation                       Secretary of State, Utah          04-02-2004       241705200430
---------------------------------------------- --------------------------------- ---------------- --------------------
ISG Swift Crete, Inc.                          Secretary of State, Utah          04-02-2004       241633200433
---------------------------------------------- --------------------------------- ---------------- --------------------
Lewis W. Osborne, Inc.                         Secretary of State, California    04-02-2004       0410360026
---------------------------------------------- --------------------------------- ---------------- --------------------
Magna Wall, Inc.                               Secretary of State, Texas         04-02-2004       04-0062799764
---------------------------------------------- --------------------------------- ---------------- --------------------
Palestine Concrete Tile Company, L.P.          Secretary of State, Texas         04-02-2004       04-0062799875
---------------------------------------------- --------------------------------- ---------------- --------------------
Palestine Concrete Tile Company, L.P.          Secretary of State, Utah          04-02-2004       241637200437
---------------------------------------------- --------------------------------- ---------------- --------------------
United Terrazzo Supply Co., Inc.               Secretary of State, California    04-02-2004       0410360041
---------------------------------------------- --------------------------------- ---------------- --------------------

                                      -54-

                                   APPENDIX D
                              Mortgaged Properties

--------------------------------------- ----------------------------------------
US Credit Party                                 Location of Property
--------------------------------------- ----------------------------------------
Palestine Concrete Tile Company, L.P.           2202 Chalk Hill Road
                                                  Dallas, TX 75212
--------------------------------------- ----------------------------------------
Don's Building Supply, L.P.                     2327 Langford Street
                                                  Dallas, TX 75208
--------------------------------------- ----------------------------------------
ISG Resources, Inc.                                 8850 Yosemite
                                              Henderson, Colorado 80640
--------------------------------------- ----------------------------------------
ISG Resources, Inc.                              16005 Phoebe Ave.,
                                                 La Mirada, CA 90638
--------------------------------------- ----------------------------------------
Hydrocarbon Technologies, Inc.                  1501 New York Avenue
                                          Lawerenceville, New Jersey 08648
--------------------------------------- ----------------------------------------
ISG Resources, Inc.                           1345 E. Philadelphia St.
                                                  Pomona, CA 91766
--------------------------------------- ----------------------------------------

                                      -55-